   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998

                                                   REGISTRATION NOS. 333-40067
                                                                  333-40067-01
                                                                  333-40067-02
                                                                  333-40067-03
                                                                  333-40067-04
                                                                  333-40067-05
                                                                  333-40067-06
                                                                  333-40067-07


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                              AMENDMENT NO. 1 TO

                                   FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        HUNTSMAN PACKAGING CORPORATION
            (Exact Name of Registrant as specified in its charter)

                                     UTAH
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  87-0496065
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ----------------------

                     HUNTSMAN DEERFIELD FILMS CORPORATION
            (Exact Name of Registrant as specified in its charter)

                                MASSACHUSETTS
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  04-2162223
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                            ----------------------

                      HUNTSMAN UNITED FILMS CORPORATION
            (Exact Name of Registrant as specified in its charter)
                                   GEORGIA
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  58-1783013
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                            ----------------------

                                                (Cover continued on next page)

(continued from preceding page)

                          HUNTSMAN PREPARATORY, INC.
            (Exact Name of Registrant as specified in its charter)

                                     UTAH
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  87-0563872
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                      Registrant's principal executive offices)

                            ----------------------

                 HUNTSMAN CONTAINER CORPORATION INTERNATIONAL
            (Exact Name of Registrant as specified in its charter)

                                     UTAH
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  87-0473075
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                            ----------------------

                       HUNTSMAN PACKAGING GEORGIA, INC.
            (Exact Name of Registrant as specified in its charter)

                                   GEORGIA
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  87-0558537
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                            ----------------------

                    HUNTSMAN FILM PRODUCTS OF MEXICO, INC.
            (Exact Name of Registrant as specified in its charter)

                                     UTAH
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  87-0500805
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            ----------------------

(continued from preceding page)

                     HUNTSMAN BULK PACKAGING CORPORATION
            (Exact Name of Registrant as specified in its charter)

                                     UTAH
        (State or other jurisdiction of incorporation or organization)

                                     2671
           (Primary Standard Industrial Classification Code Number)

                                  87-0529726
                   (I.R.S. Employer Identification Number)

                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
 (Address, including zip code, and telephone number, including area code, of
                     Registrant's principal executive offices)

                            ----------------------

                              RONALD G. MOFFITT
             SENIOR VICE PRESIDENT AND GENERAL COUNSEL, SECRETARY
                        HUNTSMAN PACKAGING CORPORATION
                               500 HUNTSMAN WAY
                          SALT LAKE CITY, UTAH 84108
                                (801) 532-5200
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:
                            PHYLLIS G. KORFF, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 735-3000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed basis or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 15, 1998

                                  PROSPECTUS

[HUNTSMAN LOGO]


    OFFER FOR ALL OUTSTANDING 9 1/8% SENIOR SUBORDINATED NOTES DUE 2007
          IN EXCHANGE FOR 9 1/8% SENIOR SUBORDINATED NOTES DUE 2007
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      OF

                        HUNTSMAN PACKAGING CORPORATION


                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON     , 1998, UNLESS EXTENDED

                            -----------------------

   Huntsman Packaging Corporation, a Utah corporation ("Huntsman Packaging" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $125,000,000 of its 9 1/8% Senior Subordinated Notes due 2007 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 1/8% Senior Subordinated Notes due 2007 (the "Old Notes" and, together with the New Notes, the "Notes") from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the New Notes will be, redeemable, in whole or in part, at the option of Huntsman Packaging, on or after October 1, 2002, at the redemption price set forth herein plus accrued interest to the date of redemption. In addition, at any time on or prior to October 1, 2000, Huntsman Packaging may, at its option, redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined), at a redemption price equal to 109 1/8% of the principal amount thereof plus accrued interest to the date of redemption; provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding. Upon a Change of Control (as defined), each Holder of the Notes will have the right to require Huntsman Packaging to repurchase such Holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase. In addition, Huntsman Packaging will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued interest to the date of repurchase in the event of certain Asset Sales (as defined). See "Description of the Notes and Guarantees."

   The Old Notes are, and the New Notes will be, unsecured senior subordinated obligations of Huntsman Packaging and will be subordinated in right of payment to all existing and future Senior Debt (as defined) of Huntsman Packaging, will be pari passu in right of payment to all senior subordinated Indebtedness (as defined) of Huntsman Packaging and will be senior in right of payment to all existing and future subordinated obligations of Huntsman Packaging. The Old Notes are fully and unconditionally guaranteed (the "Old Guarantees"), and the New Notes will be fully and unconditionally guaranteed (the "New Guarantees" and, together with the Old Guarantees, the "Guarantees") on an unsecured senior subordinated basis by certain of Huntsman Packaging's subsidiaries (each, a "Guarantor" and collectively, the "Guarantors"). The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined), will be pari passu in right of payments to all senior subordinated Indebtedness of the Guarantors and will be senior in right of payment to all existing and future subordinated obligations of the Guarantors. The Notes will be effectively subordinated to all obligations of any subsidiary of Huntsman Packaging that is not a Guarantor. As of June 30, 1997, on a pro forma basis after giving effect to the offering of the Old Notes (the "Offering"), and the purchase of the CT Film division of Huntsman Polymers Corporation (formerly known as Rexene Corporation) ("Huntsman Polymers") by Huntsman Packaging (the "CT Film Purchase"), Huntsman Packaging would have had approximately $150.3 million of Senior Debt outstanding, all of which ranks senior to the Notes, and approximately $275.3 million of total Indebtedness outstanding (in each case, excluding unused commitments and outstanding letters of credit totalling $74.7 million under the Credit Facilities (as defined)), and Restricted Subsidiaries that are not Guarantors would have had no Indebtedness outstanding (excluding intercompany loans and guarantees of Huntsman Packaging Indebtedness). See "Risk Factors -- Substantial Leverage," "-- Ability to Service Indebtedness" and
"Description of the Notes and Guarantees -- Ranking."


   For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old Notes, from September 30, 1997.
Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from September 30, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes.
                                                 (Continued on following page)

                           --------------------

   SEE "RISK FACTORS," BEGINNING ON PAGE 13 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN CONNECTION WITH THIS EXCHANGE OFFER.

                           --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is       , 1998

(Continued from previous page)

   The New Notes are being offered hereunder in order to satisfy certain obligations of Huntsman Packaging contained in the Registration Rights Agreement, dated as of September 19, 1997 (the "Registration Rights Agreement"), among Huntsman Packaging and the other signatories thereto. Under existing interpretations by the staff of the Securities and Exchange Commission (the "Commission") contained in several no-action letters issued to third parties, Huntsman Packaging believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be freely transferable by holders thereof (other than any such holder which is an "affiliate" of Huntsman Packaging within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its Old Notes for New Notes will be required to represent (i) that any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of Huntsman Packaging, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes and (v) if such Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such New Notes and that it acquired such Old Notes as a result of market-making activities or other trading activities. However, Huntsman Packaging does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Huntsman Packaging will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes. If any Holder is an affiliate of Huntsman Packaging or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus which contains the information with respect to any selling holder required by the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent to Huntsman Packaging that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Huntsman Packaging has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


   Huntsman Packaging will not receive any proceeds from this Exchange Offer. Huntsman Packaging has agreed to bear the expenses of this Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event Huntsman Packaging terminates the Exchange Offer and does not accept for exchange any Old Notes, Huntsman Packaging will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

   Prior to the Exchange Offer there has been no established trading market for the Old Notes or the New Notes. Although BT Alex. Brown Incorporated and Chase Securities Inc. (the "Initial Purchasers") have advised Huntsman Packaging that they currently intend to make a market in the New Notes, they are not obligated to do so and may discontinue such market-making at any time without notice. Accordingly, no assurance can be given as to the future development of an active market for the New Notes, or the ability of the Holders of New Notes to sell their New Notes or the price that such Holders may obtain for their New Notes upon any sale. Huntsman Packaging does not intend to apply for listing of the New Notes on any securities exchange or for quotation through any automated quotation system. To the extent that a market for the New Notes does develop, the New Notes could trade at a discount from their principal amount. See "Risk Factors -- Lack of Established Market for the Notes."

           CAUTIONARY STATEMENTS FOR PURPOSES OF THE PRIVATE SECURITIES
                        LITIGATION REFORM ACT OF 1995


   Certain statements in this Prospectus under the captions "Prospectus Summary," "Risk Factors," "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and elsewhere constitute "forward-looking statements". When used in this Prospectus, the words "anticipate," "believe," "estimate," "expect" and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Huntsman Packaging, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; competition; raw material costs and availability; the loss of any significant customer; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, government regulation, including, without limitation, environmental regulations; and other factors referenced in this Prospectus. See "Risk Factors."


                           MARKET AND INDUSTRY DATA

   MARKET DATA USED THROUGHOUT THIS PROSPECTUS WERE OBTAINED FROM INTERNAL COMPANY SURVEYS AND INDUSTRY SURVEYS AND PUBLICATIONS. THE SOURCES FOR THIS DATA INCLUDE, WITHOUT LIMITATION, MASTIO & COMPANY AND THE FLEXIBLE PACKAGING ASSOCIATION. INDUSTRY SURVEYS AND PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THERE CAN BE NO ASSURANCE AS TO THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED SUCH MARKET DATA. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.


                            AVAILABLE INFORMATION

   Huntsman Packaging has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to Huntsman Packaging and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Any statement contained in this Prospectus as to the contents of any contract or document filed as an exhibit to the Registration Statement is qualified in all respects by such reference.

   Huntsman Packaging is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, upon the effectiveness of the Registration Statement, Huntsman Packaging will become subject to such requirements. The Registration Statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by Huntsman Packaging with the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 15th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois at the prescribed rates. Such information may also be obtained electronically by accessing the Commission's web site on the Internet (http://www.sec.gov). In the event that at any time in the future after the effectiveness of the Registration Statement Huntsman Packaging is not required to be subject to the reporting requirements of the

Exchange Act, Huntsman Packaging will be required under the Indenture, dated as of September 30, 1997 (the "Indenture"), by and among Huntsman Packaging, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), pursuant to which the Old Notes have been, and the New Notes will be, issued, to continue to file with the Commission and to provide the Holders with such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act which it would have been required to file had it been subject to such reporting requirements, including any audited financial statements as would be required by the Exchange Act and the rules promulgated thereunder, for so long as any Notes are outstanding.

                              PROSPECTUS SUMMARY


   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless otherwise stated in this Prospectus, references to
(a) "Huntsman Packaging" or the "Company" shall mean Huntsman Packaging Corporation and its consolidated subsidiaries, (b) "Huntsman Corporation" shall mean Huntsman Corporation and its consolidated subsidiaries and (c) the "CT Film Purchase" shall mean the purchase of the assets of the CT Film division ("CT Film") of Huntsman Polymers Corporation (formerly known as Rexene Corporation) ("Huntsman Polymers") by Huntsman Packaging. Unless otherwise indicated in this Prospectus, each subsidiary of the Company is wholly-owned. Unless otherwise stated in this Prospectus, all market share and growth data are presented for North America and are based on 1995 and 1996 revenues. "G-Bond" and "Winwrap" are trademarks of the Company. All other trademarks, service marks or trade names referred to in this Prospectus are the property of their respective owners.


                                 THE COMPANY

GENERAL

   Huntsman Packaging Corporation is one of the largest manufacturers of film and flexible packaging products in North America. The Company offers one of the most diverse product lines in the industry and has attained a leading market position in each of its major product lines. Management attributes its market leadership primarily to its advanced film extrusion equipment and technology, broad and innovative product lines, well-established customer relationships and low-cost production capabilities. The Company's product lines are comprised of the following: (i) converter films that are sold for additional fabrication and resale by other flexible packaging manufacturers for use in a wide range of consumer and industrial markets; (ii) barrier films that contain and protect food and other products; (iii) printed products that include printed rollstock, bags and sheets used to package products in the food and medical industries; (iv) stretch films that are used for industrial unitizing and containerization; (v) PVC films that are used by supermarkets, institutions and homes to wrap meat, cheese and produce; and
(vi) foam products that include meat trays, egg cartons and fast food containers.

   Converter Films. Converter films are polyethylene films that are sold to converters and laminators for final processing into consumer products such as bags, pouches and printed products. With the consummation of the CT Film Purchase, the Company currently holds North America's number one market position in the converter film segment with a 23% market share.

   Barrier Films. Barrier films are polyethylene films that are sold to food processors and other end users. These films provide specific types of barrier protection against moisture, oxygen, light and gases and are puncture resistant. The Company is the second largest producer of cookie, cracker and cereal box liners in North America, with a 19% market share. The CT Film Purchase allowed the Company to gain entry or increase access to other growing barrier film markets, including medical, personal care and agricultural films.

   Printed Products. Printed products are manufactured and sold to fresh and frozen food processors, bakeries, textile manufacturers and other dry goods processors. The Company is North America's leading supplier of film used in the frozen food segment, with a 31% market share. The Company is also the second largest producer in the bakery market, with a 20% market share, supplying approximately one-fifth of the five billion bread bags manufactured in North America each year. Management anticipates growth opportunities in the packaged salad and fresh produce market, which is expected to grow approximately 9% annually over the next several years.

   Stretch Films. Stretch films are used primarily to bundle products and wrap pallets. Currently, approximately one-half of all loads shipped in North America are unitized with stretch film. Management expects additional growth in stretch films as they continue to replace less economical and less environmentally-acceptable packaging alternatives, such as steel strapping. The Company is North America's fourth largest producer of stretch films, with an 11% market share.

   PVC Films. PVC films are used by supermarkets, institutions and homes to wrap meat, cheese and produce. Management believes the Company has North America's number two market position in PVC films. Management estimates that the Company also has the number one and three market shares in Australia and Western Europe with 60% and 16%, respectively. The Company expects PVC film export sales to increase in the growing Central and South American markets.

   Foam Products. The Company's polystyrene foam products include meat trays, egg cartons and fast food containers, which it manufactures in the U.K. and France. Management estimates that the Company is the largest producer of egg cartons in France, with a 26% market share, and the third largest producer of polystyrene foam food packaging in Western Europe, with an 11% market share. The Company expects growth in foam products sales by penetrating emerging markets in Eastern Europe and the Middle East.


   The Company currently has over 2,000 customers, including General Mills, Kraft/General Foods, Campbell Soup, Albertson's, Safeway, American Stores, Tyson Foods, Interstate Bakeries (Wonder Bread), Becton-Dickinson, Kimberly-Clark, 3M and Johnson & Johnson. With the addition of CT Film, the Company has a manufacturing capacity of nearly 800 million pounds of polyethylene and PVC films. For the year ended December 31, 1996, the Company, on a pro forma basis after giving effect to the CT Film Purchase, would have had net sales of $567.6 million, a loss before extraordinary item of $5.6 million, EBITDA (as defined under "--Summary Historical and Pro Forma Financial Data" ) of $35.5 million and Adjusted EBITDA (as defined under "--Summary Historical and Pro Forma Financial Data") of $65.6 million.


HUNTSMAN PACKAGING

   Huntsman Packaging was founded in 1992 for the purpose of acquiring Goodyear Tire & Rubber Company's Film Products Division. Since its formation, Huntsman Packaging has pursued its growth strategy by improving operating efficiency and by completing nine strategic acquisitions that have complemented Huntsman Packaging's existing product lines and provided it with new products and access to new markets. For example, the October 1996 acquisition (the "Deerfield Acquisition") of Deerfield Plastics Company, Inc. ("Deerfield") established Huntsman Packaging as a leading converter film producer and nearly doubled its share in the stretch film market. The July 1996 acquisition (the "United Films Acquisition") of United Films Corporation ("United Films") established Huntsman Packaging as a premier producer of cookie, cracker and cereal box liners. Huntsman Packaging has a successful track record of improving capacity utilization, reducing overhead costs and increasing profits of its acquired businesses. The Company's recent acquisitions have provided it with additional state-of-the-art equipment, which has allowed it to reduce capital expenditures and consolidate its manufacturing operations by closing older, less efficient operations. Management believes that additional cost savings can be achieved as it continues to integrate acquired companies.

   Until recently, Huntsman Packaging was a wholly-owned subsidiary of Huntsman Corporation. Contemporaneous with the Offering, Huntsman Packaging was separated from Huntsman Corporation (the "Split-Off"). As a result of the Split-Off, Jon M. Huntsman now owns approximately 65% of the total equity of Huntsman Packaging. Richard P. Durham and the Christena Karen H. Durham Trust collectively own approximately 35% of the total equity of Huntsman Packaging. Mr. Durham is Mr. Huntsman's son-in-law and the President and Chief Executive Officer of Huntsman Packaging. Christena Durham is the daughter of Mr. Huntsman, the beneficiary of the Christena Karen H. Durham Trust and the wife of Mr. Durham. Jon M. Huntsman, Richard P. Durham and Christena H. Durham are currently the directors of the Company.

CT FILM PURCHASE

   On August 27, 1997, an indirect subsidiary of Huntsman Corporation was merged into Rexene Corporation (the "Rexene Acquisition"). The surviving corporation was renamed Huntsman Polymers

Corporation. On September 30, 1997, Huntsman Packaging acquired CT Film, including Rexene Corporation Limited, from Huntsman Polymers Corporation for $70 million in cash.


   Management believes that the CT Film Purchase strengthens the Company's position as a market leader in the film and flexible packaging industry by enhancing its existing product lines and providing new growth opportunities. The CT Film Purchase provides the Company with new customers, including Becton-Dickinson, Kimberly-Clark and Johnson & Johnson, and provides access to the growing medical, personal care and agricultural film markets. In addition, CT Film increases the Company's share of the North American converter film market from 11% to a leading 23% share.

   With the CT Film Purchase, management expects to generate significant cost savings, primarily from three sources: (i) approximately $4.0 million in annual savings from raw material cost reductions; (ii) approximately $6.6 million in annual savings from the elimination of duplicative management and operating personnel; and (iii) approximately $5.7 million in annual savings through the consolidation of less efficient facilities and the related elimination of personnel and fixed costs.


   With the former CT Film assets operating at approximately 67% of capacity prior to the acquisition of CT Film, management believes that CT Film's available capacity can be used to: (i) relocate manufacturing to facilities closer to customers, thereby reducing transportation costs and increasing logistical flexibility in product delivery; (ii) reduce production lead times; and (iii) reduce capital expenditures.

                                THE EXCHANGE OFFER


The Exchange Offer ............  Huntsman Packaging is offering to exchange up to $125,000,000 aggregate principal
                                 amount of its 9 1/8% Senior Subordinated
                                 Notes due 2007 (the "New Notes") for a like principal amount of its 9 1/8% Senior Subordinated Notes due 2007 (the "Old Notes" and, collectively with the New Notes, the "Notes") that are properly tendered and accepted. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes described below under "--Summary Description of the New Notes and Guarantees."


Tenders; Expiration Date;
 Withdrawal ...................  The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on            , 1997, or
                                 such later date and time to which it is
                                 extended (the "Expiration Date"). The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Old Notes," and "--Withdrawal of Tenders."

Procedure for Tendering Old
 Notes ........................  Certain brokers, dealers, commercial banks, trust companies and other nominees who hold
                                 Old Notes through the Depository Trust
                                 Company (the "Book-Entry Transfer Facility") must effect tenders by book-entry through the Book-Entry Transfer Facility's automated tender offer program ("ATOP"). Tendering Holders of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile together with either certificates for such Old Notes or, if tendering through ATOP, a Book-Entry Confirmation (as defined herein) of such Old Notes into the Book-Entry Transfer Facility, if such procedure is available, and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. Tendering Holders of Old Notes that use ATOP will, by so doing, represent that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer -- Book-Entry Transfer." By executing the Letter of Transmittal, each Holder will represent to Huntsman Packaging, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer by the Holder and any other person are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) neither the Holder nor such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of Huntsman Packaging. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must represent that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so representing and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Procedures for Tendering Old Notes" and "Plan of Distribution."

Special Procedures for
 Beneficial Owners ............  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for Tendering Old Notes."


Guaranteed Delivery Procedures.  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."


Federal Income Tax Consequences  The exchange pursuant to the Exchange Offer should not result in any income, gain or loss to the Holders or Huntsman Packaging for federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Use of Proceeds ...............  Huntsman Packaging will not receive any proceeds from this Exchange Offer. See "Use of Proceeds."


Exchange Agent ................  The Bank of New York is serving as the exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

         CONSEQUENCES OF EXCHANGING OR FAILURE TO EXCHANGE OLD NOTES


   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Huntsman Packaging does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes and Guarantees --Registration Rights." Under existing interpretations by the staff of the Commission contained in several no-action letters issued to third parties, Huntsman Packaging believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be freely transferable by holders thereof (other than any such holder which is an "affiliate" of Huntsman Packaging within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its Old Notes for New Notes will be required to represent (i) that any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of Huntsman Packaging, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes and (v) if such Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such New Notes and that it acquired such Old Notes as a result of market-making activities or other trading activities. However, Huntsman Packaging does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Huntsman Packaging will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes. If any Holder is an affiliate of Huntsman Packaging or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus which contains the information with respect to any selling holder required by the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent to Huntsman Packaging that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Huntsman Packaging has agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. Huntsman Packaging does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

             SUMMARY DESCRIPTION OF THE NEW NOTES AND GUARANTEES

   The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes. Interest on each New Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old Notes, from September 30, 1997. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from September 30, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. In the event of a registration default under the Registration Rights Agreement, Huntsman Packaging will pay additional interest ("Additional Interest") to each Holder of Transfer Restricted Securities (as defined herein). See "Description of the Notes and Guarantees -- Additional Interest."


Securities Offered ............  $125,000,000 aggregate principal amount of
                                 9 1/8% Senior Subordinated Notes due 2007.

Issuer ........................  Huntsman Packaging Corporation, a Utah
                                 corporation.

Maturity Date .................  October 1, 2007.

Interest Payment Dates ........  Interest on the New Notes will be payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 1998.


Ranking .......................  The New Notes will be unsecured senior subordinated obligations of Huntsman
                                 Packaging and, as such, will be subordinated in right of payment to all existing and future Senior Debt (as defined) of Huntsman Packaging and will be effectively subordinated to all obligations of any subsidiary of Huntsman Packaging that is not a Guarantor. The New Notes will rank pari passu in right of payment to all senior subordinated Indebtedness of Huntsman Packaging and will be senior in right of payment to all existing and future subordinated obligations of Huntsman Packaging. As of June 30, 1997, on a pro forma basis, after giving effect to the Offering and the CT Film Purchase, Huntsman Packaging would have had approximately $150.3 million of Senior Debt outstanding, all of which ranks senior to the Notes, and approximately $275.3 million of total Indebtedness outstanding (in each case, excluding unused commitments and outstanding letters of credit totalling $74.7 million under the Credit Facilities), and Restricted Subsidiaries that are not Guarantors would have had no Indebtedness outstanding (excluding intercompany loans and guarantees of Huntsman Packaging Indebtedness).

Guarantees ....................  The New Notes will be fully and unconditionally guaranteed on a senior
                                 subordinated basis by each subsidiary,
                                 including any future domestic subsidiary, of Huntsman Packaging that guarantees the Credit Facilities. The New Guarantees will be guaranteed on a joint and several basis by the Guarantors. The New Guarantees will be unsecured senior subordinated obligations of the Guarantors, and will be subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined) and will rank pari passu to any senior subordinated Indebtedness of the Guarantors and senior in right of payment to all subordinated obligations of the Guarantors.


Optional Redemption ...........  The New Notes will be redeemable, in whole or in part, at the option of Huntsman
                                 Packaging, on or after October 1, 2002. In addition, at any time on or prior to October 1, 2000, Huntsman Packaging may, at its option, redeem up to 35% of the aggregate principal amount of the New Notes originally issued with the net cash proceeds of one or more Equity Offerings (as defined), at a redemption price equal to 109 1/8% of the principal amount thereof plus accrued interest to the date of redemption; provided, however, that, after giving effect to any such redemption, at least 65% of the aggregate principal amount of the New Notes originally issued remain outstanding.

Change of Control .............  Upon a Change of Control (as defined), each
                                 Holder will have the right to require
                                 Huntsman Packaging to repurchase such
                                 Holder's Notes at a price equal to 101% of the principal amount thereof plus accrued interest to the date of repurchase.

Certain Covenants .............  The Indenture contains certain covenants that limit the ability of Huntsman Packaging to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to Huntsman Packaging and its subsidiaries, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all the assets of Huntsman Packaging. In addition, under certain circumstances, Huntsman Packaging will be required to offer to purchase the Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase with the proceeds of certain Asset Sales (as defined).


For additional information regarding the Notes and Guarantees, see "Description of the Notes and Guarantees."

                    EXCHANGE OFFER AND REGISTRATION RIGHTS


   Holders of New Notes other than as set forth below are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, Huntsman Packaging agreed, for the benefit of the Holders of Old Notes, to use its best efforts to file an Exchange Offer Registration Statement (as defined). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. Under certain circumstances, certain Holders of Notes (including Holders who may not participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange Offer) may require Huntsman Packaging to use its best efforts to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such Holders. See "Description of the Notes and Guarantees --Registration Rights."


                                 USE OF PROCEEDS

   Huntsman Packaging will not receive any proceeds from this Exchange Offer. The net proceeds to Huntsman Packaging from the Offering, after deducting discounts and expenses, were approximately $121 million. Huntsman Packaging used the net proceeds of the Offering, together with borrowings under the Credit Facilities, to finance repayment of all outstanding long-term indebtedness to Huntsman Corporation (a portion of which was incurred to finance the Deerfield Acquisition, the United Films Acquisition and capital expenditures), fund the CT Film Purchase and provide funds for ongoing working capital and general corporate purposes. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 RISK FACTORS


   Holders of Old Notes should consider carefully the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" relating to the consequences of exchange or failing to exchange Old Notes, the Company's substantial leverage, its ability to service indebtedness, the subordination of the Notes and Guarantees, the unsecured status of the Notes and Guarantees, the Restrictions under the Company's credit facilities, the Company's exposure to fluctuations in resin prices and dependence on resin supplies, competition to the Company, customer relationships, the integration of the CT Film Purchase, fraudulent transfer considerations, the lack of an established market for the Notes, and the Exchange Offer procedures before making a decision to tender their Old Notes in connection with this Exchange Offer. See "Risk Factors."


   Huntsman Packaging's executive offices are located at 500 Huntsman Way, Salt Lake City, Utah 84108. Huntsman Packaging's telephone number is (801) 532-5200.

               SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

   The summary financial data set forth below present the historical financial data of Huntsman Packaging. The summary financial data as of December 31, 1994, 1995 and 1996 and for the years then ended have been derived from the audited financial statements of Huntsman Packaging. The summary financial data as of December 31, 1992 and 1993 and for the years then ended have been derived from the unaudited financial statements of Huntsman Packaging. The summary financial data as of June 30, 1996 and 1997 and for the six months then ended have been derived from Huntsman Packaging's unaudited financial statements included elsewhere in this Prospectus. Interim results, in the opinion of management of Huntsman Packaging, include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information for such periods; however, such results are not necessarily indicative of the results that may be expected for any other interim period or for a full year.


   The summary pro forma financial data of Huntsman Packaging set forth below give effect to: (i) the Offering; (ii) the Split-Off; (iii) the CT Film Purchase; (iv) the execution of the Credit Facilities (items (i)-(iv) are collectively referred to as the "1997 Pro Forma Transactions"); (v) the Deerfield Acquisition; (vi) the United Films Acquisition; and (vii) the contribution of certain European foam operations (Huntsman Container Corporation International) ("European Foam") by Huntsman Corporation to Huntsman Packaging (items (v)-(vii) are collectively referred to as the "1996 Pro Forma Transactions," and the 1997 Pro Forma Transactions and the 1996 Pro Forma Transactions are collectively referred to as the "Pro Forma Transactions"). The unaudited pro forma condensed statement of operations and other financial data for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the Pro Forma Transactions as if they had occurred on January 1, 1996. The unaudited pro forma condensed balance sheet data as of June 30, 1997 give effect to the 1997 Pro Forma Transactions as if they had occurred on such date. The summary pro forma financial data do not purport to be indicative of the financial position or results of operations of future periods or indicative of results that would have occurred had the transactions referred to above been consummated on the dates indicated. The summary pro forma financial data should be read in conjunction with "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," Huntsman Packaging's audited and unaudited historical financial statements and the notes thereto and CT Film's audited and unaudited historical financial statements and the notes thereto included elsewhere in this Prospectus. Since 1992, Huntsman Packaging has completed nine acquisitions, including acquisitions in 1996 of Deerfield, United Films and European Foam and in 1997 of CT Film. During the past several years, Huntsman Packaging's net sales have increased significantly from year to year primarily as a result of the aforementioned acquisitions.

                                                  HUNTSMAN PACKAGING HISTORICAL (1)
                                ---------------------------------------------------------------------
                                                                                       SIX MONTHS
                                             YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                ------------------------------------------------ --------------------
                                  1992      1993     1994      1995      1996        1996      1997
                                -------- --------  -------- --------  ---------- ----------  --------
                                                        (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS:
Net sales .....................  $ 69.4    $200.2   $255.7    $280.0    $308.1      $127.9    $218.7
Costs of goods sold ...........    56.0     166.0    210.4     235.1     263.3       106.8     192.5
                                -------- --------  -------- --------  ---------- ----------  --------
 Gross profit .................    13.4      34.2     45.3      44.9      44.8        21.1      26.2
Total operating expenses  .....     9.8      28.0     33.5      31.8      39.4        14.7      16.6
                                -------- --------  -------- --------  ---------- ----------  --------
 Income from operations  ......     3.6       6.2     11.8      13.1       5.4         6.4       9.6
Interest expense--net .........    (1.6)     (6.5)    (7.5)     (8.8)    (11.6)       (4.8)     (7.1)
Other income (expense) ........    (0.1)      0.5       --      (2.5)     (3.4)        0.8       0.9
                                -------- --------  -------- --------  ---------- ----------  --------
Income (loss) before income
 taxes and extraordinary item .     1.9       0.2      4.3       1.8      (9.6)        2.4       3.4
Provision for (benefit from)
 income taxes .................     1.5       0.3      1.9       0.9      (4.9)        0.8       1.4
                                -------- --------  -------- --------  ---------- ----------  --------
Income (loss) before
 extraordinary item ...........     0.4      (0.1)     2.4       0.9      (4.7)        1.6       2.0

Extraordinary item.............      --        --       --        --      (1.3) (2)   (1.3) (2)    --
                                -------- --------  -------- --------  ---------- ----------  --------
 Net income (loss).............  $  0.4    $ (0.1)  $  2.4    $  0.9    $ (6.0)     $  0.3    $  2.0
                                ======== ========  ======== ========  ========== ==========  ========
OTHER FINANCIAL DATA:
Depreciation and amortization    $  3.8    $  8.9   $  8.5    $ 10.6    $ 12.2      $  5.3    $  7.7
EBITDA (3) ....................     7.3      15.6     20.3      21.2      14.2        12.5      18.2
Adjusted EBITDA (4)............     7.3      15.6     20.3      21.2      29.2 (5)    12.5      18.2
Cash flows from operating
 activities....................    (1.8)     15.8     (1.9)      9.7      11.8         6.2       3.6
Cash flows from investing
 activities....................   (45.5)    (41.3)    (8.1)    (17.6)    (85.4)       (3.4)     (8.0)
Cash flows from financing
 activities....................    69.6       7.0      9.9       6.7      79.9        (0.6)     12.2
Net cash interest expense .....     1.4       6.0      7.0       8.3      11.6         4.8       7.1
Capital expenditures ..........     1.3       5.6      8.3      16.5       9.2         3.4       8.0
Ratio of earnings to fixed
 charges (7) ..................     1.9x      1.0x     1.5x      1.2x      0.2x        1.5x      1.5x
BALANCE SHEET DATA (AT PERIOD
 END):
Working capital................  $ 40.6    $ 34.1   $ 46.8    $ 53.0    $ 74.6      $ 56.8    $ 85.5
Total assets ..................   158.8     181.3    196.1     204.6     329.2       205.6     338.4
Long-term debt ................    68.7      78.1     88.7     103.0     186.7       102.3     198.3
Total liabilities .............   100.2     123.6    136.1     142.5     262.1       143.4     271.8
Stockholders' equity...........    58.6      57.7     60.0      62.1      67.0        62.2      66.7

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 HUNTSMAN PACKAGING PRO FORMA
                               ----------------------------------
                                  YEAR ENDED      SIX MONTHS
                                 DECEMBER 31,     ENDED JUNE 30,
                               --------------     --------------
                                     1996            1997
                               --------------     --------------
                                    (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS:
Net sales .....................     $567.6          $298.1
Costs of goods sold ...........      492.0           264.6
                               --------------     --------------
 Gross profit .................       75.6            33.5
Total operating expenses  .....       57.5            22.8
                               --------------     --------------
 Income from operations  ......       18.1            10.7
Interest expense--net .........      (23.4)          (11.7)
Other income (expense) ........       (3.5)            0.9
                               --------------     --------------
Income (loss) before income
 taxes and extraordinary item .       (8.8)           (0.1)
Provision for (benefit from)
 income taxes .................       (3.2)             --

                               --------------     --------------
Income (loss) before
 extraordinary item ...........     $ (5.6)         $ (0.1)
                               ==============     ==============
Extraordinary item.............
Net income (loss)..............


OTHER FINANCIAL DATA:
Depreciation and amortization       $ 20.9          $ 10.7
EBITDA (3) ....................       35.5            22.3
Adjusted EBITDA (4)............       65.6(5)(6)      29.9(6)
Cash flows from operating
 activities....................
Cash flows from investing
 activities....................
Cash flows from financing
 activities....................
Net cash interest expense .....       23.4            11.7
Capital expenditures ..........       26.4            12.7
Ratio of earnings to fixed
 charges (7) ..................        0.7x            1.0x
BALANCE SHEET DATA (AT PERIOD
 END):
Working capital................                     $122.9
Total assets ..................                      432.7
Long-term debt ................                      275.3
Total liabilities .............                      366.0
Stockholders' equity...........                       66.7



------------
(1) Since 1992, Huntsman Packaging has completed nine acquisitions, including acquisitions in 1996 of Deerfield, United Films and European Foam and in 1997 of CT Film. During the past several years, Huntsman Packaging's net sales have increased significantly from year to year primarily as a result of the aforementioned acquisitions. For additional discussion of such acquisitions by the Company, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Notes to Huntsman Packaging's Consolidated Financial Statements contained herein.

(2) In 1996, the Company refinanced most of its long-term debt and recorded an extraordinary item for the write-off of previously deferred loan costs. See Note 5 to the Consolidated Financial Statements of Huntsman Packaging for further information.

(3) EBITDA is defined as earnings from operations before interest expense, taxes and depreciation and amortization. Huntsman Packaging's management believes EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operations as determined by generally accepted accounting principles ("GAAP") and may not be comparable to other similarly titled measures of other companies.

(4) Adjusted EBITDA is EBITDA as modified to reflect certain adjustments which management believes are relevant in evaluating the future operating performance of the Company. These adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy, are based on estimates and assumptions made and believed to be reasonable by the Company, but are inherently uncertain and are subject to change. Adjusted EBITDA should not be viewed as indicative of actual or future results and is not computed in accordance with GAAP or with regulations of the Commission and may not be comparable to other similarly titled measures of other companies.

(5) Adjusted for $12.1 million aggregate charges resulting from the closing of certain facilities in the year ended December 31, 1996 and estimated savings of $2.9 million of overhead to reflect the closing of such facilities as if they had been closed on January 1, 1996.

(6)     Adjusted for the following:

     (i) Management's estimated recurring net cost savings due to the combination of Huntsman Packaging and CT Film. Management believes these savings will be fully realized by the end of 1998. Net savings are expected to result from the following:

                                                                   SIX MONTHS
                                                  YEAR ENDED          ENDED
                                              DECEMBER 31, 1996   JUNE 30, 1997
                                              ----------------- ---------------
  Plant headcount reductions ................       $ 1.1             $0.6
  Administrative headcount reductions .......         5.5              2.7
  Savings from United States plant closure ..         4.1              2.1
  Savings from United Kingdom plant closure .         1.6              0.8
                                              ----------------- ---------------
  Total estimated recurring net cost
    savings..................................       $12.3             $6.2
                                              ================= ===============

     (ii) Cost savings from the elimination of $2.8 million during the year ended December 31, 1996 and $1.4 million during the six months ended June 30, 1997 of corporate allocations from Rexene Corporation recorded by CT Film which will not recur.

(7) For purposes of this computation, earnings are defined as income before income taxes plus fixed charges. Fixed charges consist of interest (including amortization of deferred financing costs) and that portion of rental expense that is representative of interest (deemed to be one-third of operating lease rental expense). For the year ended December 31, 1996, earnings were insufficient to cover fixed charges by $9.6 million due primarily to a $10.9 million restructuring charge.

                                 RISK FACTORS

   Holders of Old Notes should consider carefully the following risk factors as well as the other information contained in this Prospectus before making a decision to tender their Old Notes in this Exchange Offer, although the risk factors set forth below (other than "--Consequences of Exchanging or Failing to Exchange Old Notes") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES


 Transfer Restrictions of Old Notes

   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Huntsman Packaging does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes and Guarantees -- Registration Rights."

 Representations for Exchange of Old Notes

   Under existing interpretations by the staff of the Commission contained in several no-action letters issued to third parties, Huntsman Packaging believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be freely transferable by holders thereof (other than any such holder which is an "affiliate" of Huntsman Packaging within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its Old Notes for New Notes will be required to represent (i) that any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of Huntsman Packaging, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes and (v) if such Holder is a broker-dealer (a "Participating Broker-Dealer") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such New Notes and that it acquired such Old Notes as a result of market-making activities or other trading activities . However, Huntsman Packaging does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

 Requirements for Brokers-Dealers

   Huntsman Packaging will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes. If any Holder is an affiliate of Huntsman Packaging or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus which contains the information with respect to any selling holder required by the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent to Huntsman Packaging that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Huntsman Packaging has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


 State Securities Laws

   To comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. Huntsman Packaging does not currently intend to register or qualify the sale of the New Notes in any such jurisdiction. See "The Exchange Offer -- Consequences of Exchanging or Failing to Exchange Old Notes."

SUBSTANTIAL LEVERAGE

   As of June 30, 1997, Huntsman Packaging had outstanding long-term debt of approximately $198.3 million. In connection with the Offering and the CT Film Purchase, Huntsman Packaging incurred a significant amount of additional indebtedness, and as a result, has significant debt service requirements. As of June 30, 1997, on a pro forma basis after giving effect to the 1997 Pro Forma Transactions as if they had occurred on such date, Huntsman Packaging would have had total outstanding long-term debt of approximately $275.3 million, or approximately 80% of its total capitalization, stockholders' equity of $66.7 million and $74.7 million in letters of credit and unused commitments. For the year ended December 31, 1996, on a pro forma basis after giving effect to the Pro Forma Transactions, the ratio of earnings to fixed charges would have been 0.7x. On a pro forma basis, earnings would have been insufficient to cover fixed charges by $9.6 million. See "Capitalization," "Unaudited Pro Forma Financial Data" and "Selected Historical Financial Data."


   Huntsman Packaging's high degree of leverage could have important consequences to Holders, including, but not limited to, the following: (i) Huntsman Packaging's ability to obtain additional financing in the future for working capital, capital expenditures, product development, debt service requirements, acquisitions, general corporate or other purposes may be materially limited or impaired; (ii) a substantial portion of Huntsman Packaging's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to Huntsman Packaging for other purposes, including its operations and future business opportunities; (iii) certain of Huntsman Packaging's borrowings, including borrowings under the Credit Facilities, are at variable rates of interest, exposing Huntsman Packaging to the risk of increased interest rates; (iv) the indebtedness outstanding under the Credit Facilities is secured by a lien on substantially all the assets of Huntsman Packaging and its domestic subsidiaries and will mature prior to the maturity of the Notes; (v) Huntsman Packaging's flexibility to adjust to changing market conditions and ability to withstand competitive pressures could be limited by its leveraged position and the covenants contained in its debt instruments, thus putting Huntsman Packaging at a competitive disadvantage; and (vi) Huntsman Packaging may be vulnerable in a downturn in general economic conditions or in its business or be unable to carry out capital spending that is important to its growth and productivity improvement programs.


ABILITY TO SERVICE INDEBTEDNESS


   Huntsman Packaging is required to make scheduled principal payments under the Credit Facilities commencing in 2001. Huntsman Packaging's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness, including the Notes, will depend on its financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond its control, including interest rates, unscheduled plant shutdowns, increased operating costs, raw material and product prices, regulatory developments and the ability of the

Company to repatriate cash generated outside of the United States without incurring a substantial tax liability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity." There can be no assurance that Huntsman Packaging will maintain a level of cash flow from operations sufficient to permit it to pay the principal, premium, if any, and interest on its indebtedness, including the Notes.


   If Huntsman Packaging's cash flow and capital resources are insufficient to fund its debt service obligations, Huntsman Packaging may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance its indebtedness, including the Notes. There can be no assurance that any such alternative measures would be successful or would permit Huntsman Packaging to meet its scheduled debt service obligations. In the absence of such operating results and resources, Huntsman Packaging could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. The agreement governing the Credit Facilities (the "Credit Agreement") and the Indenture (as defined) will restrict Huntsman Packaging's ability to sell assets and use the proceeds therefrom. See "Description of the Notes and Guarantees." There can be no assurance as to the ability of Huntsman Packaging to consummate such sales or to obtain the proceeds which Huntsman Packaging could realize therefrom or that such proceeds would be adequate to meet the obligations then due.

 Default Under Agreements Governing Indebtedness

   In the event that Huntsman Packaging is unable to generate sufficient cash flow and Huntsman Packaging is otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on its indebtedness, or if Huntsman Packaging otherwise fails to comply with the various covenants in the instruments governing such indebtedness (including covenants in the Indenture and the Credit Agreement), Huntsman Packaging could be in default under the terms of the agreements governing such indebtedness, including the Credit Agreement and the Indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable together with accrued and unpaid interest, the lenders under the Credit Facilities could elect to terminate their commitments thereunder and Huntsman Packaging could be forced into bankruptcy or liquidation. Any default under the agreements governing the indebtedness of Huntsman Packaging could have a significant adverse effect on Huntsman Packaging's ability to pay principal, premium, if any, and interest on the Notes and on the market value of the Notes. See "Use of Proceeds" and "Description of the Notes and Guarantees."

 Change of Control and Ability to Repurchase Notes

   The Indenture provides that upon a Change in Control (as defined) of the Company, the Company will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof plus accrued interest to the date of repurchase. The Company's ability to repurchase the Notes may be limited by the Company's then existing financial resources. There can be no assurance that in the event of a Change of Control, the Company will have, or will have access to, sufficient funds or will be contractually permitted under the terms of its outstanding indebtedness to purchase all Notes tendered by holders upon a Change of Control. See "Description of the Credit Facilities" and "Description of the Notes and Guarantees -- Change of Control."

SUBORDINATION OF THE NOTES AND GUARANTEES; UNSECURED STATUS OF THE NOTES AND GUARANTEES


   The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Notes is subordinated in right of payment to the prior payment in full of all existing and future Senior Debt (as defined in the Indenture) of Huntsman Packaging, including all amounts owing under the Credit Facilities. As of June 30, 1997 on a pro forma basis after giving effect to the Offering and the CT Film Purchase, the aggregate principal amount of such Senior Debt of Huntsman Packaging would have been $150.3 million (excluding unused commitments and outstanding letters of credit totalling $74.7 million under the Credit Facilities). Therefore, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to Huntsman Packaging, the assets of Huntsman

Packaging will be available to pay obligations on the Notes only after all Senior Debt of Huntsman Packaging has been paid in full, and there can be no assurance that there will be sufficient assets remaining to pay amounts due on all or any of the Notes. The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined in the Indenture), including all amounts owing under the Credit Facilities. In addition, the Notes are effectively subordinated to all obligations of any subsidiary of Huntsman Packaging that is not a Guarantor, including trade payables of such subsidiaries, whether or not such liabilities constitute Guarantor Senior Debt.

   The Indenture permits Huntsman Packaging to incur certain secured indebtedness, including indebtedness under the Credit Facilities, which is secured by a lien on substantially all the assets of Huntsman Packaging and its domestic subsidiaries. The Notes are unsecured and therefore do not have the benefit of such collateral. Accordingly, if an event of default occurs under the Credit Agreement, the lenders under the Credit Facilities will have a prior right to the assets of Huntsman Packaging, and may foreclose upon such collateral. In either such event, such assets would first be used to repay in full amounts outstanding under the Credit Facilities, resulting in all or a portion of Huntsman Packaging's assets being unavailable to satisfy the claims of the Holders and other unsecured indebtedness.

RESTRICTIONS UNDER CREDIT FACILITIES

   Huntsman Packaging will be subject to certain restrictive covenants under the Credit Agreement, including financial and operating covenants. Failure to comply with any such covenants would permit the lenders under the Credit Agreement to cease making any further loans and to accelerate the maturity of the indebtedness under the Credit Facilities and institute foreclosure proceedings as to Huntsman Packaging's assets and could result in the acceleration of other indebtedness of Huntsman Packaging, including the Notes. Such actions would adversely affect Huntsman Packaging's ability to pay the principal, premium, if any, or interest on the Notes.

EXPOSURE TO FLUCTUATIONS IN RESIN PRICES AND DEPENDENCE ON RESIN SUPPLIES


   Huntsman Packaging uses large quantities of resin in manufacturing its products. For the year ended December 31, 1996, resin costs comprised approximately 78% of raw materials costs and approximately 44% of net sales. Significant increases in the price of resin could adversely affect Huntsman Packaging's operating margins. There can be no assurance that a significant increase in resin prices, would not have an adverse effect on Huntsman Packaging's business, results of operations and debt service capabilities. In addition, Huntsman Packaging has relied on certain key suppliers of resin for most of its resin supply, some of which resin has characteristics proprietary to the supplier. Although Huntsman Packaging believes that its key suppliers will continue to supply Huntsman Packaging with adequate amounts of resin on a timely basis and that alternatives are available for resin with proprietary characteristics, the loss of a key source of supply, the inability to obtain resin with desired proprietary characteristics or a delay in shipments could have an adverse effect on Huntsman Packaging's business. Huntsman Packaging also obtains resin on favorable terms under certain contracts with suppliers. Should any of Huntsman Packaging's resin suppliers fail to deliver resin or should any such contract be canceled, Huntsman Packaging would be forced to purchase resin in the open market and no assurances can be given that it would be able to make such purchases at prices that would allow it to remain competitive. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Raw Materials."


COMPETITION

   The markets in which Huntsman Packaging operates are highly competitive on the basis of price, service, quality and innovation in product structures. In addition to many smaller competitors, Huntsman Packaging faces strong competition from various large flexible packaging companies, including Bemis, American National Can, Printpack, Cryovac (a division of W.R. Grace),
Tenneco, AEP and Exxon. Some of Huntsman Packaging competitors are substantially larger, more diversified and have greater financial, personnel and marketing resources than Huntsman Packaging and therefore may have certain competi-tive advantages vis-|f2-vis Huntsman Packaging. Although Huntsman Packaging has broad product lines and is continually developing its product structures and graphics, from time to time customers may determine to use alternative product structures and graphics not offered by Huntsman Packaging, with a corresponding reduction in existing and potential revenues from these customers. See "Business."

CUSTOMER RELATIONSHIPS

   Huntsman Packaging is dependent upon a limited number of large customers with substantial purchasing power for a majority of its sales, many of which are reducing their number of suppliers. The top ten customers accounted for approximately 20.5% of Huntsman Packaging's total sales in 1996. The loss of one or more major customers, or a material reduction in the sales to such customers would have a material adverse effect on Huntsman Packaging's results of operations and on its ability to services its Indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

RISKS RELATING TO THE INTEGRATION OF THE CT FILM PURCHASE

   With the consummation of the CT Film Purchase, the sales efforts of Huntsman Packaging and CT Film, the consolidation of less efficient facilities and the elimination of duplicative management and operating personnel must be completed successfully in order to capture the benefit of the expected efficiencies and cost reductions. This process will require substantial attention from Huntsman Packaging's management team. The diversion of management attention, as well as any other difficulties that may be encountered in the transition and integration process, could have a material adverse effect on Huntsman Packaging's financial condition, results of operations or cash flows. There can be no assurance that Huntsman Packaging will be able to integrate the operations of Huntsman Packaging and CT Film successfully. In addition, CT Film's sales volume and operating results for 1996 were adversely affected by technological changes in the disposable diaper market, resulting in a significant reduction in sales volume to CT Film's largest customer. Although the Company is currently developing various strategies to increase the sales and profits of CT Film, there can be no assurance as to its ability to achieve such results.

FRAUDULENT TRANSFER CONSIDERATIONS

   If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy, reorganization or liquidation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of Huntsman Packaging or a Guarantor, a court were to find that, at the time the Notes were issued by Huntsman Packaging, (a) Huntsman Packaging issued the Notes with the intent of hindering, delaying or defrauding current or future creditors or (b)(i) Huntsman Packaging or such Guarantor received less than reasonably equivalent value or fair consideration for issuing the Notes or a Guarantee, respectively, and (ii) after applying the proceeds, Huntsman Packaging or such Guarantor (A) was insolvent or was rendered insolvent by reason of such transactions, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital to carry on its business, or (C) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay as such debts matured or became due (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), such court could avoid the obligations under the Notes or such Guarantee or further subordinate the Notes or such Guarantee to presently existing and future indebtedness of Huntsman Packaging or such Guarantor or take other action detrimental to the Holders, including, under certain circumstances, invalidating the Notes or such Guarantee. In that event, there can be no assurance that any repayment on the Notes would ever be received by Holders. The avoidance of such Notes could result in an event of default with respect to other debt of Huntsman Packaging and its subsidiaries, which could result in acceleration of such debt.

   The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is be applied. Generally, however, a company would be considered insolvent if, at the time it incurred indebtedness, either (i) it is unable to pay its debts as they become due in the usual course of its business, (ii) the sum of its debts, including contingent liabilities, was greater than all its assets at a fair valuation or (iii) the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities), as they become absolute and matured. There can be no assurance as to what standards a court would use to determine whether Huntsman Packaging or a Guarantor was solvent at the relevant time, or whether, whatever standard was used, the Notes or the Guarantees would be avoided on another of the grounds set forth above.


   The Holders of the Notes will have the benefit of the full and unconditional Guarantees of the Guarantors. However, the Guarantees will be limited to the maximum amount which the Guarantors are permitted to guarantee under applicable law. As a result, a Guarantor's liability under its Guarantee could be reduced to zero, depending upon the amount of other obligations of the Guarantors. Notwithstanding such provision, such Guarantee may be subject to review by a court under relevant federal and state fraudulent conveyance and transfer statutes and, if a court makes certain findings, it could take certain actions detrimental to the Holders of the Notes. The Guarantees may also be released under certain circumstances. See "Description of the Notes and Guarantees -- Guarantees."


LACK OF ESTABLISHED MARKET FOR THE NOTES


   The New Notes are being offered to the Holders of the Old Notes. The Old Notes were issued on September 30, 1997 to a small number of institutional investors and are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen-based, automated market for trading of securities eligible for resale under Rule 144A of the Securities Act. The New Notes will constitute a new issue of securities for which there is no established trading market, and there can be no assurance that an active trading market for the New Notes will develop in the PORTAL Market or elsewhere. Although the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and may discontinue such market-making at any time without notice. Accordingly, no assurance can be given as to (i) the likelihood that an active market for the New Notes will develop, (ii) the liquidity of any such market, (iii) the ability of the Holders to sell their New Notes or (iv) the prices that Holders may obtain for their New Notes upon any sale. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer. See "Description of the Notes and Guarantees" and "The Exchange Offer." The Company does not intend to apply for listing of the New Notes or Old Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. There can be no assurance that the market for the Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the Holders.


EXCHANGE OFFER PROCEDURES


   Subject to the conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by Huntsman Packaging of (i) a book-entry confirmation (as defined below) evidencing the tender of such Old Notes through ATOP or (ii) certificates representing such Old Notes, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer -- Acceptance of Old Notes for Exchange; Delivery of New Notes and Guarantees" and "--Procedures for Tendering Old Notes." Therefore, Holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Huntsman Packaging is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

                               USE OF PROCEEDS

   Huntsman Packaging will not receive any proceeds from the issuance of the New Notes offered pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, Huntsman Packaging will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to the New Notes except for certain transfer restrictions and registration rights. The Old Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of Huntsman Packaging.

   The net proceeds to Huntsman Packaging from the Offering, after deducting discounts and expenses, were approximately $121 million. Huntsman Packaging used the net proceeds of the Offering, together with borrowings under the Credit Facilities, to finance the repayment of all outstanding long-term indebtedness owed to Huntsman Corporation (a portion of which was incurred to finance the Deerfield Acquisition, the United Films Acquisition and capital expenditures), fund the CT Film Purchase and provide funds for ongoing working capital and general corporate purposes. The indebtedness repaid bore interest at a variable rate of interest equal to LIBOR plus 2.00% and was payable on demand.

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES


   The Old Notes were sold by Huntsman Packaging on September 30, 1997 (the "Closing Date") to BT Alex. Brown Incorporated and Chase Securities Inc., the Initial Purchasers, pursuant to a Purchase Agreement, dated September 19, 1997, entered into by and among Huntsman Packaging, the Initial Purchasers and the Guarantors named therein (the "Purchase Agreement"). Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), Huntsman Packaging will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time on      , 1998; provided, however, that if Huntsman
Packaging, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

   As of the date of this Prospectus, $125,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about     , 1998, to all Holders of
Old Notes known to Huntsman Packaging. Huntsman Packaging's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Conditions to the Exchange Offer" below.


   Huntsman Packaging expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by Huntsman Packaging. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

   Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

   Huntsman Packaging expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Conditions to the Exchange Offer." Huntsman Packaging will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES


   The tender to Huntsman Packaging of Old Notes by a Holder thereof as set forth below and the acceptance thereof by Huntsman Packaging will constitute a binding agreement between the tendering Holder and Huntsman Packaging upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to The Bank of New York (the "Exchange Agent") at one of the addresses set forth below under "--Exchange Agent" for receipt on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) if using ATOP, a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below.

   THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO HUNTSMAN PACKAGING.

   Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

   Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed as described below (see "--Guaranteed Delivery Procedures") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures of a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by Huntsman Packaging, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be determined by Huntsman Packaging in its sole discretion, which determination will be final and binding. Huntsman Packaging reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Note if acceptance would, in the judgment of Huntsman Packaging or its counsel, be unlawful. Huntsman Packaging also reserves the absolute right to waive any defects, irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Note either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by Huntsman Packaging will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as Huntsman Packaging may determine. Neither Huntsman Packaging, the Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will any of them incur any liability for failure to give such notification.

   If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

   If the Letter of Transmittal or any Old Note or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Huntsman Packaging, proper evidence satisfactory to Huntsman Packaging of their authority to so act must be submitted with the Letter of Transmittal.

   By tendering, each Holder will be required to represent (i) that any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of Huntsman Packaging, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes and (v) if such Holder is a Participating Broker-Dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such New Notes. Huntsman Packaging will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes. If any Holder is an affiliate of Huntsman Packaging, is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus which contains the information with respect to any selling holder required by the Securities Act. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must represent to Huntsman Packaging that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

   Upon satisfaction or waiver of all of the conditions to the Exchange Offer, Huntsman Packaging will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, Huntsman Packaging will be deemed to have accepted properly tendered Old Notes for exchange, when, as and if Huntsman Packaging has given oral or written notice thereof to the Exchange Agent.


   For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from September 30, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. In the event of a registration default under the Registration Rights Agreement, Huntsman Packaging will pay Additional Interest to each Holder of Transfer Restricted Securities (as defined herein). See "Description of the Notes and Guarantees -- Additional Interest."


   In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or, if using ATOP, a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Facility, a properly completed and duly executed Letter of Transmittal and all other required documents or, in the case of a Book-Entry confirmation, an Agent's Message in lieu thereof. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the

Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

   The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any tendering financial institution that is a participant in the Book-Entry Transfer Facility's systems must make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's ATOP procedures for transfer. Such holder of Old Notes using ATOP should transmit its acceptance to the Book-Entry Transfer Facility on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). The Book-Entry Transfer Facility will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and then send to the Exchange Agent confirmation of such book-entry transfer, including an Agent's Message confirming that the Book-Entry Transfer Facility has received an express acknowledgment from such holder that such holder has received and agrees to be bound by this Letter of Transmittal and that Huntsman Packaging may enforce this Letter of Transmittal against such Holder (a "Book-Entry Confirmation").

GUARANTEED DELIVERY PROCEDURES

   If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by Huntsman Packaging (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

   Tenders of Old Notes may be withdrawn at any time prior to the Expiration
Date.

   For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of its addresses set forth below under "--Exchange Agent" prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes) and (iii) (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Huntsman Packaging, whose determination shall be final and binding on all parties. Any Old Note so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Note which has been tendered for exchange but which is not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

   Notwithstanding any other provision of the Exchange Offer, Huntsman Packaging will not be required to accept for exchange, or issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events occur:

     (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of Huntsman Packaging to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government or governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of Huntsman Packaging might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the reasonable judgment of Huntsman Packaging, might result in the Holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

     (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of Huntsman Packaging to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

     (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of Huntsman Packaging and its subsidiaries taken as a whole that, in the reasonable judgment of Huntsman Packaging, is or may be adverse to Huntsman Packaging, or Huntsman Packaging shall have become aware of facts that, in the reasonable judgment of Huntsman Packaging, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which, in the reasonable judgment of Huntsman Packaging in any case, and regardless of the circumstances (including any action by Huntsman Packaging) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

   The foregoing conditions are for the sole benefit of Huntsman Packaging and may be asserted by Huntsman Packaging regardless of the circumstances giving rise to any such condition or may be waived by Huntsman Packaging in whole or in part at any time and from time to time in its sole discretion. The failure by Huntsman Packaging at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, Huntsman Packaging will not accept for exchange any Old Note tendered, and no New Notes will be issued in exchange for any such Old Note, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT


   The Bank of New York has been appointed as the Exchange Agent of the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:



   By Registered or Certified Mail:    By Hand or Overnight Delivery:
         The Bank of New York              The Bank of New York
         101 Barclay Street, 7E             101 Barclay Street
        New York, New York 10286       Corporate Trust Services Window
   Attention: Reorganization Section           Ground Level
                                       Attention: Reorganization Section

                               By Facsimile:
                         (Eligible Institutions Only)
                                (212) 571-3080

                            Confirm by Telephone:
                                (212) 815-6333


   DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

   Huntsman Packaging will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

   The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by Huntsman Packaging and are estimated in the aggregate
to be $          .

TRANSFER TAXES

   Holders who tender their Old Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct Huntsman Packaging to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES


   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Huntsman Packaging does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes and Guarantees --Registration Rights." Under existing interpretations by the staff of the Commission contained in several no-action letters issued to third parties, Huntsman Packaging believes the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be freely transferable by holders thereof (other than any such holder which is an "affiliate" of Huntsman Packaging within the meaning of Rule 405 under the Securities Act) without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its Old Notes for New Notes will be required to represent (i) that any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of Huntsman Packaging, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes and (v) if such Holder is a Participating Broker-Dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such New Notes. However, Huntsman Packaging does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Huntsman Packaging will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes. If any Holder is an affiliate of Huntsman Packaging or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus which contains the information with respect to any selling holder required by the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer where Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must represent to Huntsman Packaging that it will deliver a prospectus in connection with any resale of such New Notes and that it acquired such Old Notes as a result of market-making activities or other trading activities . The Letter of Transmittal states that by so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Huntsman Packaging has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. Huntsman Packaging does not currently intend to register or qualify the sale of the New Notes in any such jurisdiction.

                                CAPITALIZATION

   The following table sets forth the capitalization of Huntsman Packaging as of June 30, 1997 and on a pro forma basis after giving effect to the 1997 Pro Forma Transactions. The information set forth below is unaudited and should be read in conjunction with the "Unaudited Pro Forma Financial Data" and Huntsman Packaging's audited and unaudited historical financial statements and the notes thereto included elsewhere in this Prospectus.


                                                  AS OF JUNE 30, 1997
                                               --------------------------
                                                HISTORICAL   PRO FORMA(1)
                                               ------------ ------------
                                                     (IN MILLIONS)
Total cash ...................................    $ 16.1        $ 17.0 (2)
                                               ============ ============
Long-term debt:
Indebtedness to Huntsman Corporation  ........    $198.3            --
Revolving credit facility(3) .................        --        $ 75.3
Term loan(4) .................................        --          75.0
9 1/8% Senior Subordinated Notes .............        --         125.0
                                               ------------ ------------
Total long-term debt..........................     198.3         275.3
                                               ------------ ------------
Stockholders' equity:
 Common stock and additional paid in capital        73.4          73.4
 Retained earnings (deficit) .................      (3.4)         (3.4)
 Translation adjustment ......................      (3.3)         (3.3)
                                               ------------ ------------
Total stockholders' equity ...................      66.7          66.7
                                               ------------ ------------
Total stockholders' equity and long-term
 debt.........................................    $265.0        $342.0
                                               ============ ============



------------
(1) Includes an estimated $7.0 million in fees and expenses in connection with the Offering and the 1997 Pro Forma Transactions.

(2) $15.5 million of this amount will be held by the Company's European and Australian subsidiaries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity."

(3)    Represents drawn portion of $150.0 million revolving credit facility.

(4) The eight-year $75 million Term Loan was issued pursuant to the terms of the Credit Agreement. See "Description of the Credit Facilities."

                      UNAUDITED PRO FORMA FINANCIAL DATA


   The pro forma financial data of Huntsman Packaging set forth below give estimated effects of the Pro Forma Transactions. The unaudited pro forma condensed statement of operations and other financial data for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the Pro Forma Transactions as if they had occurred on January 1, 1996. The unaudited pro forma condensed balance sheet data as of June 30, 1997 give effect to the 1997 Pro Forma Transactions as if they had occurred on such date. The pro forma financial data do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of results that would have occurred had the transactions referred to above been consummated on the dates indicated. Since 1992, Huntsman Packaging has completed nine acquisitions, including acquisitions in 1996 of Deerfield, United Films and European Foam and in 1997 of CT Film. During the past several years, Huntsman Packaging's net sales have increased significantly from year to year primarily as a result of the aforementioned acquisitions. The pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," Huntsman Packaging's audited and unaudited historical financial statements and the notes thereto and CT Film's audited and unaudited historical financial statements and the notes thereto included elsewhere in this Prospectus.


            UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           AND OTHER FINANCIAL DATA
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                            ADJUSTMENTS                   ADJUSTMENTS
                                              HUNTSMAN       FOR 1996          CT          FOR 1997       HUNTSMAN
                                              PACKAGING      PRO FORMA        FILM         PRO FORMA     PACKAGING
                                             HISTORICAL   TRANSACTIONS(1)  HISTORICAL   TRANSACTIONS(2)  PRO FORMA
                                            ------------ ---------------  ------------ ---------------  -----------
                                                                     (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS:

Net sales .................................    $308.1         $107.0         $152.5             --         $567.6
Costs of goods sold .......................     263.3           92.7          141.5          $(5.5)(3)      492.0
                                            ------------ ---------------  ------------ ---------------  -----------
 Gross profit .............................      44.8           14.3           11.0            5.5           75.6
Total operating expenses ..................      39.4            4.3           13.8             --           57.5
                                            ------------ ---------------  ------------ ---------------  -----------
 Income (loss) from operations ............       5.4           10.0           (2.8)           5.5           18.1
Interest expense--net .....................     (11.6)          (5.1)          (1.2)          (5.5)(4)      (23.4)
Other income (expense) ....................      (3.4)          (0.1)            --             --           (3.5)
                                            ------------ ---------------  ------------ ---------------  -----------
Income (loss) before income taxes and
 extraordinary item .......................      (9.6)           4.8           (4.0)            --           (8.8)
Provision for (benefit from) income taxes        (4.9)           2.4(5)        (0.7)            --           (3.2)
                                            ------------ ---------------  ------------ ---------------  -----------
Income (loss) before extraordinary item  ..    $ (4.7)        $  2.4         $ (3.3)         $  --         $ (5.6)
                                            ============ ===============  ============ ===============  ===========
OTHER FINANCIAL DATA:

Depreciation and amortization..............    $ 12.2         $  3.7         $  6.5          $(1.5)(3)     $ 20.9
EBITDA(6) .................................      14.2           13.6            3.7            4.0 (3)       35.5
Adjusted EBITDA (7)........................      29.2 (8)       13.6            6.5 (9)       16.3 (10)      65.6
Net cash interest expense..................      11.6            5.1            1.2            5.5           23.4
Capital expenditures ......................       9.2            9.3            7.9             --           26.4
Ratio of Adjusted EBITDA to net cash
 interest expense .........................       2.5x                                                        2.8x
Ratio of earnings to fixed charges (11)  ..       0.2x                                                        0.7x



                                                 (footnotes on following page)

            UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                           AND OTHER FINANCIAL DATA
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                                                         ADJUSTMENTS
                                              HUNTSMAN         CT          FOR 1997      HUNTSMAN
                                              PACKAGING       FILM        PRO FORMA      PACKAGING
                                             HISTORICAL    HISTORICAL  TRANSACTIONS(2)   PRO FORMA
                                            ------------ ------------  --------------- -----------
                                                             (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS:
Net sales .................................    $218.7        $79.4              --        $298.1
Costs of goods sold .......................     192.5         74.8          $ (2.7) (3)    264.6
                                            ------------ ------------  --------------- -----------
 Gross profit .............................      26.2          4.6             2.7          33.5
Total operating expenses ..................      16.6          6.2              --          22.8
                                            ------------ ------------  --------------- -----------
 Income (loss) from operations ............       9.6         (1.6)            2.7          10.7
Interest expense--net .....................      (7.1)        (0.6)           (4.0)(4)     (11.7)
Other income (expense) ....................       0.9           --              --           0.9
                                            ------------ ------------  --------------- -----------
Income (loss) before income taxes  ........       3.4         (2.2)           (1.3)         (0.1)
Provision for (benefit from) income taxes         1.4         (0.3)           (1.1)(5)        --
                                            ------------ ------------  --------------- -----------
Net income (loss)..........................    $  2.0        $(1.9)         $ (0.9)       $ (0.1)
                                            ============ ============  =============== ===========
OTHER FINANCIAL DATA:
Depreciation and amortization .............    $  7.7        $ 3.7          $ (0.7)(3)    $ 10.7
EBITDA(6) .................................      18.2          2.1             2.0          22.3
Adjusted EBITDA (7)........................      18.2          3.5(9)          8.2 (10)     29.9
Net cash interest expense..................       7.1          0.6             4.0          11.7
Capital expenditures ......................       8.0          4.7                          12.7
Ratio of Adjusted EBITDA to net cash
 interest expense (11).....................       2.6x                                       2.6x
Ratio of earnings to fixed charges (12) ...       1.5x                                       1.0x



------------
(1) To reflect the Deerfield, United Films and European Foam Acquisitions that occurred during 1996 as if they had occurred on January 1, 1996.

(2) To reflect the September 30, 1997 purchase of CT Film and Rexene Corporation Limited as if it occurred on January 1, 1997. Under the purchase method of accounting, the total cash purchase price of $77 million (including fees of $7.0 million) was allocated to the net assets as follows:



       (IN MILLIONS)
Cash and cash equivalents    $ 0.9
Receivables ...............   20.5
Inventories ...............   29.7
Prepaids and other ........    0.2
Plant and equipment .......   34.3
Other assets ..............    8.6
                            -------
 Total assets .............   94.2
Accounts payable ..........  $11.2
Accrued liabilities .......    2.7
Other liabilities .........    3.3
                            -------
 Total liabilities ........   17.2
 Total purchase price  ....  $77.0
                            =======



   The above amounts reflect a fair value write-down of net plant and equipment of $49.1 million.

(3)    Represents the following as a result of the CT Film Purchase:



                                                                                                   SIX MONTHS
                                                                                  YEAR ENDED          ENDED
                                                                              DECEMBER 31, 1996   JUNE 30, 1997
                                                                              ----------------- ---------------
Reduction in depreciation as a result of recording plant and equipment in
 accordance with the purchase method of accounting ..........................       $(1.5)            $(0.7)
Net reduction in raw materials costs under the Company's existing contractual arrangements compared to CT Film's historical raw materials
 costs ......................................................................        (4.0)             (2.0)
                                                                              ----------------- ---------------
                                                                                    $(5.5)            $(2.7)
                                                                              ================= ===============




 (4) Represents additional interest expense at a rate of 9 1/8% on the Senior Subordinated Notes as a result of the combination of Huntsman Packaging and CT Film.

 (5)   Represents the tax effect of all pro forma adjustments.

 (6) EBITDA is defined as earnings from operations before interest expense, taxes and depreciation and amortization. Huntsman Packaging's management believes EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operations as determined by GAAP and may not be comparable to other similarly titled measures of other companies.

 (7) Adjusted EBITDA is EBITDA as modified to reflect certain adjustments which management believes are relevant in evaluating the future operating performance of the Company. These adjustments, which eliminate the impact of certain nonrecurring charges and reflect the estimated impact of management's business and operating strategy, are based on estimates and assumptions made and believed to be reasonable by the Company, but are inherently uncertain and are subject to change. Adjusted EBITDA should not be viewed as indicative of actual or future results and is not computed in accordance with GAAP or with regulations of the Commission and may not be comparable to other similarly titled measures of other companies.

 (8) Adjusted for $12.1 million aggregate charges resulting from the closing of certain facilities in the year ended December 31, 1996 and estimated savings of $2.9 million of overhead to reflect the closing of such facilities as if they had been closed on January 1, 1996.

 (9) Adjusted for estimated cost savings from the elimination of $2.8 million during the year ended December 31, 1996 and $1.4 million during the six months ended June 30, 1997 of corporate allocations from Rexene Corporation recorded by CT Film which will not recur.

(10) Adjusted for management's estimated recurring net cost savings due to the combination of Huntsman Packaging and CT Film. Management believes these savings will be fully realized by the end of 1998. Net savings are expected to result from the following:


                                                                 SIX MONTHS
                                                YEAR ENDED          ENDED
                                            DECEMBER 31, 1996   JUNE 30, 1997
                                            ----------------- ---------------
Plant headcount reductions.................       $ 1.1             $0.6
Administrative headcount reductions .......         5.5              2.7
Savings from United States plant closure ..         4.1              2.1
Savings from United Kingdom plant closure .         1.6              0.8
                                            ----------------- ---------------
  Total estimated recurring net cost
   savings.................................       $12.3             $6.2
                                            ================= ===============


(11) "Ratio of Adjusted EBITDA to net cash interest expense" is calculated as EBITDA divided by net cash interest expense. Huntsman Packaging's pro forma net cash interest expense excludes $0.2 million of interest expense related to amortization of deferred loan origination costs. Huntsman Packaging understands that certain investors believe that the "Ratio of Adjusted EBITDA to net cash interest expense" reflects a Company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. The "Ratio of Adjusted EBITDA to net cash interest expense" does not represent and should not be considered as an alternative to net income or cash flows from operations as determined by GAAP and may not be comparable to other similarly titled measures of other companies.

(12) For purposes of this computation, earnings are defined as income before income taxes plus fixed charges. Fixed charges consist of interest (including amortization of deferred financing costs) and that portion of rental expense that is representative of interest (deemed to be one-third of operating lease rental expense). For the year ended December 31, 1996, earnings were insufficient to cover fixed charges by $9.6 million due primarily to a $10.9 million restructuring charge.

                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             AS OF JUNE 30, 1997

                                                         ADJUSTMENTS
                              HUNTSMAN         CT         FOR 1997      HUNTSMAN
                              PACKAGING       FILM        PRO FORMA     PACKAGING
                             HISTORICAL    HISTORICAL   TRANSACTIONS    PRO FORMA
                            ------------ ------------  -------------- -----------
                                                (IN MILLIONS)
ASSETS
Current assets:
Cash and cash equivalents      $ 16.1        $  0.9             --       $ 17.0(1)
Receivables................      59.8          20.5             --         80.3
Inventories................      53.2          29.7             --         82.9
Prepaids and other ........       5.2           0.2             --          5.4
                            ------------ ------------  -------------- -----------
  Total current assets ....     134.3          51.3             --        185.6
Plant and equipment--net ..     143.4          83.4        $ (49.1)(2)    177.7
Intangible assets..........      54.0            --             --         54.0
Other assets...............       6.8           1.6            7.0 (3)     15.4
                            ------------ ------------  -------------- -----------
TOTAL......................    $338.5        $136.3        $ (42.1)      $432.7
                            ============ ============  ============== ===========
LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
Accounts payable...........    $ 24.3        $ 11.2             --       $ 35.5
Accrued liabilities........      24.5           2.7             --         27.2
                            ------------ ------------  -------------- -----------
  Total current
   liabilities.............      48.8          13.9             --         62.7
Long-term debt.............     198.3            --        $  77.0 (4)    275.3
Deferred income taxes .....      13.5            --             --         13.5
Other liabilities..........      11.2           3.3             --         14.5
Stockholders' equity.......      66.7         119.1         (119.1)(5)     66.7
                            ------------ ------------  -------------- -----------
TOTAL .....................    $338.5        $136.3        $ (42.1)      $432.7
                            ============ ============  ============== ===========

------------
(1) $15.5 million of this amount will be held by the Company's European and Australian subsidiaries. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity."

(2) Represents the allocation of the purchase price of CT Film in accordance with the purchase method of accounting.

(3) Represents the capitalization of loan origination costs incurred in connection with the CT Film Purchase and the refinancing of debt.

(4)    Represents the following:

Repay indebtedness to Huntsman Corporation ....................  $(198.3)
Indebtedness under the term loan and revolving credit facility      150.3
Issuance of the Senior Subordinated Notes .....................     125.0
                                                                ----------
 Net ..........................................................   $  77.0
                                                                ==========

(5) Represents the elimination of historical divisional equity of CT Film in accordance with the purchase method of accounting.

                      SELECTED HISTORICAL FINANCIAL DATA

   The selected financial data set forth below present the historical financial data of Huntsman Packaging. The selected financial data as of December 31, 1994, 1995 and 1996 and for the years then ended have been derived from the audited financial statements of Huntsman Packaging. The selected financial data as of December 31, 1992 and 1993 and for the years then ended have been derived from the unaudited financial statements of Huntsman Packaging. The selected financial data as of June 30, 1996 and 1997 and for the six months then ended have been derived from Huntsman Packaging's unaudited financial statements included elsewhere in this Prospectus. Interim results, in the opinion of management of Huntsman Packaging, include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information for such periods; however, such results are not necessarily indicative of the results that may be expected for any other interim period or for a full year. Since 1992, Huntsman Packaging has completed nine acquisitions, including acquisitions in 1996 of Deerfield, United Films and European Foam and in 1997 of CT Film. During the past several years, Huntsman Packaging's net sales have increased significantly from year to year primarily as a result of the aforementioned acquisitions. The selected financial data should be read in conjunction with "Unaudited Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Huntsman Packaging's audited and unaudited historical financial statements, and the notes thereto, included elsewhere in this Prospectus.



                                                                                           SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                    JUNE 30,
                                       ------------------------------------------------ --------------------
                                         1992      1993     1994      1995      1996        1996      1997
                                       -------- --------  -------- --------  ---------- ----------  --------
                                                               (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS:
Net sales ............................  $ 69.4    $200.2   $255.7    $280.0    $308.1      $127.9    $218.7
Costs of goods sold ..................    56.0     166.0    210.4     235.1     263.3       106.8     192.5
                                       -------- --------  -------- --------  ---------- ----------  --------
 Gross profit ........................    13.4      34.2     45.3      44.9      44.8        21.1      26.2
Total operating expenses .............     9.8      28.0     33.5      31.8      39.4        14.7      16.6
                                       -------- --------  -------- --------  ---------- ----------  --------
 Income from operations ..............     3.6       6.2     11.8      13.1       5.4         6.4       9.6
Interest expense--net ................    (1.6)     (6.5)    (7.5)     (8.8)    (11.6)       (4.8)     (7.1)
Other expense ........................    (0.1)      0.5       --      (2.5)     (3.4)        0.8       0.9
                                       -------- --------  -------- --------  ---------- ----------  --------
Income (loss) before income tax  .....     1.9       0.2      4.3       1.8      (9.6)        2.4       3.4
Provision for income taxes ...........     1.5       0.3      1.9       0.9      (4.9)        0.8       1.4
                                       -------- --------  -------- --------  ---------- ----------  --------
Income (loss) before extraordinary
 item ................................     0.4      (0.1)     2.4       0.9      (4.7)        1.6       2.0
Extraordinary item ...................      --        --       --        --      (1.3)(1)    (1.3)(1)    --
                                       -------- --------  -------- --------  ---------- ----------  --------
Net income (loss) ....................  $  0.4    $ (0.1)  $  2.4    $  0.9    $ (6.0)     $  0.3    $  2.0
                                       ======== ========  ======== ========  ========== ==========  ========

OTHER FINANCIAL DATA:
Depreciation and amortization.........  $  3.8    $  8.9   $  8.5    $ 10.6    $ 12.2      $  5.3    $  7.7
EBITDA(2) ............................     7.3      15.6     20.3      21.2      14.2        12.5      18.2
Cash flows from operating activities      (1.8)     15.8     (1.9)      9.7      11.8         6.2       3.6
Cash flows from investing activities     (45.5)    (41.3)    (8.1)    (17.6)    (85.4)       (3.4)     (8.0)
Cash flows from financing activities      69.6       7.0      9.9       6.7      79.9        (0.6)     12.2
Capital expenditures .................     1.3       5.6      8.3      16.5       9.2         3.4       8.0
Ratio of earnings to fixed charges (3)     1.9x      1.0x     1.5x      1.2x      0.2x        1.5x      1.5x
BALANCE SHEET DATA (AT PERIOD END):
Working capital.......................  $ 40.6    $ 34.1   $ 46.8    $ 53.0    $ 74.6      $ 56.8    $ 85.5
Total assets .........................   158.8     181.3    196.1     204.6     329.2       205.6     338.4
Long-term debt .......................    68.7      78.1     88.7     103.0     186.7       102.3     198.3
Total liabilities ....................   100.2     123.6    136.1     142.5     262.1       143.4     271.8
Stockholders' equity..................    58.6      57.7     60.0      62.1      67.0        62.2      66.7



------------
(1) In 1996, the Company refinanced most of its long-term debt and recorded an extraordinary item for the write-off of previously deferred loan costs. See Note 5 to the Consolidated Financial Statements for further information.

(2) EBITDA is defined as earnings from operations before interest expense, taxes and depreciation and amortization. Huntsman Packaging's management believes EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operations as determined by GAAP and may not be comparable to other similarly titled measures of other companies.

(3) For purposes of this computation, earnings are defined as income before income taxes plus fixed charges. Fixed charges consist of interest (including amortization of deferred financing costs) and that portion of rental expense that is representative of interest (deemed to be one-third of operating lease rental expense). For the year ended December 31, 1996, earnings were insufficient to cover fixed charges by $9.6 million due primarily to a $10.9 million restructuring charge.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

   The following discussion and analysis of Huntsman Packaging's results of operations, financial condition and liquidity should be read in conjunction with "Unaudited Pro Forma Financial Data" and Huntsman Packaging's audited and unaudited financial statements included elsewhere herein. The following discussion also contains certain forward-looking statements that involve risks and uncertainties, and Huntsman Packaging's results could differ materially from those discussed herein. See "Cautionary Statements for Purposes of the Private Securities Litigation Reform Act of 1995."

   Huntsman Packaging derives its revenue, earnings and cash flow from the sale of film and flexible packaging products to customers located throughout the world. Huntsman Packaging manufactures these products at its facilities located in North America, Europe and Australia. Huntsman Packaging's sales have grown primarily as a result of the growth in the market for film and flexible packaging products, acquisitions over the past several years and production increases at acquired facilities. Since 1992, Huntsman Packaging has completed nine acquisitions, including acquisitions in 1996 of Deerfield, United Films and European Foam. During the past several years, Huntsman Packaging's net sales have increased significantly from year to year, primarily as a result of the aforementioned acquisitions.

RESULTS OF OPERATIONS

   The following table indicates net sales and expenses, and such amounts as a percentage of net sales, for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997.

                                    YEAR ENDED DECEMBER 31,                     SIX MONTHS ENDED JUNE 30,
                     ----------------------------------------------------- -----------------------------------
                           1994              1995               1996              1996              1997
                     ----------------- ----------------- ----------------- ----------------- -----------------
                                % OF              % OF              % OF              % OF               % OF
                         $      SALES      $      SALES      $      SALES      $      SALES      $      SALES
                     -------- -------  -------- -------  -------- -------  -------- -------  --------  -------
                                                       (DOLLARS IN MILLIONS)
Net sales ..........  $255.7     100%   $280.0     100%   $308.1     100%   $127.9     100%    $218.7    100%
Cost of goods sold     210.4      82%    235.1      84%    263.3      85%    106.8      83%     192.5     88%
                     -------- -------  -------- -------  -------- -------  -------- -------  --------  -------
Gross profit .......    45.3      18%     44.9      16%     44.8      15%     21.1      17%      26.2     12%
Total operating
 expenses...........    33.5      13%     31.8      11%     39.4      13%     14.7      12%      16.6      8%
                     -------- -------  -------- -------  -------- -------  -------- -------  --------  -------
Operating income  ..  $ 11.8       5%   $ 13.1       5%   $  5.4       2%   $  6.4       5%    $  9.6      4%
                     ======== =======  ======== =======  ======== =======  ======== =======  ========  =======

SIX MONTHS ENDED JUNE 30, 1997 COMPARED WITH THE SIX MONTHS ENDED JUNE 30,
1996

 Net Sales


   Net sales increased by $90.8 million, or 71.0%, in the first six months of 1997 to $218.7 million from $127.9 million in the six months ended June 30, 1996. The increase was primarily due to the acquisitions of Deerfield, United Films and European Foam in the second half of 1996. These acquisitions increased sales by $88.0 million in the six months ended June 30, 1997. The remaining $2.8 million increase was due primarily to increased sales volume in the Company's printed products segments and a general increase in the price of polyethylene resin, the Company's main raw material. The Company's sales prices generally follow the movement in resin prices, as resins are the primary component of the Company's raw material costs.


 Gross Profit


   Gross profit increased by $5.1 million, or 24.2%, in the first six months of 1997 to $26.2 million from $21.1 million in the six months ended June 30, 1996. The acquisitions of Deerfield, United Films and European Foam in the second half of 1996 increased gross profit by $8.9 million in 1997. This increase was offset primarily by a general decrease in the margins in the Company's polyethylene film businesses. In the stretch film business, gross profit decreased by approximately $3.0 million in 1997, due to excess supply for stretch film.

 Total Operating Expenses

   Total operating expenses (including research and development expenses) increased by $1.9 million, or 12.9%, in the first six months of 1997 to $16.6 million from $14.7 million in the first six months of 1996. The acquisitions of Deerfield, United Films and European Foam in the second half of 1996 increased total operating expenses by approximately $3.1 million in the first six months of 1997. The increase from acquisitions was offset primarily by lower European administration costs in 1997, particularly in the Company's German operation. The German operation successfully reduced administration costs by $0.1 million in the first six months of 1997 as compared to the first six months of 1996.

 Operating Income

   Operating income increased by $3.2 million, or 50.0%, in the first six months of 1997 to $9.6 million from $6.4 million in the first six months of 1996, due to the factors discussed above.

YEAR ENDED DECEMBER 31, 1996 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1995

 Net Sales


   Net sales increased by $28.1 million, or 10.0%, in 1996 to $308.1 million from $280.0 million in 1995, primarily due to the acquisitions of Deerfield, United Films and European Foam in 1996. These acquisitions increased sales by $42 million in 1996. This increase was offset by decreases in average sales prices in North America as a result of decreases in the average market price of polyethylene and PVC resins from 1995 to 1996. These decreases in average sales prices resulted in decreased sales of approximately $27.5 million in 1996 as compared to 1995. Polyethylene resin prices dropped significantly towards the end of 1995 and increased steadily during 1996. Notwithstanding the upward trend in polyethylene resin prices during 1996, such prices were approximately 10% lower on average in 1996 as compared to 1995.


 Gross Profit


   Gross profit decreased by $0.1 million, or 0.3%, in 1996 to $44.8 million from $44.9 million in 1995. This decrease was due to lower margins primarily as a result of the Company's inability to promptly pass through to customers increases in the costs of resins and other raw materials in 1996. This decline in margins was most significant in Huntsman Packaging's polyethylene stretch films, where margins decreased by $0.08 per pound, which represents approximately $7.6 million, from 1995 to 1996. These decreases were offset by increased margins in the Company's European and Australian operations as well as an increase of $4.5 million due to the acquisitions of Deerfield, United Films and European Foam.


 Total Operating Expenses


   Total operating expenses (including research and development expenses) increased by $7.6 million, or 23.6%, in 1996 to $39.4 million from $31.8 million in 1995 primarily due to a non-recurring restructuring charge of $10.9 million. This charge resulted from the closure of the Bowling Green, Kentucky and Dallas, Texas manufacturing facilities. With the 1996 acquisitions of United Films and Deerfield, the Company acquired relatively new, efficient equipment possessing significant open capacity. In addition, the newly acquired facilities contained open space considered necessary for future expansion. The Company decided to consolidate its Bowling Green (purchased in July 1992) and Dallas (purchased in June 1995) facilities into the newly acquired facilities by closing these businesses and relocating most of their equipment. The non-recurring $10.9 million charge includes $5.3 million for the write-off of assets not relocated, $3.3 million for the write-off of associated goodwill and $2.3 million for work force reduction expenses and other costs. See Note 3 of the Notes to Huntsman Packaging's Consolidated Financial Statements contained herein. The increase due to the non-recurring charge was offset partially by reduced administration cost resulting from management restructuring programs initiated in 1995.

 Operating Income

   Operating income decreased by $7.7 million, or 58.6%, in 1996 to $5.4 million from $13.1 million in 1995, due primarily to the factors discussed above.

YEAR ENDED DECEMBER 31, 1995 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1994

 Net Sales


   Net sales increased by $24.3 million, or 9.5%, to $280.0 million in 1995 from $255.7 million in 1994. This increase was in large part due to increased sales prices for polyethylene films generally. As previously discussed, the Company's sales prices tend to follow resin prices, and polyethylene resin prices increased approximately 50% from the second quarter 1994 to the second quarter 1995 and then declined approximately 30% by year end 1995. This increase in polyethylene sales prices accounted for increased net sales of approximately $25.0 million in 1995 as compared to 1994. These sales price increases were offset partially by lower volumes in the Company's polyethylene film markets, particularly the printed products segment which experienced a 14% decline in volume, which represents approximately $7.8 million.


 Gross Profit


   Gross profit decreased by $0.4 million in 1995, or 0.8%, to $44.9 million from $45.3 million in 1994. The slight decrease in gross profit was substantially due to a 2.6% decline in sales volume from 1994 to 1995 as gross profit per pound remained constant at $0.18. The lack of change in gross profit per pound was due to the Company's ability to pass through to customers increases in resin prices throughout 1995.

 Total Operating Expenses

   Total operating expenses decreased by $1.7 million, or 4.8%, to $31.8 million from $33.5 million in 1994. This decrease resulted primarily from a reduction in administrative expenses under a restructuring plan put in place in July 1995. The savings resulting from this plan were offset by a restructuring charge of $1.4 million recorded in 1995.

 Operating Income

   Operating income increased $1.3 million, or 10.7%, to $13.1 million in 1995 from $11.8 million in 1994 due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

   Huntsman Packaging has historically financed its operations through cash provided by operations and by borrowings from Huntsman Corporation or under Huntsman Corporation's credit facilities. Huntsman Packaging's primary uses of cash have been the payment of operating expenses, funding capital expenditures and payment for acquisitions.

 Net Cash Provided by (Used in) Operating Activities

   Net cash provided by operating activities was $3.7 million for the six months ended June 30, 1996, a decrease of $2.6 million, or 42.3%, from $6.3 million for the same period in 1996. The decrease resulted primarily from increases in inventories and decreases in accrued and other liabilities. These decreases were offset by increased net income in 1997 of $1.7 million. Net cash provided by operating activities was $11.8 million for the year ended December 31, 1996, an increase of $2.2 million, or 22.2%, from $9.7 million the previous year. $7.4 million of this net cash increase was due primarily to decreases in inventories, net of the Deerfield Acquisition and the United Films Acquisition, which were offset by lower operating income as compared to 1995. Cash flows from operations were $9.7 million in 1995, an increase of $11.6 million. The increase in net cash from 1994 to 1995 was due to increased operating income of $1.3 million and decreases in inventories.

 Net Cash Used in Investing Activities

   Net cash used in investing activities for the six months ended June 30, 1997 was $8.0 million, an increase of $4.6 million, or 137.1%, from $3.4 million for the same period in 1996. The increase was entirely due to increases in capital expenditures. The increases in capital expenditures were primarily due to a new 8-color press in the Company's Rochester printing facility and upgrades in the Company's newly acquired Deerfield and United Film facilities. Net cash used in investing activities, for the year ended December 31, 1996 was $85.4 million, an increase of $67.8 million, or 385.2% compared to the year ended December 31, 1995. The increase was primarily attributable to the cash consideration paid in connection with the acquisitions of Deerfield and United Films in 1996. Net cash used in investing activities for the year ended December 31, 1995 was $17.6 million, an increase of $9.5 million, or 118.7% compared to the year ended December 31, 1994. This reflected an $8.2 million increase in capital expenditures over the prior year. These expenditures included the $7.5 million purchase of the Rochester manufacturing building and the $4.3 million purchase of Performance Films Corporation.

 Net Cash Provided by (Used in) Financing Activities

   Net cash provided by financing activities for the six months ended June 30, 1997 was $12.2 million, an increase of $12.8 million from net cash used in financing activities of $0.6 million for the same period 1996. This increase was due to additional long-term debt incurred primarily as a result of increased capital expenditures in 1997. Net cash provided by financing activities for the year ended December 31, 1996 was $79.9 million, an increase of $73.1 million compared to the year ended December 31, 1995. This increase was primarily attributable to additional long-term debt incurred in connection with the purchase of the Deerfield and United Films acquisitions made during 1996. Net cash provided by financing activities for the year ended December 31, 1995 was $6.7 million, a decrease of $3.1 million compared to the year ended December 31, 1994. This decrease was primarily due to a $3.0 million dividend paid to Huntsman Corporation. In January 1996, Huntsman Packaging repaid $105.2 million of outstanding long-term notes payable and revolver loans and entered into a financing facility with Huntsman Corporation.

 Capital Expenditures

   Capital expenditures were $8.0 million for the six months ended June 30, 1997 and $3.4 million for the same period in 1996. Capital expenditures were $9.2 million, $16.5 million and $8.3 million in the years ended 1996, 1995 and 1994, respectively. With the consummation of the CT Film Purchase, management estimates maintenance capital expenditures of $12 million per year will be required in the near future.

 Liquidity

   As of June 30, 1997, Huntsman Packaging had $85.5 million of working capital. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the CT Film Purchase, Huntsman Packaging would have had approximately $74.7 million available under the Credit Facilities, $5.5 million which would have been issued as letters of credit. The new debt bears interest at LIBOR plus 2.00% which may adjust downward, based on Huntsman Packaging's leverage ratio (as defined in the Credit Agreement) to a minimum of LIBOR plus 1.00%. See "Description of the Credit Facilities."

   As of June 30, 1997, on a pro forma basis after giving effect to the CT Film Purchase, the Company had $15.5 million in cash and cash equivalents held by the Company's European and Australian subsidiaries. The effective tax rate of repatriating this money to the United States is approximately 40%. In addition, management estimates that dividends and other distributions to the Company of future earnings of the Company's European and Australian subsidiaries will be taxed at an effective rate of approximately 63%, thereby limiting the ability of the Company to access cash and cash equivalents generated by its European and Australian operations for use in its United States operations, including to pay principal, premium, if any, and interest on the Notes. In the six months ended June 30, 1997 and the years ended December 31, 1996 and December 31, 1995, the Company's European and Australian operations generated net income of $2.7 million, $3.3 million and $0.1 million, respectively, and EBITDA of $5.8 million, $4.6 million and $1.4 million, respectively.

   Huntsman Packaging expects that cash flows from operations and available borrowings under the Credit Facilities will provide sufficient working capital to operate its business, to make expected capital expenditures and to meet foreseeable liquidity requirements.

 Environmental Matters

   The operation of any plastic packaging materials manufacturing plant and the distribution of such products, and the related production of by-products and wastes, entails risk of adverse environmental effects. Huntsman Packaging and its operations are subject to certain federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials ("Environmental Laws"). In the ordinary course of business, Huntsman Packaging is subject to periodic environmental inspections and monitoring by governmental enforcement authorities. As a result of actual or alleged violations arising under or in connection with any Environmental Laws, the Company could incur substantial costs, including fines and civil or criminal sanctions. In addition, Huntsman Packaging's production facilities require environmental permits that are subject to revocation, modification and renewal ("Environmental Permits"). Violations of Environmental Permits can also result in substantial fines and civil or criminal sanctions. Huntsman Packaging believes that it is in material compliance with applicable Environmental Laws and Environmental Permits. The ultimate costs under Environmental Laws and the timing of such costs, however, are difficult to predict and potentially significant expenditures could be required in order to comply with Environmental Laws that may be adopted or imposed in the future.


   Huntsman Packaging's costs and operating expenses relating to environmental matters totaled approximately $200,000 in each of 1995 and 1996, and are expected to remain at approximately this level in 1997. Through June 30, 1997, such expenditures totaled $100,000. This amount is expected to be sufficient to cover, among other things, Huntsman Packaging's routine measures to prevent, contain and clean up spills of materials that occur in the ordinary course of business. Huntsman Packaging's estimated capital expenditures for environmental matters were approximately $330,000 in 1995, $295,000 in 1996 and $250,000 for the six months ended June 30, 1997 and are expected to be approximately $517,000 in 1997, approximately $725,000 in 1998, and approximately $175,000 in 1999. Capital expenditures and, to a lesser extent, costs and operating expenses relating to environmental matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation of specific standards which impose requirements on Huntsman Packaging's operations.

                                   BUSINESS

GENERAL

   Huntsman Packaging is one of the largest manufacturers of film and flexible packaging products in North America. The Company offers one of the most diverse product lines in the industry and has attained a leading market position in each of its major product lines. Management attributes its market leadership primarily to its advanced film extrusion equipment and technology, broad and innovative product lines, well-established customer relationships and low-cost production capabilities. The Company's product lines are comprised of the following: (i) converter films that are sold for additional fabrication and resale by other flexible packaging manufacturers for use in a wide range of consumer and industrial markets; (ii) barrier films that contain and protect food and other products; (iii) printed products that include printed rollstock, bags and sheets used to package products in the food and medical industries; (iv) stretch films that are used for industrial unitizing and containerization; (v) PVC films that are used by supermarkets, institutions and homes to wrap meat, cheese and produce; and (vi) foam products that include meat trays, egg cartons and fast food containers.

   Converter Films. Converter films are polyethylene films that are sold to converters and laminators for final processing into consumer products such as bags, pouches and printed products. With the consummation of the CT Film Purchase, the Company currently holds North America's number one market position in the converter film segment with a 23% market share.

   Barrier Films. Barrier films are polyethylene films that are sold to food processors and other end users. These films provide specific types of barrier protection against moisture, oxygen, light and gases, and are puncture resistant. The Company is the second largest producer of cookie, cracker and cereal box liners in North America, with a 19% market share. The CT Film Purchase allowed the Company to gain entry or increase access to other barrier film markets, including medical, personal care and agricultural films.

   Printed Products. Printed products are manufactured and sold to fresh and frozen food processors, bakeries, textile manufacturers and other dry goods processors. The Company is North America's leading supplier of film used in the frozen food segment, with a 31% market share. The Company is also the second largest producer in the bakery market, with a 20% market share, supplying approximately one-fifth of the five billion bread bags manufactured in North America each year. Management anticipates growth opportunities in the packaged salad and fresh produce market, which is expected to grow approximately 9% annually over the next several years.

   Stretch Films. Stretch films are used primarily to bundle products and wrap pallets. Currently, approximately one-half of all loads shipped in North America are unitized with stretch film. Management expects additional growth in stretch films as they continue to replace less economical and less environmentally-acceptable packaging alternatives, such as steel strapping. The Company is North America's fourth largest producer of stretch films, with an 11% market share.

   PVC Films. PVC films are used by supermarkets, institutions and homes to wrap meat, cheese and produce. Management believes the Company has North America's number two market position in PVC films. Management estimates that the Company also has the number one and three market shares in Australia and Western Europe with 60% and 16%, respectively. The Company expects PVC film export sales to increase in the growing Central and South American markets.

   Foam Products. The Company's polystyrene foam products include meat trays, egg cartons and fast food containers, which it manufactures in the U.K. and France. Management estimates that the Company is the largest producer of egg cartons in France, with a 26% market share and the third largest producer of polystyrene foam food packaging in Western Europe, with an 11% market share. The Company expects growth in foam products sales by penetrating emerging markets in Eastern Europe and the Middle East.

   The Company currently has over 2,000 customers, including General Mills, Kraft/General Foods, Campbell Soup, Albertson's, Safeway, American Stores, Tyson Foods, Interstate Bakeries (Wonder Bread), Becton-Dickinson, Kimberly-Clark, 3M and Johnson & Johnson. With the addition of CT Film, the Company has a manufacturing capacity of nearly 800 million pounds of polyethylene and PVC films. For the year ended December 31, 1996, the Company, on a pro forma basis after giving effect to the CT Film Purchase, would have had net sales of $567.6 million, a loss before extraordinary item of $5.6 million, EBITDA (as defined under "Prospectus Summary--Summary Historical and Pro Forma Financial Data") of $35.5 million and Adjusted EBITDA (as defined under "Prospectus Summary--Summary Historical and Pro Forma Financial Data") of $65.6 million. See Note 1 to the Consolidated Financial Statements of Huntsman Packaging for financial information regarding foreign operations.


HUNTSMAN PACKAGING

   Huntsman Packaging was founded in 1992 for the purpose of acquiring Goodyear Tire & Rubber Company's Film Products Division. Since its formation, Huntsman Packaging has pursued its growth strategy by improving operating efficiency and by completing nine strategic acquisitions that have complemented Huntsman Packaging's existing product lines and provided it with new products and access to new markets. For example, the Deerfield Acquisition established Huntsman Packaging as a leading converter film producer and nearly doubled its share in the stretch film market. The United Films Acquisition established Huntsman Packaging as a premier producer of cookie, cracker and cereal box liners. Huntsman Packaging has a successful track record of improving capacity utilization, reducing overhead costs and increasing profits of its acquired businesses. The Company's recent acquisitions have provided it with additional state-of-the-art equipment, which has allowed it to reduce capital expenditures and consolidate its manufacturing operations by closing older, less efficient operations. Management believes that additional cost savings can be achieved as it continues to integrate acquired companies.

   Until recently, Huntsman Packaging was a wholly-owned subsidiary of Huntsman Corporation. Contemporaneous with the Offering, Huntsman Packaging was separated from Huntsman Corporation in the Split-Off. Jon M. Huntsman now owns approximately 65% of the total equity of Huntsman Packaging. Richard P. Durham and the Christena Karen H. Durham Trust collectively own approximately 35% of the total equity of Huntsman Packaging. Mr. Durham is Mr. Huntsman's son-in-law and the President and Chief Executive Officer of Huntsman Packaging. Christena Durham is the daughter of Mr. Huntsman, the beneficiary of the Christena Karen H. Durham Trust and the wife of Mr. Durham. Jon M. Huntsman, Richard P. Durham and Christena H. Durham are currently the directors of the Company.

CT FILM PURCHASE


   On August 27, 1997, an indirect subsidiary of Huntsman Corporation was merged into Rexene Corporation. The surviving corporation was renamed Huntsman Polymers Corporation. On September 30, 1997, Huntsman Packaging acquired CT Film, including Rexene Corporation Limited, from Huntsman Polymers Corporation for $70 million in cash.


   Management believes that the CT Film Purchase strengthens the Company's position as a market leader in the film and flexible packaging industry by enhancing its existing product lines and providing new growth opportunities. The CT Film Purchase provides the Company with new customers, including Becton-Dickinson, Kimberly-Clark and Johnson & Johnson, and provides access to the growing medical, personal care and agricultural film markets. In addition, CT Film increases the Company's share of the North American converter film market from 11% to a leading 23% share.

   With the CT Film Purchase, management expects to generate significant cost savings, primarily from three sources: (i) approximately $4.0 million in annual savings from raw material cost reductions; (ii) approximately $6.6 million in annual savings from the elimination of duplicative management and operating personnel; and (iii) approximately $5.7 million in annual savings through the consolidation of less efficient facilities and the related elimination of personnel and fixed costs.

   With the former CT Film assets operating at approximately 67% of capacity prior to the acquisition of CT Film, management believes that CT Film's available capacity can be used to: (i) relocate manufacturing to facilities closer to customers, thereby reducing transportation costs and increasing logistical flexibility in product delivery; (ii) reduce production lead times; and (iii) reduce capital expenditures.

COMPETITIVE STRENGTHS

   Superior Manufacturing Capability. With the acquisition of CT Film, management believes the Company possesses a broader range of manufacturing equipment and more state-of-the-art manufacturing equipment than any of its competitors. The resulting combination of manufacturing flexibility and efficiency enhances the Company's ability to bring new technologies to the marketplace and meet the ever-increasing performance needs of its customers in a cost-effective manner.

   Strong Market Positions. The Company has a leading market position in each of its major product lines. With the CT Film Purchase, the Company is North America's largest supplier of converter and frozen food films and its second largest supplier of PVC films, cookie, cracker and cereal box liners and bakery bags. The Company also maintains significant market shares in PVC film in Western Europe and Australia and polystyrene foam food packaging products in Western Europe. The Company attributes its market leadership primarily to its broad and innovative product lines, well-established customer relationships, low-cost manufacturing capabilities and technological innovation.

   Proven Management Team. The Company has assembled an outstanding management team at both the corporate and operating levels, with extensive experience in the flexible packaging industry. Senior management has an average of over 20 years of experience in the film and flexible packaging industry. Since the Company's formation in 1992, management has successfully integrated nine acquisitions, enhanced productivity, diversified its product lines, strengthened its customer relationships and increased EBITDA.

   Well-Established Customer Relationships. The Company has close working relationships with both its end-use customers and its distributors. The Company is a major supplier to some of the most significant end users of film products in the world, including Albertson's, American Stores, Campbell Soup, General Mills, Interstate Bakeries (Wonder Bread), Keebler, Kraft/General Foods, Pillsbury, Safeway, Tyson Foods and most of the flexible packaging converters that supply such end users. In addition, the Company manufactures and supplies film to some of the largest non-food film consumers in North America, including Baxter, Becton-Dickinson, Kimberly-Clark, 3M, Johnson & Johnson, Goodyear, Wal-Mart and Owens Corning. During the past five years, the Company also has assembled a distribution network that includes the four leading national film distributors: Unisource, Bunzl, Zellerbach and ResourceNet. Management believes that the combination of its end-use customers and leading national distributors gives the Company a strategic advantage in the marketplace.

   Low-Cost Production. The Company believes that its manufacturing costs are among the lowest in the industry due to: (i) economies of scale provided by its high volume production; (ii) high plant utilization attained through the continual consolidation of less efficient operations; (iii) favorable resin and other raw material prices based on its significant purchasing requirements; (iv) the state-of-the-art manufacturing equipment that minimizes resin requirements and waste; and (v) capital investment that has resulted in improved operating efficiency.

STRATEGY

   Since its formation, the Company has focused on strategic acquisitions, technology development and production improvements to take advantage of current and projected market trends. Management believes that the following trends will drive future growth in the film and flexible packaging industry:
(i) traditional forms of rigid packaging (paperboard, glass, metals and rigid plastic) will be replaced by sophisticated, less expensive, higher performing, flexible packaging alternatives; (ii) new metallocene-based resin technologies will encourage growth in flexible packaging and require state-of-the-art extrusion equipment to deliver these technologies in a cost-efficient manner; and (iii) customers and distributors will continue to prefer large, integrated suppliers, such as the Company, to smaller suppliers. Management believes that the Company's combination of core technological competencies, modern, flexible manufacturing capabilities and innovative management and marketing practices will position the Company as the premier film extrusion company in North America. To that end, the Company will continue to pursue the following strategies:

   Develop New Products and New Markets. To capitalize on the Company's core technological and manufacturing competencies, the Company will continue to focus on customer needs through its specialized product development teams consisting of sales, marketing, technical and manufacturing professionals. In cooperation with major customers, the Company is developing films for stand-up plastic pouches that are replacing traditional rigid packaging for a broad range of consumer products, including juices, pet food, laundry detergent and snack foods. The Company recently developed a high-integrity shrink film for Campbell Soup that replaces traditional corrugated box and tray applications used in bundling canned goods. The Company also achieves product innovation by identifying and purchasing or licensing value-added technologies. A recent example is the Company's acquisition of the patent rights to the G-Bond manufacturing process. This cost-effective method of film production has allowed Huntsman Packaging to gain market share in the rapidly growing packaged salad market, most notably with Dole Foods.

   Continue Cost Reductions and Productivity Enhancements. The Company continues to seek opportunities to reduce its operating costs and enhance productivity. Recently, following the acquisitions of United Films and Deerfield, the Company closed older, less efficient production facilities in Dallas, Texas and Bowling Green, Kentucky, thereby reducing manufacturing costs. Through the CT Film Purchase, the Company intends to achieve significant cost savings through reduction in raw material prices and overhead expenditures and further plant rationalizations. With the addition of CT Film, the Company's plants will be able to service customers from lower-cost manufacturing facilities that are located closer to the customers, reducing both delivery times and transportation costs.

   Enhance and Leverage Customer Relationships. The Company has developed long-standing relationships with many of its customers. These customers value product innovation and reliable supply, and consequently exercise great care in establishing and maintaining their supplier relationships. The Company believes that its reputation for innovation and reliability is recognized in the marketplace. In addition, management believes that the trend of supplier consolidation will continue. The Company focuses on meeting the increasingly complex packaging needs of its customers with its wide array of film and flexible packaging products. As the Company has grown through acquisitions, it has successfully sold existing products to newly-acquired customers and has sold newly-acquired products to existing customers. Management believes this leveraging has provided and will continue to provide growth opportunities.

INDUSTRY OVERVIEW

   Flexible packaging and film products are thin, pliable bags, pouches, labels and films for food and non-food consumer and industrial goods that are generally produced from single or multi-layer laminates of various combinations of plastics, paper, film and foil. Flexible packaging containers not only protect their contents, they are also cost-effective, space-saving, lightweight, tamper-evident, convenient and often recyclable.

   Flexible packaging represents the fastest growing sector in the $94 billion North American packaging industry. Currently, flexible plastic packaging is the second largest segment in the packaging industry, at 16%, and is expected to become the largest in the next several years. There are 650 flexible packaging companies in the United States with over 950 plants, predominately concentrated in the Midwest. These companies have approximately $16 billion in industry sales and approximately 84,000 employees. The flexible packaging industry has experienced record levels of consolidation in the past two years. There were 34 business combinations in 1995 and 1996, totalling $2.1 billion in revenues. In addition to the high level of merger and acquisition activity, companies in the industry are participating in more joint ventures, partnerships, expansions and technology sharing agreements. Large consumers of flexible packaging materials are driving market consolidation by using fewer suppliers in order to increase buying efficiencies and reduce administrative costs.

   The food processing industry represents approximately 50% of the market for flexible packaging. The remaining markets include medical and pharmaceutical applications, household goods, garden supplies, pet food, cosmetics, retail merchandise, agricultural, industrial and institutional applications. End users of flexible packaging have increasingly sought better performing and less expensive packaging alternatives to meet changing demographics and customer needs. For example, in consumer markets, convenience and health consciousness are driving demand for low-fat foods such as ready-to-eat fresh salads and produce, which require sophisticated packaging solutions to maintain freshness, increase shelf life and provide resealability.

   There is a general industry trend to replace rigid containers (paperboard, glass, metals and rigid plastic) with lower cost and lighter weight flexible packaging. In consumer markets, stand-up pouches are used to replace boxes, jars or cans. In industrial markets, stretch and shrink films are being used to unitize cans, boxes and loads for transport and are replacing traditional forms of packaging such as steel strapping, corrugated paper boxes and taping.

   As end users continue to replace rigid packaging with flexible packaging, consumers are demanding thinner, stronger and clearer packaging products. In response, resin manufacturers have introduced new resin technologies, such as metallocene resins, which enhance different physical properties of the film. As demand for improved product offerings continues, management anticipates that product lines and manufacturing equipment will change rapidly.

PRODUCTS, MARKETS AND CUSTOMERS

   Huntsman Packaging is one of the largest manufacturers of film and flexible packaging products in North America. The Company offers one of the most diverse product lines in the industry and has attained a leading market position in each of its major product lines. Management attributes its market leadership primarily to its advanced film extrusion equipment and technology, broad and innovative product lines, well-established customer relationships and low-cost production capabilities. The Company's product lines are comprised of the following: (i) converter films that are sold for additional fabrication and resale by other flexible packaging manufacturers for use in a wide range of consumer and industrial markets; (ii) barrier films that contain and protect food and other products; (iii) printed products that include printed rollstock, bags and sheets used to package products in the food and medical industries; (iv) stretch films that are used for industrial unitizing and containerization; (v) PVC films that are used by supermarkets, institutions and homes to wrap meat, cheese and produce; and (vi) foam products that include meat trays, egg cartons and fast food containers.

 Converter Films

   Converter films are single-and multi-layer extruded polyethylene films that are sold to converters and laminators for final processing into consumer products such as bags, pouches and printed products. Converter films may also be laminated to another film or to paper or foil to give each layer a specific performance characteristic, such as moisture or oxygen barriers or light protection. Converter films are sold either for their sealability characteristics or their barrier characteristics and must meet stringent performance specifications including gauge control, layer thickness, sealability and web width accuracy.

   Prior to the CT Film Purchase, the Company was the second largest supplier of converter films in the estimated 710 million pound North American market. With the consummation of the CT Film Purchase, the Company has the number one market position, increasing its market share from approximately 11% to approximately 23%.

   Management believes the technological advantages of the Company's converter films are recognized and respected in the marketplace. Adherence to strict performance specifications allows the Company to price many of these products at a premium. Single-layer films are a blend of resins that provide desired sealant characteristics for specific packaging applications. Three-and five-layer coextrusions produce films with distinct layers joined together to form what appears to be a single-layer film. Each layer and each resin in each layer provides a specific characteristic -a barrier, an adhesive, a seal or a gloss. The Company's technological capabilities in five-layer film offer an efficient and cost-effective method of sealing in or sealing out moisture, oxygen or odors.

   The Company continues to enhance its market share in converter films by introducing new product offerings to meet new industry trends and customer needs. Recently, for example, the Company worked closely with one of its converter customers to develop a three-layer film that will replace paper products in pet food packaging applications. In addition, the Company has recently developed a thermal imaging polyethylene film for billboard advertising in cooperation with a national media company.

   Major converter film customers include All-Pak, Clear Lam Packaging, Lawson Mardon, Plastic Packaging and Sonoco Flexible Packaging. Virtually all laminators in North America buy at least a portion of their film from Huntsman Packaging. These laminated structures are sold to such end users as Federal Express, Heinz, Kraft/General Foods, M&M Mars, Nabisco and Procter & Gamble.

 Barrier Films

   Barrier films are polyethylene films that are sold to food processors and other end users. These films provide specific types of barrier protection against moisture, oxygen, light or gases, and are puncture resistant. Barrier films produced by the Company are sold in the following product segments: (i) cookie, cracker and cereal box liners; (ii) medical packaging and personal care films; (iii) shrink film; and (iv) agricultural film.

   Cookie, Cracker and Cereal Box Liner Film Market

   The Company sells coextruded barrier films that are manufactured into sealed pouches as box liners for packaging cookies, crackers, cereals and other dry goods. The Company is a leading supplier in this market, with a 19% market share. This market of approximately 180 million pounds is expected to grow approximately 8% annually over the next several years. The Company's advanced, state-of-the-art coextrusion technology has allowed it to gain market share and introduce new products in this segment, such as the successful introduction of a cake mix box liner for General Mills. The Company is a supplier to many market leaders, including General Mills, Kellogg, Nabisco, Keebler and Pillsbury.

   Medical and Personal Care Film Market

   With the consummation of the CT Film Purchase, the Company increased its presence in the medical film market and entered the personal care market. There is an estimated 205 million pound medical film market, including medical supply packaging and surgical drapes and gowns. This market is expected to grow approximately 8% annually through the year 2000. The Company now also produces films for use in infant care, adult incontinence and feminine hygiene products for a portion of the estimated 280 million pound personal care market. This market is expected to grow approximately 5% annually through the year 2000. The Company's customers include Becton-Dickinson, Kimberly-Clark, Drypers and Johnson & Johnson.

   Shrink Film Market

   Polyethylene shrink films, so-called because of their ability to shrink or contract around a product when heated, are used in many applications, including unitizing consumer products and protecting industrial items during storage and shipment. The Company participates primarily in the industrial segment of the shrink film market. The industrial shrink film market is approximately 344 million pounds and is expected to grow approximately 5% annually through the year 2000.

   The Company has recently developed a technologically-advanced shrink film that enables end users to downgauge from their current products and offers greater strength and puncture resistance than ordinary shrink film. The introduction of this film has been highly successful, and it is currently used by such nationally-recognized industry leaders as General Mills, Campbell Soup, Del Monte and Perrier.

   Agricultural Film Market

   The agricultural film market segment is generally divided into five categories: mulch film, greenhouse film, fumigation/sterilization film, water and soil conservation film and crop storage film. With the consummation of the CT Film Purchase, the Company now produces mulch films and greenhouse films. The North American market for mulch and greenhouse films is approximately 230 million pounds and is expected to grow approximately 4% annually. The Company's agricultural film customers include Asgrow, Gargiulo Farms, Griffin Suppliers and Mecca Farms. The Company believes that it is well-positioned to capitalize on the trends in the agricultural film segment, which include downgauging and the use of metallocene resins.

 Printed Products

   The Company's printed products are manufactured and sold in two formats: roll stock and bags. Printed roll stock is sold to fresh and frozen food processors, who use their own packaging equipment to fabricate pouches and bags for their products. Printed bags are sold to fresh and frozen food processors, bakeries, textile manufacturers and other dry goods processors. The Company has profitable niches in the markets for dry goods, ready-to-eat salad and fresh-cut produce, textile, tortilla, medical and specialty packaging.

   The Company is the number one supplier of film used in the frozen food segment, with a 31% market share. The North American frozen food packaging market is approximately 42 million pounds and is expected to grow approximately 5% annually through the year 2000. The Company is also the second largest producer in the 210 million pound bakery market, with a 20% share, supplying approximately one-fifth of the five billion bread bags manufactured in North America each year. The Company is also the number one supplier of non-household zipper bags in North America.

   The Company recently developed a new heat-sealed, puncture-resistant printed film for one of the largest food processors in the country. In addition, the Company was named the sole provider of bread bags for IGA/Fleming and the preferred provider of zipper bags for Mission Foods, the largest producer of tortillas in the world.

   Along with the Company's superior printing and pre-press reclosable technology, the Company's license to the patented G-Bond process further differentiates the Company from its competitors. G-Bond is a lamination simulation that can be achieved with a printing press. Traditional laminations are a two-step process, first printing an image onto film and then laminating the printed film onto a second film. G-Bond accomplishes both steps in one process, eliminating the need for laminating equipment. A modification to the G-Bond process, known as the Dial-a-Barrier process, which is owned by the Company and is the subject of a pending patent application, has become an industry leader in the growing packaged salad and pre-cut produce market. The Company is currently working with Dole Foods, Fresh Express and Mann Packing in this growing market. The Company continues to invest in modern processing equipment, including 8-color presses, specialty reclosability equipment, and state-of-the-art pre-press equipment to reduce changeover time and enhance printing flexibility. This technology recently allowed the Company to print a 17-color product for Hanes using screening techniques on an 8-color press.

   Huntsman Packaging's printed product customers include Dole Foods, Interstate Bakeries (Wonder Bread), Mission Foods, Ore-Ida, Pepperidge Farms and Pillsbury (Green Giant).

 Stretch Films

   Stretch films, used primarily to bundle products and wrap pallets, are made of a blend or coextrusion of linear low density polyethylene, low density polyethylene, metallocene and other specialty resins. Currently, approximately one-half of all loads shipped in North America are unitized with stretch film. Management expects additional growth as stretch films continue to replace less economical and less environmentally-acceptable packaging alternatives, such as steel strapping.

   Consumption of stretch film in North America exceeds one billion pounds per year and has grown at a rate of approximately 7% annually over the last few years. The Company expects that this market will maintain a growth rate of approximately 7%, and will reach approximately 1.3 billion pounds by 2000. The Company is the fourth largest producer of stretch films in North America, with an 11% market share.

   Most of the Company's competitors view stretch film as a commodity product and compete primarily on the basis of price. The Company views stretch film as a value-added product. By using state-of-the-art extrusion equipment and continually refining its product offering mix, the Company seeks to be the supplier of choice in this market. Ongoing product development includes the Company's license to the patented Winwrap product, a new lightweight stretch wrap that is half the weight of traditional handwrap. Despite its reduced weight, Winwrap brand stretch wrap offers superior elasticity and holding force, and is also more durable than traditional handwrap. The Company is engaged in a program to sub-license this technology to third parties.

   Market trends include downgauging of film and the use of more sophisticated resins. Management believes that recent capital improvements in production equipment, strong relationships with all major resin suppliers and ongoing investment in product development have positioned the Company to take advantage of these trends.

   The stretch film market has also recently been the focus of significant industry consolidation. Tenneco recently purchased Mobil's packaging and stretch film division, AEP purchased Borden's stretch film division, and in October 1996, Huntsman Packaging purchased Deerfield. Management believes that the stretch film market will continue to consolidate, with larger manufacturers, such as the Company, gaining a competitive advantage in servicing large, sophisticated customers.

   Huntsman Packaging sells stretch film primarily to distributors for resale to end users. In North America, there are more than 3,700 distributors selling stretch film products to more than 200,000 end users. The Company is the only major stretch film producer that distributes its films through all of the major national distributors. The Company's largest customers in this market include Unisource, Zellerbach, NPS, Pacific Packaging and Resinas Poli.


 PVC Films

   PVC films are used by supermarkets, institutions and homes to wrap meat, cheese and produce. Management believes the Company has North America's number two market position in PVC films. Management estimates that the Company also has the number one and three market shares in Australia and Western Europe, with 60% and 16%, respectively. The Company's PVC export sales increased by over 20% in 1996, and the Company expects PVC film export sales to further increase in the growing Central and South American markets.


   In North America, PVC film is sold to distributors, supermarket chains and converters. Approximately 58% of the Company's PVC film is sold through distributors, 26% is sold directly to supermarket chains, and 16% is sold to converters. Major customers include Albertson's, Bunzl, Kroger, Publix Super Markets and Safeway. In Europe, the Company's major PVC film customers include Disposable Supplies, Errecia, Northern Packaging, Omnipac and Vitembal. In Australia, the Company's customers include Chep Australia, Dalton Packaging, Grocery Holdings, Onwards Industrial and Woolworth.

 Foam Products

   The Company's polystyrene foam products include primarily meat trays, egg cartons and fast food containers, which it produces in the U.K. and France. Management estimates that the Company is the largest producer of egg cartons in France, with a 26% market share, and the third largest producer of all polystyrene foam food packaging products in Western Europe, with an 11% market share. The Company expects growth in PVC film sales by penetrating emerging markets in Eastern Europe and the Middle East.

   Approximately 45% of the Company's sales in the foam market are through distributors to supermarkets, fast food chains and food processors. The remainder of the Company's sales are directly to end users. The Company's largest customers in this market include ACS Catering, Autobar, GB Quick, Marshall Food and Sovereign Foods.

COMPETITION

   The film and flexible packaging industry includes several hundred companies. Small and medium-sized manufacturers, who compete primarily in regional markets, predominate, with relatively few large, national manufacturers. Statistics of the Flexible Packaging Association and available trade and industry information indicate that the ten largest flexible packaging companies accounted for 40% of the total industry sales in 1995. Other sales leaders in this industry include Bemis, American National Can, Printpack, Cryovac (a division of W.R. Grace), Tenneco, AEP and Exxon. See "Risk Factors -- Competition."

SALES AND MARKETING


   Nine sales professionals, located in eight cities, serve national accounts, and approximately 70 additional professionals are responsible for selling the Company's six product lines. All of the Company's sales, marketing and technical support personnel receive extensive training before assuming account responsibilities. The Company believes it is critical that its sales, marketing and technical support teams have in-depth knowledge of the Company's products, and in some instances engineering and other technical experience, in order to meet customers' product needs and provide meaningful information to the Company for new product development. Technical support personnel assist the sales force with technical expertise and assure compliance with customer specifications.


   The Company's major national accounts are serviced by national account salespeople who are qualified to sell the entire range of the Company's products. In addition, since each of the Company's product lines have different characteristics and properties, and generally are sold and distributed in different ways, the Company has sales, marketing and technical support personnel dedicated specifically to each product. The Company's products are sold directly to end users, to distributors and through brokers.

RESEARCH AND DEVELOPMENT

   Huntsman Packaging spent $2.2 million, $2.0 million and $2.1 million on research and development for its product lines in 1994, 1995, and 1996, respectively. CT Film spent $2.5 million, $3.7 million and $2.7 million on research and development in 1994, 1995, and 1996, respectively. On a pro forma basis, Huntsman Packaging and CT Film spent 1.1% of net sales in 1996 for research and development. Huntsman Packaging conducts its research and development at facilities in Akron, Ohio and Chippewa Falls, Wisconsin. Both facilities have extensive physical property and analytical test equipment and both blown and cast extrusion pilot line equipment.

INTELLECTUAL PROPERTY RIGHTS

   Proprietary protection of Huntsman Packaging's processes, apparatuses, and other technology and inventions is important to its business. Huntsman Packaging owns approximately 25 unexpired U.S. patents. Approximately seven patent applications, of which one is a provisional application, are currently pending at the United States Patent and Trademark Office, and approximately 17 foreign patents have either been issued or are pending. While a presumption of validity exists with respect to issued U.S. patents, Huntsman Packaging cannot assure that any of its patents will not be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, Huntsman Packaging cannot assure the issuance of any pending patent application, or that if patents are issued, such patents will provide meaningful protection against competitors or against competitive technologies.

   Huntsman Packaging also relies on unpatented proprietary know-how, continuing technological innovation and other trade secrets to develop and maintain its competitive position. Huntsman Packaging has entered into a number of confidentiality agreements to protect its trade secrets and proprietary know-how upon making necessary disclosures to third parties. There can be no assurance, however, that such agreements will not be breached, that they will provide meaningful protection for Huntsman Packaging's trade secrets or proprietary know-how, or that adequate remedies will be available in the event of an unauthorized use or disclosure of such trade secrets and know-how. In addition, there can be no assurance that others will not obtain knowledge of such trade secrets through independent development or other access by legal means.

   In addition to its own patents, proprietary trade secrets and know-how, Huntsman Packaging is a party to certain licensing arrangements and other agreements authorizing Huntsman Packaging to use certain trade secrets, know-how and related technology and/or operate within the scope of certain patents owned by other entities. Huntsman Packaging also has licensed or sub-licensed certain intellectual property rights to third parties.

   Huntsman Packaging has associated brand names with a number of its products, and owns approximately 35 U.S. trademark registrations, one application for registration currently pending at the

United States Patent and Trademark Office, and approximately 170 foreign counterparts, including both registrations and applications for registration. However, there can be no assurance that Huntsman Packaging's trademark registrations will provide meaningful protection against the use of similar trademarks by competitors, or that the value of Huntsman Packaging's trademarks will not be diluted.

RAW MATERIALS

   Polyethylene resin, PVC resin and polystyrene resin constitute the primary raw materials used to manufacture all of the Company's products, with polyethylene resin being the single largest raw material purchased by the Company. In 1996, these three resins comprised approximately 78% of total raw material costs and approximately 44% of the Company's net sales. The prices of raw materials are a function of, among other things, manufacturing capacity, demand, and the price of crude oil and natural gas feedstocks. See "Risk Factors -- Exposure to Fluctuations in Resin Prices and Dependence on Resin Supplies."

   The Company's major suppliers of polyethylene resin are Dow Chemical, Exxon, Chevron and Huntsman Polymers, its major suppliers of PVC resin are Geon and BASF, and its major supplier of polystyrene resin is Huntsman Chemical Corporation.

MANUFACTURING

   Huntsman Packaging manufactures its film products using both the blown and cast extrusion processes. In each process, thermoplastic resin pellets are combined with other resins, plasticizers, or modifiers in a controlled high temperature and pressurized process to create films with specific performance characteristics. These two basic film manufacturing processes produce uniquely different performance characteristics. Cast films are generally clearer, softer, and more uniform in thickness. Blown films offer enhanced physical properties, such as increased tear and puncture strength and barrier protection.

   In the cast film process, the molten resin mixture is extruded through a horizontal die onto a polished chill roll, where the film is quickly cooled. As the film comes off the end of the chill roll, it is wound onto rolls. Blown film is produced by extruding the molten resin mixture through a circular die and chilled air ring to form a bubble as large as 55 feet high and 25 feet in diameter. The bubble is then collapsed, cut and wound onto rolls.

PROPERTIES

   The principal executive offices of Huntsman Packaging are located at 500 Huntsman Way, Salt Lake City, Utah 84108, and are occupied pursuant to a lease with Huntsman Corporation.

   The following is a list of the Company's owned or leased properties where manufacturing and research and development are located. In addition, the Company leases sales offices and warehouse space in 30 locations spread over 14 states and 4 foreign countries. Unless otherwise indicated, the property is owned.

 LOCATION                      FACILITY                                     SQ. FOOTAGE
-----------------------------  -------------------------------------------- -------------------------
Birmingham, Alabama            Manufacturing                                120,000 sq. ft.
Bloomington, Indiana           Manufacturing*                               21,500 sq. ft.
Calhoun, Georgia               Manufacturing                                39,000 sq. ft.
Carrollton, Ohio               Manufacturing**                              63,000 sq. ft. owned
                                                                            12,000 sq. ft. leased
Danville, Kentucky             Manufacturing                                180,000 sq. ft.
Deerfield, Massachusetts       Manufacturing                                140,000 sq. ft.
Guegon, France                 Manufacturing and warehouse                  45,000 sq. ft.
Lewisburg, Tennessee           Manufacturing                                42,000 sq. ft.
Merced, California             Manufacturing                                37,500 sq. ft.
Odon, Indiana                  Manufacturing*                               20,000 sq. ft.
Philippsburg, Germany          Manufacturing                                38,000 sq. ft.
Melbourne, Australia           Manufacturing*                               40,000 sq. ft.
Rochester, New York            Manufacturing                                327,000 sq. ft.
Seattle, Washington            Manufacturing                                110,000 sq. ft.
Skelmersdale, U.K.             Manufacturing and warehouse*                 291,000 sq. ft.
Toronto, Canada                Manufacturing                                106,000 sq. ft.
Uniontown, Ohio                Research and development*
Chippewa Falls, Wisconsin      Manufacturing; Research and development+     40,400 sq. ft.
Clearfield, Utah               Manufacturing*                               41,000 sq. ft.
Dalton, Georgia                Manufacturing                                52,000 sq. ft.
Harrington, Delaware           Manufacturing                                42,200 sq. ft.
Scunthorpe, U.K.               Manufacturing                                32,000 sq. ft.

------------
*      Leased
**     Partially owned and partially leased

EMPLOYEES

   As of October 1, 1997, Huntsman Packaging employed approximately 2,261 persons. Approximately 21% of Huntsman Packaging's employees work outside the United States. Huntsman Packaging has approximately 540 employees located in the United States and 310 employees internationally who are subject to collective bargaining agreements which expire from October 1997 to June 2000. Management believes its relationships with employees are good. There have been no strikes or work stoppages.

ENVIRONMENTAL MATTERS

   Huntsman Packaging is subject to certain environmental laws, including those described below. Huntsman Packaging's operating budgets include costs and expenses associated with complying with such laws, including the acquisition, maintenance and repair of pollution control equipment. Additional costs and expenses may also be incurred to meet new requirements under Environmental Laws, as well as in connection with the investigation and remediation of threatened or actual pollution. In many instances, the ultimate costs under Environmental Laws and the time period during which such costs are likely to be incurred are difficult to predict.

   Under certain Environmental Laws, the Company may be jointly and severally liable for the cost of remediation of environmental contamination on-site and at certain off-site locations at which the Company disposed of or arranged for the disposal or treatment of hazardous substances. Under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and similar state statutes, an owner or operator of real property may be liable for the costs of removal or remediation of certain hazardous substances on or under the property, regardless of whether the owner or operator owned or operated the real property at the time of the release of the hazardous substances and regardless of whether the release or disposal was in compliance with law at the time it occurred. To date, Huntsman Packaging is not aware that any claims under CERCLA or similar state statutes are pending against it.

   Under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and similar state statutes, companies that hold permits to treat or store hazardous waste can be required to remediate contamination from solid waste management units at the facility, regardless of when the contamination occurred. The Company's plants generate only small, incidental volumes of hazardous waste or larger volumes stored less than 90 days, and such quantities do not require RCRA permits to be held at the individual facilities. Such waste, when generated, is disposed of at fully-permitted, off-site facilities or is recycled in fully-permitted recovery facilities.

   At the Deerfield, Massachusetts plant, an underground storage tank ("UST") used to store fuel oil was closed in place prior to acquiring the facility in October 1996. Two tanks below the size regulated by the Commonwealth of Massachusetts remain in service; one active 1,000 gallon fuel oil tank and a 500 gallon tank, which serves as a spill containment vessel for the process. The spill containment tank has never contained any material. No indication of soil or groundwater contamination from these vessels has been detected. There are currently four 4,000 gallon USTs for n-propyl alcohol at the Rochester, New York plant. These tanks are double-walled steel with an epoxy coating, and they are monitored on a regular basis. Proper notifications relative to the installation of the tanks have been provided to state and local authorities. Fourteen additional USTs have been removed from the site between 1987 and 1992. For those tanks from which leakage was discovered, appropriate remedial measures were taken to address soil and groundwater contamination.

   At the Dalton, Georgia facility, two underground tanks that were installed by a previous owner were discovered when a release to the soil was detected. The release was reported to the State of Georgia Department of Natural Resources in October 1990 by CT Film. Investigation revealed limited levels of soil and groundwater contamination. A risk-based remediation plan, which requires no further action, has been proposed to the State. However, Rexene Corporation accrued $100,000 in its June 30, 1997 balance sheet to remediate should the State decide such remediation is necessary. At this time, Huntsman Packaging does not believe that this project constitutes a material issue.

   Huntsman Packaging's operations are also subject to regulation under the Clean Air Act and the Clean Water Act, as well as under similar state statutes. Under such statutes, Huntsman Packaging may also incur costs for capital improvements and other requirements, including requirements under the Clean Air Act that are scheduled to take effect in the future. The facilities at Rochester, New York and Seattle, Washington have the potential to emit air pollutants in quantities that require them to obtain a Title V permit under the Clean Air Act Amendments of 1990 and the implementing state regulations. Both facilities have timely filed Title V applications under their respective state programs and receipt of permits is expected. Some capital costs for additional air pollution controls or monitors may be required at both sites, however, such expenditures are not expected to be materially adverse to the business. Several facilities may be required to obtain stormwater permits under the Clean Water Act and implementing regulations. Expenditures are not expected to exceed $20,000 to obtain and comply with all such permits. Additional costs could be incurred if additional regulations are promulgated under the Clean Air and Clean Water Acts and similar state statutes or under other Environmental Laws.

   An analysis is currently being performed at the Harrington, Delaware and Chippewa Falls, Wisconsin facilities acquired in the CT acquisition to determine if potential emissions from ozone pollution control equipment will require permits under Title V of the Clean Air Act Amendments of 1990. Preliminary estimates indicate that such permits will probably not be required. However, a portion of contingent environmental reserves have been accrued against the possibility that some additional capital investment will be needed. Capital costs are expected to be less than $50,000. Additional costs could be incurred if additional regulations are promulgated under the federal Clean Air and Clean Water Acts and similar state statutes or under other Environmental Laws.


   In conjunction with the sale of a plant site in 1992, the Company agreed to indemnify environmental losses of up to $5 million which may have been created at the plant site between January 1, 1988 and May 18, 1992. This indemnity expires on May 8, 2002 and reduces ten percent each year beginning May 12, 1997. The Company believes that the ultimate liability, if any, resulting from this indemnification will not be material.


   Huntsman Packaging's costs and operating expenses relating to environmental matters totaled approximately $200,000 in each of 1995 and 1996, and are expected to remain at approximately this level in 1997. This amount is expected to be sufficient to cover, among other things, Huntsman Packaging's routine measures to prevent, contain and clean up spills of materials that occur in the ordinary course of business. Huntsman Packaging's estimated capital expenditures for environmental matters are expected to be approximately $517,000 in 1997, approximately $725,000 in 1998, and approximately $175,000 in 1999. Capital expenditures and, to a lesser extent, costs and operating expenses relating to environmental matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation of specific standards which impose requirements on Huntsman Packaging's operations.

   Rexene Corporation's operating expenses for environmental remediation, compliance and waste disposal for the CT Film division were approximately $345,000 in 1996 and $127,000 in 1995. It is anticipated that approximately $252,000 will be spent for environmental remediation, compliance and waste disposal for CT Film in 1997. In 1996, Rexene Corporation spent approximately $124,000 on environmental capital expenditures for CT Film. Rexene Corporation did not incur any environmental capital expenditures for CT Film in 1995. For the foreseeable future, Huntsman Packaging expects to incur approximately $50,000 per year in capital spending to address the requirements of Environmental Laws for CT Film.

LITIGATION

   Huntsman Packaging is involved in litigation from time to time in the ordinary course of its business. In management's opinion, none of such litigation is material to Huntsman Packaging's financial condition or results of operations.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   Below are the names, ages, positions and offices held, and a brief account of the educational and business experience of each current director and executive officer of Huntsman Packaging.

                  BOARD OF DIRECTORS AND EXECUTIVE OFFICERS


 NAME                  AGE                      POSITION
--------------------  ----- ------------------------------------------------
Jon M. Huntsman* ....   60  Director and Chairman of the Board of Directors
Karen H. Huntsman*  .   59  Vice Chairman**
Richard P. Durham* ..   33  Director, President and Chief Executive Officer
Christena H. Durham*    33  Director, Vice President
Jack E. Knott........   42  Executive Vice President and Chief Operating
                              Officer
Scott K. Sorensen  ..   36  Executive Vice President and Chief Financial
                              Officer, Treasurer
N. Brian Stevenson ..   52  Senior Vice President and General Manager,
                              Packaging Division
Douglas W. Bengtson .   49  Senior Vice President and General Manager,
                              Performance Films Division
Ronald G. Moffitt ...   45  Senior Vice President and General Counsel,
                              Secretary
Stanley B. Bikulege .   33  Vice President Stretch Films, Packaging Division
Dale A. Brockman ....   46  Vice President Manufacturing, Performance Films
                              Division
Daren G. Cottle......   35  Vice President and Controller, Assistant
                              Secretary
Thornton L. Hill ....   59  Vice President Sales and Marketing National
                              Accounts
Gary J. Penna........   49  Vice President Sales and Marketing Converter
                              Films, Performance Films Division
Patrick H. Price ....   51  Vice President Administration
Edwin W. Stranberg ..   47  Vice President PVC Films, Packaging Division


------------

* Such persons are related as follows: Jon M. Huntsman is the father of Christena H. Durham and the father-in-law of Richard P. Durham. Karen H. Huntsman is the wife of Jon M. Huntsman, the mother of Christena H. Durham and the mother-in-law of Richard P. Durham.

** The Vice Chairman is an advisory position to the Board of Directors but does not vote on matters brought to the Board.

   JON M. HUNTSMAN is a Director and the Chairman of the Board of Directors of Huntsman Packaging and has served as Chairman of the Board, Chief Executive Officer and a Director of Huntsman Corporation, its predecessors and other Huntsman companies for over 25 years. He is also the Chairman and founder of the Huntsman Cancer Foundation. In addition, Mr. Huntsman serves on numerous charitable, civic and industry boards. In 1994, Mr. Huntsman received the prestigious Kavaler Award as the chemical industry's outstanding Chief Executive Officer. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce.

   KAREN H. HUNTSMAN is the Vice Chairman and a Director of other Huntsman companies. By appointment of the Governor of the State of Utah, Mrs. Huntsman also serves as a member of the Utah State Board of Regents. Mrs. Huntsman also serves on the board of directors of various corporate and non-profit entities, including First Security Corporation and Intermountain Health Care Inc.

   RICHARD P. DURHAM became President and Chief Executive Officer of Huntsman Packaging in March 1997. Mr. Durham is a Director of Huntsman Packaging and also is a Director of Huntsman Corporation. Mr. Durham has been with the Huntsman organization in various positions since 1985. Most recently, Mr. Durham served as Co-President and Chief Financial Officer of Huntsman Corporation, where in addition to being responsible for accounting, treasury, finance, tax, legal, human resources, public affairs, purchasing, research and development, and information systems, he also was responsible for Huntsman Packaging. Mr. Durham attended Columbia College and graduated from the Wharton School of Business at the University of Pennsylvania.

   CHRISTENA H. DURHAM is a Director and Vice President of Huntsman Packaging. Mrs. Durham serves on the Board of Directors of various non-profit organizations including the YWCA of Salt Lake City. Mrs. Durham also serves as a trustee of the Huntsman Excellence in Education Foundation.

   JACK E. KNOTT became Executive Vice President and Chief Operating Officer of Huntsman Packaging on September 1, 1997. Prior to joining the Company. Mr. Knott was a member of the Board of Directors for Rexene Corporation from April 1996 and held the position of Executive Vice President of Rexene Corporation and President of Rexene Products from March 1992 to March 1995. Prior thereto, Mr. Knott was Executive Vice President--Sales and Market Development of Rexene Corporation from March 1992 to March 1995, Executive Vice President of Rexene Corporation from January 1991 to March 1992 and President of CT Film, a division of Rexene Corporation, from February 1989 to January 1991. Prior to joining Rexene Corporation, Mr. Knott worked for American National Can. Mr. Knott received a B.S. degree in Chemical Engineering and an M.B.A. degree from the University of Wisconsin and holds nine patents.

   SCOTT K. SORENSEN joined Huntsman Packaging as Executive Vice President and Chief Financial Officer on October 28, 1997. Prior to joining the Company, Mr. Sorensen was Chief Financial Officer of the Power Generation Division of Westinghouse Electric Corporation. Prior to joining Westinghouse in 1996, Mr. Sorensen spent two years as Director of Business Development and Planning at Phelps Dodge Industries and over four years as an Associate with McKinsey & Company. Mr. Sorensen received an M.B.A. degree from Harvard Business School and a B.S. degree in Accounting from the University of Utah.

   N. BRIAN STEVENSON became Senior Vice President and General Manager, Packaging Division on September 1, 1997. Mr. Stevenson joined Huntsman Packaging in April 1992 as Executive Vice President and Chief Operating Officer. He has 27 years of operating and management experience in the flexible packaging industry. Mr. Stevenson held numerous management positions at James River and Crown Zellerbach, including Plant and Divisional Controller, Eastern Regional Sales Manager, Eastern General Manager and, most recently, Vice President of James River's Flexible Packaging Division. In 1990, he left James River to become President of Packaging Industries. Mr. Stevenson holds a B.S. degree in Accounting and an M.B.A. degree from the University of Utah.

   DOUGLAS W. BENGTSON joined Huntsman Packaging on September 15, 1997 as Senior Vice President and General Manager, Performance Films Division. Mr. Bengtson has 24 years of experience in sales, marketing and senior management. Most recently, Mr. Bengtson was Vice President, Sales and Marketing for Food Packaging at American National Can, where Mr. Bengtson was responsible for the sales and marketing of flexible packaging to the food industry segment. His former positions include Vice President, Sales and Marketing at CT Film and Vice President, Sales and Marketing, Rexene Products Division. Mr. Bengtson holds a B.S. degree in Business/Marketing from Colorado State University.


   RONALD G. MOFFITT joined Huntsman Packaging in 1997, after serving as Vice President and General Counsel of Huntsman Chemical Corporation. Prior to joining Huntsman in 1994, Mr. Moffitt was a partner and director in the Salt Lake City law firm of Van Cott, Bagley, Cornwall & McCarthy, with which he had been associated since 1981. Mr. Moffitt holds a B.A. degree in Accounting, a Master of Professional Accountancy degree, and a J.D. degree from the University of Utah.


   STANLEY B. BIKULEGE joined Huntsman Packaging in 1992 and was appointed
Vice President Stretch Films, Packaging Division in 1997. Mr. Bikulege's prior positions with the Company include General Manager--Castflex in 1997, Managing Director-Europe from 1996 to 1997, Managing Director PVC Films-Europe from 1995 to 1996, Director of Manufacturing from 1993 to 1995 and Plant Manager since 1992. Prior to joining Huntsman, Mr. Bikulege held numerous positions in Goodyear's Wingfoot Films. Mr. Bikulege received a B.S. degree in chemical Engineering from Youngstown State University and an M.B.A. degree from Georgia State University.

   DALE A. BROCKMAN joined Huntsman Packaging in February 1993 as the plant manager of the newly-acquired Huntsman Design Products plant in Rochester, New York and later that year was appointed to the position of Director of Operations. In 1994 he became Vice President Operations and in 1995 became responsible for numerous plants. He was appointed Vice President Manufacturing, Packaging Division in September 1997 and was appointed Vice President Manufacturing, Performance Films Division on November 24, 1997. He has 24 years of experience in the flexible packaging industry. He has held numerous engineering and management positions at Crown Zellerbach and James River, including General Manager/Bakery Business Unit Manager. Mr. Brockman holds a B.S. degree in Mechanical Technology from Indiana State University.

   DAREN G. COTTLE joined the Huntsman organization in 1989 and has held various positions at Huntsman Chemical Corporation, including Plant Controller. Mr. Cottle joined Huntsman Packaging in July 1992 as the Assistant Controller, was named Controller in March 1997, and became Vice President and Controller on November 24, 1997. Prior to joining Huntsman, Mr. Cottle was employed by the international accounting firm of Deloitte & Touche. Mr. Cottle is a Certified Public Accountant and received a B.A. and a masters degree in Professional Accountancy from Weber State University.

   THORNTON L. HILL joined the Company as Vice President Sales in July 1992 and became Vice President Sales and Marketing National Accounts on November 24, 1997. Prior to that time, Mr. Hill was General Sales Manager of Goodyear's Film Products Division and had worked for Goodyear for 29 years in various sales and marketing positions, including Executive Vice President and Chief Operating Officer of Goodyear's Wingfoot Films. He holds a B.A. degree in Education from Morehead State University and has attended executive management programs at Kent State University and Northwestern University.


   GARY J. PENNA became Vice President Sales and Marketing Converter Films, Performance Films Division on September 1, 1997. Mr. Penna joined Huntsman Packaging in 1996 as a result of the Deerfield Acquisition. Mr. Penna had been with Deerfield since 1994, as Vice President of Sales for Converter Films. Prior to joining Deerfield, Mr. Penna served a variety of management positions at Exxon Corporation. Mr. Penna has a degree in Chemical Engineering from Princeton University and an M.B.A. degree from The Amos Tuck School at Dartmouth College.


   PATRICK H. PRICE joined the Company in April 1992 as Vice President Administration. Prior to joining the Company, he was employed for fifteen years with Huntsman Chemical Corporation in the human resource department, holding positions as Director of Personnel and Director of Benefits. He holds a B.S. degree in Business Administration from California State
University-Northridge.

   EDWIN W. STRANBERG joined Huntsman Packaging in February 1993 as Vice President of Operations and became Vice President PVC Films, Packaging Division on November 24, 1997. He has 25 years of experience in the flexible packaging industry. He held various manufacturing, technical and sales management positions with Crown Zellerbach and James River prior to joining Huntsman Packaging. Prior to James River, he was Vice President and General Manager of Sealright Co. Inc., a coextruded blown film manufacturer. Mr. Stranberg holds a B.S. degree in Industrial Engineering from New Mexico State University.


EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

   The following Summary Compensation Table sets forth information concerning compensation earned in the fiscal year ended December 31, 1996, by the Company's Chief Executive Officer and its remaining four most highly compensated executive officers (the "Named Executive Officers") as of the end of the last fiscal year.

                          SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                LONG TERM COMPENSATION           ALL OTHER
                                   ------------------------------------ -------------------------------------  COMPENSATION
                                                                                  AWARDS            PAYOUTS        ($)
                                                                        -------------------------- ---------   ------------
                                                                                       NUMBER OF
                                                                                       SECURITIES
                                                             OTHER       RESTRICTED    UNDERLYING
                                                             ANNUAL         STOCK       OPTION/       LTIP
     NAME AND PRINCIPAL              SALARY     BONUS     COMPENSATION    AWARD(S)        SARS      PAYOUTS
         POSITION            YEAR      ($)       ($)         ($)(2)          ($)          (#)         ($)
--------------------------  ------ ---------  --------- --------------  ------------ ------------  ---------
Jon M. Huntsman
 Chief Executive
 Officer(1)................  1996     93,080   493,120         --             0            0           0         68,122(3)
N. Brian Stevenson
 President, Chief
 Operating Officer.........  1996    204,583   100,000         --             0            0           0          3,750(4)
Dale A. Brockman
 Vice
 President--Operations ....  1996    158,743    35,000         --             0            0           0          1,552(5)
Thornton L. Hills
 Vice President--Sales ....  1996    165,000    40,000         --             0            0           0          4,071(5)
Kyle E. Rossler
 Vice
 President--Marketing, New
 Business Development......  1996    154,242    40,000         --             0            0           0          4,071(5)

------------
(1) Jon M. Huntsman's compensation, other than his director's fee (which are described in "Compensation of Directors," and listed in the "All Other Compensation" column), was paid entirely by Huntsman Corporation, Huntsman Packaging's parent company in 1996. Compensation figures for Jon M. Huntsman represent a prorated percentage (based on the 1996 corporate overhead allocation formula) of Huntsman Corporation compensation attributable to services rendered to Huntsman Packaging.

(2) Perquisites and other personnel benefits, securities or property are less than either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3) Consists of $25,000 directors' fees from Huntsman Packaging, which are also described in "Compensation of Directors;" $30,822 supplemental executive pension plan accrual; $11,340 employer's 401(k) contribution; and $960 employer's Money Purchase Plan contribution.

(4) Consists of $3,000 employer's 401(k) contribution and $750 employer's Money Purchase Plan contribution.

(5)    Employer's 401(k) contribution.

   The following table shows the estimated annual benefits payable upon the Corporation's tax-qualified defined benefit pension plan (the "Pension Plan") and supplemental pension plan ("SERP") in specified final average earnings and years-of-service classifications.

                              PENSION PLAN TABLE

                                        YEARS OF BENEFIT SERVICE AT RETIREMENT
                        ----------------------------------------------------------------------
FINAL AVERAGE EARNINGS     10        15       20        25         30        35         40
----------------------  -------- --------  -------- ---------  --------- ---------  ---------
150,000 ...............  24,000    35,000   48,000     60,000    72,000     84,000    96,000
175,000 ...............  28,000    42,000   58,000     70,000    84,000     98,000   112,000
200,000 ...............  32,000    48,000   64,000     80,000    98,000    112,000   128,000
225,000 ...............  36,000    54,000   72,000     90,000   108,000    126,000   144,000
250,000 ...............  40,000    60,000   80,000    100,000   120,000    140,000   180,000
275,000 ...............  44,000    66,000   88,000    110,000   132,000    154,000   176,000
300,000 ...............  48,000    72,000   96,000    120,000   144,000    168,000   192,000

   The current Pension Plan benefit is based on the following formula: 1.6% of final average compensation multiplied by years of credited service, minus 1.5% of estimated Social Security benefits multiplied by years of credited service (with a maximum of 50% of Social Security benefits). Final Average compensation is based on the highest average of three consecutive years of compensation. Messrs. Jon M. Huntsman and N. Brian Stevenson are not participants in the Pension Plan. For the other named executive officers, covered compensation consists of base salary and is reflected in the "Salary" column of the Summary Compensation Table. Federal regulations require that for the 1996 plan year, no more than $150,000 in compensation be considered for the calculation of retirement benefits under the Pension Plan, and the maximum amount paid from a qualified defined benefit plan cannot exceed $120,000 as of January 1, 1996. Benefits are calculated on a straight life annuity basis. The benefit amounts under the Pension Plan are offset for Social Security as described above.

   The SERP is a nonqualified supplemental pension plan for designated executive officers, that provides benefits based on certain compensation amounts not included in the calculation of benefits payable under the Pension Plan. Messrs. Jon M. Huntsman and N. Brian Stevenson are not participants in the SERP. The compensation amounts taken into account for the other named executive officers under the SERP include bonuses (as reflected in the "Bonus" column of the Summary Compensation Table) and base salary in excess of the qualified plan limitations. The SERP benefit is calculated as the difference between (a) and (b) where (a) is the benefit determined using the Pension Plan formula with unlimited base salary plus bonus, and (b) is the benefit determined using base salary as limited by federal regulations.

   The number of completed years of credited service as of December 31, 1996 under the Pension Plan and SERP for the named executive officers participating in the plans were three years for each of Messrs. Brockman, Hill and Rossler.


COMPENSATION COMMITTEE

   The Board of Directors of the Company has designated the Executive Committee, which is comprised of Jon M. Huntsman and Richard P. Durham, to perform the duties of a compensation committee for the Company. Richard P. Durham is an officer and employee of the Company, and Jon M. Huntsman is the Chairman of the Board of Directors of the Company, but is neither an officer nor an employee of the Company.

   Jon M. Huntsman is one of the people who performs the duties of a compensation committee of the Board of Directors of Huntsman Corporation and is on the Executive Committee of the Company. Jon M. Huntsman and Richard
P. Durham serve on the Board of Directors of Huntsman Corporation and are on the Executive Committee of the Company. Jon M. Huntsman is one of the people who performs the duties of a compensation committee of the Board of Directors of Huntsman Corporation and is on the Board of Directors of the Company.


COMPENSATION OF DIRECTORS


   Each director receives an annual fee of $25,000.

                          OWNERSHIP OF CAPITAL STOCK

   Jon M. Huntsman, 500 Huntsman Way, Salt Lake City, Utah 84108, owns approximately 65% of the total equity of Huntsman Packaging. Richard P. Durham and the Christena Karen H. Durham Trust, 500 Huntsman Way, Salt Lake City, Utah 84108, collectively own approximately 35% of the total equity of Huntsman Packaging. No other director, executive officer or person beneficially owns any equity of Huntsman Packaging.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Huntsman Packaging is party to a lease agreement with Huntsman Headquarters Corporation, an indirect wholly-owned subsidiary of Huntsman Corporation, pursuant to which Huntsman Packaging leases its headquarters and office space. Huntsman Packaging is obligated to pay rent calculated as a pro-rata portion (based on its percentage occupancy) of the mortgage loan on the headquarters facility. The term of the lease expires on December 31, 2005, with an option to extend until December 31, 2015.

   In connection with the Offering, Huntsman Packaging repaid all outstanding intercompany long-term indebtedness owed to Huntsman Corporation. See "Use of Proceeds." As of June 30, 1997, this indebtedness amounted to $198.3 million. Jon M. Huntsman and his family own approximately 99.6% of the outstanding capital stock of Huntsman Corporation.


   Huntsman Packaging is a licensee under a license agreement with Huntsman Group Intellectual Property Holdings Corporation to use the "Huntsman" tradename. Huntsman Corporation owns all of the outstanding common stock of Huntsman Group Intellectual Property Holdings Corporation. See Note 9 to Huntsman Packaging's Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 for the Company and its subsidiaries.

   Huntsman Packaging is a party to agreements with certain affiliates of Huntsman Corporation including, but not limited to, Huntsman Chemical Corporation for the purchase of polystyrene and Huntsman Polymers for the purchase of various resins. All such agreements provide for the purchase of materials or services at prevailing market prices. Also see "Supplemental Disclosures of Noncash Investing and Financing Activities" in the Combined Statement of Cash Flows for the Year Ended December 31, 1996 included in the Combined Financial Statements of CT Film and Rexene Corporation Limited.


   Huntsman Packaging obtains some of its insurance coverage under policies of Huntsman Corporation. Huntsman Packaging is party to an agreement with Huntsman Corporation that provides for reimbursement of insurance premiums paid by Huntsman Corporation on behalf of Huntsman Packaging. The reimbursement payments are based on premium allocations which are determined in cooperation with Huntsman Corporation's independent insurance broker. It is anticipated that Huntsman Packaging will continue to carry a portion of its insurance coverage under Huntsman Corporation's policies.

   In connection with the Split-Off, Huntsman Packaging entered into a services agreement with Huntsman Corporation covering the provision of certain tax, finance, treasury and other administrative services. These services are provided to Huntsman Packaging at prices that would be payable to an unaffiliated third party.

                     DESCRIPTION OF THE CREDIT FACILITIES

CREDIT AGREEMENT


   Huntsman Packaging has entered into a credit agreement (the "Credit Agreement") dated as of September 30, 1997 with the Lenders party thereto, The Chase Manhattan Bank ("Chase"), as Administrative Agent, and Chase Securities Inc. ("CSI"), as arranger, pursuant to which Chase has agreed to underwrite the credit facilities described below and CSI has agreed to act as arranger for such credit facilities. A copy of the Credit Agreement is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The following summary of certain provisions of the Credit Agreement is subject to, and is qualified in its entirety by reference to the Credit Agreement.


   The Credit Agreement provides for an eight-year $75 million term loan (the "Term Loan") and a seven-year $150 million revolving credit facility (the "Revolving Credit Facility"), $20 million of which may be used for the issuance of letters of credit and $5 million of which will be available as a swingline facility. The Term Loan will amortize quarterly commencing approximately four years after the closing. The Term Loan will amortize as follows:

                                 AMORTIZATION
                                (IN MILLIONS)

            ANNUAL
         AMORTIZATION
YEAR        AMOUNT
        --------------
1997...     $    --
1998...          --
1999...          --
2000...          --
2001...       1.875
2002...      17.500
2003...      17.500
2004...      19.375
2005...      18.750

   The Term Loan and the loans under the Revolving Credit Facility (the "Revolving Loans", and, together with the Term Loan, the "Loans") bear interest, at Huntsman Packaging's option, at adjusted LIBOR plus a margin commencing at 2.00% per annum or Chase's adjusted base rate plus a margin commencing at 0.75% per annum. Huntsman Packaging pays a quarterly commitment fee on the unused amount of the Revolving Credit Facility at a rate commencing at 0.50% per annum. Such margins and the commitment fee rate are subject to reduction if Huntsman Packaging's ratio of maximum total debt to consolidated EBITDA improves.

   The Term Loan will be subject to mandatory prepayment with 50% of Excess Cash Flow (as defined in the Credit Agreement) and the net proceeds of certain asset sales and debt and equity issuances.

   The obligations of Huntsman Packaging under the Credit Agreement will be guaranteed by all of Huntsman Packaging's domestic subsidiaries and will be secured by a first priority perfected lien or pledge on substantially all assets of Huntsman Packaging and its domestic subsidiaries, including (i) all cash, deposits, accounts receivable, inventory, and related intangible assets, (ii) all personal property, plant and equipment, (iii) all material real property, (iv) all general intangibles relating to the accounts receivable and the inventory, including, without limitation, all technology rights, contract rights related thereto and patents, trademarks, or tradenames necessary to operate the business and dispose of receivables and/or inventory; and (v) all equity and debt securities, stock rights and intercompany notes (limited to a pledge of 65% of the capital stock of foreign subsidiaries).

   The Credit Agreement will contain covenants customary for transactions of this type, including, without limitation, restrictions on indebtedness, liens, sale/leaseback transactions, asset sales, capital expenditures, acquisitions, investments, transactions with affiliates, dividends and other restricted payments, prepayment and redemptions of debt and changes in business. The Credit Agreement will also contain financial covenants including ratio of maximum total debt/EBITDA, minimum interest coverage ratio and minimum net worth.

   Events of Default under the Credit Facilities will include, without limitation and subject to certain cure periods and exceptions: (i) the failure by the Company to pay interest, principal or fees when due; (ii) the failure by the Company to comply with any term, covenant, condition or agreement provided for by the Credit Facilities, or the fact that any representation or warranty made by the Company pursuant to the Credit Facilities was false in any material respect when made; (iii) the existence of defaults with respect to, or acceleration of, other material indebtedness of the Company; (iv) a "Change in Control" (as defined in the Credit Facilities) of the Company; (v) the occurrence of certain material adverse events with respect to ERISA plans or environmental occurrences; and (vi) the imposition of certain judgment defaults on the Company and the commencement of a voluntary or involuntary bankruptcy or similar proceedings with respect to the Company.

                   DESCRIPTION OF THE NOTES AND GUARANTEES

   The Old Notes were issued, and the New Notes will be issued under an indenture (the "Indenture"), dated as of September 30, 1997 by and among the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part. The following summary of certain provisions of the Indenture is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section and the section entitled "The Exchange Offer" only, references to the "Company" include only Huntsman Packaging Corporation and not its Subsidiaries.


   The Old Notes are, and the New Notes will be, unsecured senior subordinated obligations of the Company, ranking subordinate in right of payment to all existing and future Senior Debt of the Company, pari passu in right of payment with all senior subordinated Indebtedness of the Company, and senior in right of payment to all existing, and future subordinated obligations of the Company.

   The Old Notes were issued, and the New Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to Holders. The Company will pay principal (and premium, if any) on the Notes through the facilities of the Depository Trust Company in New York, New York. At the Company's option, interest may be paid at the Trustee's principal corporate trust office or by check mailed to the registered address of Holders. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST

   The Notes are limited in aggregate principal amount to $125 million and will mature on October 1, 2007. Interest on the Notes will accrue at the rate of 9 1/8% per annum and will be payable semi-annually in cash on each April 1 and October 1 (each an "Interest Payment Date") commencing on April 1, 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period commenced on and included September 30, 1997 and shall end on and include April 1, 1998. Interest is payable to the persons who are registered Holders at the close of business on March 15, and September 15 immediately preceding the applicable Interest Payment Date.

   The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

   Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 1, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

 YEAR                 PERCENTAGE
-------------------  ------------
2002................    104.563%
2003................    103.042%
2004................    101.521%
2005 and
 thereafter.........    100.000%

   Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to October 1, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity

Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109 1/8% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of the Notes originally issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

   As used in the preceding paragraph, "Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

SELECTION AND NOTICE OF REDEMPTION

   In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

RANKING

   The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt including, without limitation, the Company's Obligations under the Credit Agreement. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment or distribution of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise.

   In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding (or an agent or trustee on their behalf) to accelerate the maturity thereof and if the Representative for such issue of Designated Senior Debt gives written notice of the event of default to the Trustee invoking the provisions described in this paragraph (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment or distribution of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days after the delivery of the Default Notice and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

   By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders, may recover less, ratably, than holders of Senior Debt.

   As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the CT Film Purchase, Huntsman Packaging would have had approximately $150.3 million of Senior Debt outstanding (excluding unused commitments and outstanding letters of credit totalling $74.7 million under the Credit Facilities) and Restricted Subsidiaries that are not Guarantors would have had no Indebtedness outstanding (excluding intercompany loans and guarantees of Huntsman Packaging's Indebtedness). See "Risk Factors -- Substantial Leverage and Ability to Service Indebtedness."

GUARANTEES


   Each Guarantor fully and unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Old Guarantees are, and the New Guarantees will be, subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.


   Each Guarantor may consolidate with or merge into or sell its assets to
(i) the Company, another Guarantor that is a Restricted Subsidiary of the Company or a Restricted Subsidiary that is or in connection therewith becomes a Guarantor without limitation, or (ii) other Persons upon the terms and conditions set forth in the Indenture. See "--Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all the Capital Stock or assets of a Guarantor or parent company of a Guarantor are sold and the sale complies with the provisions set forth in "--Certain Covenants -- Limitation on Asset Sales," the Guarantor's Guarantee will be released.

CHANGE OF CONTROL

   The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

   The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause
(iii) and not in clause (ii) under "Events of Default" below.

   Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

   If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

   Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

   The Indenture contains, among others, the following covenants:

   Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries which are Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company which are not Guarantors may incur Acquired Indebtedness in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if such proposed incurrence is on or prior to the third anniversary of the Issue Date and 2.25 to 1.0 if such proposed incurrence is thereafter.

   Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary of the Company to holders of such Capital Stock (other than dividends or distributions payable to the Company or any Restricted Subsidiary of the Company), (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than any such Capital Stock, warrants, rights or options owned by the Company or any Restricted Subsidiary of the Company), (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Restricted Subsidiary of the Company that is subordinate or junior in right of payment to the Notes or the Guarantees, or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or
(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) $10 million plus (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus
(y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (z) without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii) (y) and (z), any net cash proceeds from the issuance or sale of Specified Venture Capital Stock).

   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) if no Default or Event of Default shall have occurred and be continuing, through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either
(i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of the Company) of
(A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $2 million in any calendar year; (5) the redemption or repurchase of any Common Stock of the Company held by a Wholly Owned Restricted Subsidiary of the Company which obtained such Common Stock directly from the Company; or (6) the payment of consideration by an unaffiliated third party to shareholders of the Company. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, cash amounts expended pursuant to clauses (1), (2), (3)(ii)(A) and
(4) shall be included in such calculation.

   Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's quarterly financial statements last provided to the Trustee pursuant to "--Reports to Holders."

   Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents (provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision) and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days (or in the case of Foreign Subsidiary Asset Sales, 545 days) of receipt thereof either (A) to prepay any Senior Debt, Guarantor Senior Debt or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an investment in or expenditures for properties and assets (including Capital Stock of any entity) that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock of any entity) that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day (or in the case of Foreign Subsidiary Asset Sales, the 546th day) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A),
(iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company shall not be required to make a Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10 million resulting from one or more Asset Sales, at which time, the unutilized Net Proceeds Offer Amount, shall be applied as required pursuant to this paragraph, provided, however, that the first $10 million of such Net Proceeds Offer Amount need not be applied as required pursuant to this paragraph.

   In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Merger, Consolidation and Sale of Assets," and as a result thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

   Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

   Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

   Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;
(5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale; (7) any agreement or instrument governing Capital Stock of any Person that is acquired as in effect at the time of such acquisition which was not entered into in connection with, or in anticipation or contemplation of, such acquisition;
(8) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; (9) Liens incurred in accordance with the covenant described under "--Limitation on Liens"; (10) any restrictions under an agreement governing Indebtedness of a Foreign Subsidiary permitted under "--Limitation on Incurrence of Additional Indebtedness"; (11) the Credit Agreement; or (12) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (8),
(9), (10) or (11) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (8), (9), (10) or (11).

   Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

   Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or assets of the Company or any Restricted Subsidiary, now owned or hereafter acquired, which secures Indebtedness pari passu with or subordinated to the Notes or the Guarantees unless (i) if such Lien secures Indebtedness which is pari passu with the Notes or the Guarantees, then the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes or the Guarantees, any such Lien shall be subordinated to a Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes or the Guarantees, as the case may be.

   Prohibition on Incurrence of Senior Subordinated Debt. The Company will not, and will not cause or permit any Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or the Guarantees, as the case may be, and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

   Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either
(1) the Company shall be the surviving or continuing entity or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such

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Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant;
(iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

   For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or one or more Wholly-Owned Restricted Subsidiaries.

   The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

   Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need not comply with the first paragraph of this covenant. Any merger of the Company with and into a Guarantor need not comply with clause (ii)(2) of the first paragraph of this covenant.

   Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and
(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) that involve an aggregate fair market value of more than $2 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the

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Company or any Restricted Subsidiary of the Company enters into an Affiliate
Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

   (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;
(iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by the Indenture; (v) transactions with distributors or other purchasers of sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture and which are fair to the Company or the Restricted Subsidiaries as applicable, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (vi) the CT Film Purchase.

   Limitation of Guarantees by Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than (A) Indebtedness under Currency Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, (B) Interest Swap Obligations or Commodity Agreements incurred in reliance on clause (iv) of the definition of Permitted Indebtedness or (C) any guarantee by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary permitted under "--Limitation of Incurrence of Additional Indebtedness"), unless, in any such case (a) such Restricted Subsidiary that is not a Guarantor executes and delivers a supplemental indenture to the Indenture, providing a Guarantee and (b) (x) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable in any material respect to the Holders than those contained in the Indenture and (y) if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable in any material respect to the Holders than those contained in the Indenture.

   Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary or the parent of such Restricted Subsidiary; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed or (iii) such Guarantor becoming an Unrestricted Subsidiary in accordance with the Indenture.

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   Conduct of Business. The Company and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them on the Issue Date.

   Reports to Holders. The Indenture provides that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, 180 days after the Issue Date, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act which it would have been required to file had it been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

EVENTS OF DEFAULT

   The following events are defined in the Indenture as "Events of Default":

   (i) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

   (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

   (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

   (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness, if, in either case, the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10 million or more at any time and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

   (v) one or more judgments in an aggregate amount in excess of $10 million (which are not covered by third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

   (vi) certain events of bankruptcy affecting the Company or any of its Restricted Subsidiaries which is also a Material Subsidiary; or

   (vii) any Guarantee of a Material Subsidiary ceases to be in full force and effect or any Guarantee of a Material Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Material Subsidiary is found to be invalid or any of the Guarantors that is a Material Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

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   If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Designated Senior Debt, shall become immediately due and payable upon the first to occur of an acceleration under the Designated Senior Debt or 5 business days after receipt by the Company and the Representative under the Designated Senior Debt of such Acceleration Notice. If an Event of
Default specified in clause (vi) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

   The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause
(vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

   The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

   Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

   Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and

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the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such opinion of counsel shall not be required if all the Notes will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) either (i) the Company has assigned all its ownership interest in the trust funds to the Trustee or (ii) the Trustee has a valid perfected security interest in the trust funds and (B) assuming no intervening bankruptcy of the Company between the date of the deposit and the 124th day following the perfection of a security interest in the deposit and that no Holder is an insider of the Company, after the 124th day following the perfection of a security interest in the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the Federal Bankruptcy Code.

SATISFACTION AND DISCHARGE

   The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has

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theretofore been deposited in trust or segregated and held in trust by the
Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

   From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefore; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify in any material respect any of the provisions or definitions with respect thereto;
(vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or (viii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

GOVERNING LAW

   The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

   The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

   The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize

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on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

   Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

   "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

   "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or of any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company), which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

   "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5 million, (ii) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof,
(iii) sales or grants of licenses to use the Company's or any Restricted Subsidiary's patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology licensed in North America or require the licensor to pay any fees for any such use, (iv) the sale, lease, conveyance, disposition or other transfer (A) of all or substantially all of the assets of the Company or a Restricted Subsidiary of the Company as permitted under "Merger, Consolidation and Sale of Assets", (B) of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a Person which is not a Subsidiary, (C) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under the Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, (D) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices

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of the Company or (E) including only the lease or sublease of any real or personal property in the ordinary course of business; (v) the consummation of any transaction in accordance with the terms of "--Limitation on Restricted Payments", and (vi) Permitted Investments.

   "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

   "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

   "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

   "Cash Equivalents" means (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Agreement, or a national or state bank or trust company or a European, Canadian or Japanese bank in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by Standard & Poor's Ratings Group, a division of McGraw Hill Companies ("S&P") or A2 or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers' acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33 1/3% of all Investments described in this definition), (iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody's, or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA-or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (v) "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency and (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency.

   "Change of Control" means (i) prior to the initial public equity offering of the Company, the failure by Jon M. Huntsman, his spouse, direct descendants or their spouses, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the "Huntsman Group"), collectively to own and control at least a sufficient amount of the outstanding voting capital stock of the Company to elect at least a majority of the Board of Directors of the Company or (ii) after the initial public equity offering of the Company, the occurrence of the following: (x) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Huntsman Group, is or becomes the "beneficial

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owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting capital stock of the Company other than in a transaction having the approval of the board of directors of the Company at least a majority of which members are Continuing Directors; or (y) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of the Company.

   "Commodity Agreements" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Subsidiaries designed to protect the Company or any of its Subsidiaries against fluctuation in the price of commodities actually at that time used in the ordinary course of business of the Company or its Subsidiaries.

   "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

   "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

   "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements have been or should have been delivered to the Trustee under "--Reports to Holders" (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reduction calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding sentence shall give effect to the incurrence of such guaranteed

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Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

   "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) all gains or losses from the cumulative effect of any change in accounting principles.

   "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

   "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries

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reducing Consolidated Net Income of such Person and its Restricted
Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

   "Continuing Directors" means, as of any date, the collective reference to
(i) all members of the board of directors of the Company who have held office continuously since a date no later than twelve months prior to the Company's initial public equity offering, and (ii) all members of the board of directors of the Company who assumed office after such date and whose appointment or nomination for election by the Company's shareholders was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

   "Credit Agreement" means the Credit Agreement, dated as of September 30, 1997 among the Company, the lenders party thereto in their capacities as lenders thereunder and The Chase Manhattan Bank, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such Credit Agreement and related documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing (whether or not contemporaneously) or otherwise restructuring (including increasing the amount of available borrowings thereunder (to the extent that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

   "CT Film" means the CT Film Division of Huntsman Polymers Corporation.

   "CT Film Purchase" means the acquisition of substantially all of the assets of CT Film for an aggregate consideration of not in excess of $70 million pursuant to that certain Asset Purchase Agreement dated August 27, 1997 between the Company and Huntsman Polymers Corporation as in effect on the date hereof.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

   "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

   "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

   "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

   "Domestic Overdraft Facility" means an overdraft line of credit in a maximum principal amount of $5 million at any time outstanding.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

   "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length. free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

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   "Foreign Subsidiary" means any Restricted Subsidiary of the Company organized and conducting its principal operations outside the United States.

   "Foreign Subsidiary Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of the Capital Stock of any Foreign Subsidiary or any of the property or assets of any Foreign Subsidiary.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

   "Guarantees" means the guarantees of the Notes of the Company by the Guarantors.

   "Guarantor" means (i) each of the guarantors under the Credit Agreement and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

   "Guarantor Senior Debt" means with respect to any Guarantor, (i) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (w) all monetary obligations of every nature of a Guarantor in respect of the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (x) all monetary obligations of every nature of a Guarantor evidence by a promissory note and which is, directly or indirectly, pledged as security for the obligations of the Company under the Credit Agreement, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (i) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor or any Affiliate of such Guarantor or any such Affiliate's Subsidiaries other than as described in clause (x), (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation),
(iii) Indebtedness to trade creditors and other amounts owed to suppliers in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by such Guarantor, (vi) Indebtedness to the extent incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

   "Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations

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and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements, Commodity Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock; provided, however that notwithstanding the foregoing, "Indebtedness" shall not include unsecured indebtedness of the Company and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

   "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

   "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

   "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells

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or otherwise disposes of any Common Stock of any direct or indirect
Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

   "Issue Date" means the date of original issuance of the Notes.

   "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

   "Material Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statement of the Company and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

   "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, including any taxes to be paid by the Company or any of its Subsidiaries upon the repatriation of such cash proceeds to the United States upon consummation of a Foreign Subsidiary Asset Sale, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

   "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Indebtedness" means, without duplication, each of the following:

     (i) Indebtedness under the Notes, the Indenture and the Guarantees;

     (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount not exceeding $225 million at any one time outstanding, less (i) the amount of any principal payments made by the Company under the Credit Agreement with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction to the extent that the amount paid could otherwise be reborrowed under the Credit Agreement) pursuant to clause (iii)(A) of the first sentence of "--Limitation on Asset Sales" and (ii) if the CT Film Purchase is not consummated on or before December 31, 1997, a permanent reduction of the facilities under the Credit Agreement in an aggregate principal amount equal to $70 million;

     (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

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     (iv) Commodity Agreements and Interest Swap Obligations of the Company
    covering Indebtedness of the Company or any of its Restricted Subsidiaries (or Indebtedness which the Company or any Restricted Subsidiary intends to incur) and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary (or Indebtedness which such Restricted Subsidiary intends to incur); provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under the Indenture to the extent the notional principal amount of such Interest Swap Obligation, when incurred, does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

     (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (vii) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien; provided that
    (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than pledges securing the Credit Agreement) such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

     (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

     (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (x) Refinancing Indebtedness;

     (xi) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

     (xii) Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business;

     (xiii) Guarantees by the Company or a Subsidiary of Indebtedness incurred by the Company or a Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Subsidiary is otherwise permitted by the terms of the Indenture;

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     (xiv) Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business not to exceed $10 million at any time outstanding (A) representing Capitalized Lease Obligations or (B) constituting purchase money Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that such purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired;

     (xv) Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (xv) does not exceed at any one time an amount equal to the sum of (A) 80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries and (B) 60% of the consolidated book value of the inventory of all Foreign Subsidiaries.

     (xvi) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

     (xvii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $15 million at any one time outstanding; and

     (xviii) Indebtedness under any Domestic Overdraft Facility.

   "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated (other than pursuant to intercompany notes pledged under the Credit Agreement), pursuant to a written agreement, to the Company's Obligations under the Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses for bona fide business purposes not in excess of $3 million at any one time outstanding; (v) Commodity Agreements, Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in Unrestricted Subsidiaries or joint ventures not to exceed $20 million, plus (A) the aggregate net after-tax amount returned to the Company or any Restricted Subsidiary in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment), (B) the net after-tax cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company), (C) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary and (D) the net cash proceeds received by the Company from the issuance of Specified Venture Capital Stock; (vii) Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (ix) Investments existing on the Issue Date; (x) any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; (xi) Investments constituting guarantees by the Company or a Subsidiary of Indebtedness incurred by the Company or a Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Subsidiary is otherwise permitted by the terms of the Indenture; and (xii) additional Investments in an aggregate amount not to exceed $2 million.

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   "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

   "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

   "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

   "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to (a) a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

   "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

   "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix),
(xi), (xii), (xiii), (xiv), (xv), or (xvi) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) if such Indebtedness being refinanced is subordinated or junior to the Guarantee of such Guarantor, then such Refinancing Indebtedness shall be subordinate to the Guarantee of such Guarantor at least to the same extent and in the same manner as the Indebtedness being Refinanced.

   "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

   "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

   "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

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   "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which
(i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee, by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

   "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all Obligations under Currency Agreements and Commodity Agreements in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Restricted Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts owed to suppliers in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness to the extent incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

   "Specified Venture Capital Stock" means Qualified Capital Stock of the Company issued to a Person (or Affiliates of such Person) who is not an Affiliate of the Company and the proceeds from the issuance of which are applied within 180 days after the issuance thereof to an Investment in an Unrestricted Subsidiary or joint venture.

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   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

   "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

   "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

   "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person that is a Wholly Owned Subsidiary of such Person.

   "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

REGISTRATION RIGHTS

   Holders of New Notes are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, Holders of Old Notes are entitled to certain registration rights. Pursuant to the Registration Rights Agreement, the Company has agreed that it will, at its cost, for the benefit of the Holders, (i) use its best efforts with respect to the Exchange Offer to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 150 days after the original issuance of the Old Notes (the "Issue Date") and (ii) upon the Exchange Offer Registration Statement becoming effective, to offer the New Notes in exchange for surrender of the Old Notes. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each

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of the Old Notes surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Old Notes will receive a New Note having a principal amount equal to that of the surrendered Old Notes. Interest on each New Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, or (ii) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Old Notes, from the Issue Date.

   Under existing interpretations of the Commission contained in several no-action letters to third parties, the New Notes will be freely transferable by holders thereof (other than affiliates of the Company) after the Exchange Offer without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its Old Notes for New Notes will be required to represent (i) that any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if such Holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes.

   If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 195 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered New Notes so request, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act), then in each case, the Company will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"), (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder that sells Old Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations).

ADDITIONAL INTEREST

   If the Company fails to comply with the provisions above under "--Registration Rights" or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Notes as follows:

   (i) if (A) neither the Exchange Offer Registration Statement nor Shelf Registration Statement is filed with the Commission on or prior to the Filing Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

   (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to the date required by the Registration Rights Agreement or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the date such Shelf Registration Statement was filed, then, commencing on the day after the required effectiveness date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

   (iii) if (A) the Company has not exchanged New Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days commencing on
(x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of New Notes for all Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

   Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on April 1 and October 1 of each year to the Holders of record on the preceding March 15 or September 15, respectively.

   The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


   Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, has advised the Company that the following discussion, except as otherwise indicated, expresses their opinion as to the material federal income tax consequences applicable to the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by holders who acquire the New Notes pursuant to the Exchange Offer. The discussion is based upon current laws, regulations, rulings and judicial decisions, all of which are subject to change, possibly retroactively. The discussion does not address all aspects of United States federal income taxation that may be relevant to particular Holders in the context of their specific investment circumstances or certain types of Holders subject to special treatment under such laws (for example, financial institutions, banks, tax-exempt organizations, insurance companies and, except to the extent described below, Non-U.S. Holders (as defined below)). In addition, the discussion does not address any aspect of state, local or foreign taxation and assumes that a Holder of the New Notes will hold them as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

   For purposes of this discussion, a "U.S. Holder" is (i) an individual citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate that is subject to United States federal income taxation without regard to the source of its income, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. Holders. For purposes of this discussion, a "Non-U.S. Holder" is any Holder who is not a U.S. Holder.


   PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE NEW NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

EXCHANGE OFFER


   The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange or other taxable event for United States federal income tax purposes because under Treasury regulations, the New Notes do not differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a Holder will be treated as a continuation of the Old Notes in the hands of such Holder. As a result, there will be no United States federal income tax consequences to Holders who exchange Old Notes for New Notes pursuant to the Exchange Offer and any such Holder will have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.


U.S. HOLDERS

   Interest payable on the New Notes will be includible in the income of a U.S. Holder in accordance with such Holder's regular method of accounting. If a New Note is redeemed, sold or otherwise disposed of, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized upon such disposition (to the extent such amount does not represent accrued but unpaid interest) and such Holder's adjusted tax basis in the New Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss. Under recently-enacted legislation, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual Holder upon the disposition of New Notes that have been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by a Holder upon the disposition of New Notes that have been held for more than 12 months but for not more than 18 months will continue to be subject to tax at a rate not to exceed 28% and net capital gain recognized from the disposition of New Notes that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate Holder will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

   Under the market discount rules of the Code, a Holder (other than a Holder who made the election described below) who purchased an Old Note with "market discount" (generally defined as the amount by which the stated redemption price at maturity exceeds the Holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the New Note received in the exchange as ordinary income to the extent of the market discount that accrued during the holding period of such New Note (which would include the holding period of the Old Note). A Holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

NON-U.S. HOLDERS

   Under present United States federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

     (a) payments of interest on the New Notes to any Non-U.S. Holder generally will not be subject to United States federal income or withholding tax, provided that (1) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Huntsman Packaging entitled to vote, (2) the Holder is not a controlled foreign corporation that is related to Huntsman Packaging through stock ownership, and (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the Holder;

     (b) a Holder who is a Non-U.S. Holder generally will not be subject to the United States federal income tax on gain realized on the sale, exchange, or other disposition of a New Note, unless (1) such Holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of the Holder; and

     (c) if interest on the New Notes is exempt from withholding of United States federal income tax under the rules described above, the New Notes will not be included in the estate of a deceased Non-U.S. Holder for United States federal estate tax purposes.

   The certification referred to above may be made on an Internal Revenue Service ("IRS") Form W-8 or substantially similar substitute form.

BACKUP WITHHOLDING AND INFORMATION REPORTING

   A Holder of the New Notes may be subject to information reporting and to backup withholding at a rate of 31 percent of certain amounts paid to the Holder unless such Holder (a) is a corporation or comes within certain other exempt categories and, when required, provides proof of such exemption or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Under current regulations, information reporting and backup withholding do not apply to interest payments made at an address outside the United States to a Holder of the New Notes that is not a U.S. Holder if the beneficial owner of the New Notes (a) provides a statement in which such owner certifies, under penalties of perjury, that such owner is not a United States person and provides such owner's name and address or (b) otherwise establishes an exemption; provided that Huntsman Packaging or its paying agent, as the case may be, does not have actual knowledge that the Holder is a U.S. Holder.

   Under current regulations, payment of the proceeds from the sale of the New Notes to or through a foreign office of a "broker" (as defined in applicable Treasury regulations) will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States federal income tax purposes or a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, information reporting (but not backup withholding) may apply to such payments unless the broker has in its records documentary evidence that the Holder of the New Note is not a United States person and certain conditions are met or the Holder of the New Note otherwise establishes an exemption. Payment of the proceeds from a sale of the New Notes to or through the United States office of a broker is subject to information reporting and backup withholding unless the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

   Any amounts withheld under the backup withholding rules are not an additional tax and may be credited against the U.S. Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

   Recently, the Treasury Department promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements described above but unify current certification procedures and forms and clarify reliance standards. The final regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules.

                        BOOK-ENTRY; DELIVERY AND FORM

   Except as described in the next paragraph, the Old Notes initially were, and the New Notes will be, represented by Global Notes. The Global Notes are or will be deposited on the Issue Date with, or on behalf of DTC and registered in the name of a nominee of DTC.

   The Global Notes. Huntsman Packaging expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and
(ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and institutional Accredited Investors who are not QIBs may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

   So long as DTC, or its nominee, is the registered owner or Holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

   Payments of the principal of, premium, if any, interest (including Additional Interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Huntsman Packaging, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

   Huntsman Packaging expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. Huntsman Packaging also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same day funds. If a Holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such Holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

   DTC has advised Huntsman Packaging that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants.

   DTC has advised Huntsman Packaging as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither Huntsman Packaging nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by Huntsman Packaging within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Huntsman Packaging has agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any
such resale. In addition, until            , 1997 (90 days from the date of
this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

   Huntsman Packaging will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by representing that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 90 days after the Expiration Date, Huntsman Packaging will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Huntsman Packaging has agreed to pay all expenses incident to Huntsman Packaging's performance of, or compliance with, the Registration Rights Agreement and will indemnify the Holders (including any broker-dealers) and certain parties related to the Holders against certain liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS


   Certain legal matters as to the validity of the New Notes offered hereby and certain federal income tax considerations will be passed upon for Huntsman Packaging by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and certain legal matters as to the validity of the New Notes will be passed upon for Huntsman Packaging by Van Cott, Bagley, Cornwall & McCarthy, Salt Lake City, Utah and by Ronald G. Moffitt, Senior Vice President and General Counsel of Huntsman Packaging.


                                   EXPERTS


   The consolidated financial statements of Huntsman Packaging Corporation and Subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 and the combined financial statements of CT Film and Rexene Corporation Limited as of and for the year ended December 31, 1996 included in this Prospectus and the related financial statement schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                          PAGE
                                                                                          --------
HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES:
As of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and
1996:
 Independent Auditors' Report............................................................    F-2
 Consolidated Balance Sheets.............................................................    F-3
 Consolidated Statements of Operations ..................................................    F-5
 Consolidated Statements of Stockholder's Equity.........................................    F-6
 Consolidated Statements of Cash Flows ..................................................    F-7
 Notes to Consolidated Financial Statements .............................................    F-9
As of June 30, 1997 and for the six months ended June 30, 1996 and 1997 (Unaudited):
 Consolidated Balance Sheet .............................................................   F-25
 Consolidated Statements of Operations ..................................................   F-27
 Consolidated Statement of Stockholder's Equity .........................................   F-28
 Consolidated Statements of Cash Flows ..................................................   F-29
 Notes to Consolidated Financial Statements..............................................   F-30

CT FILM, A DIVISION OF HUNTSMAN POLYMERS CORPORATION, AND REXENE CORPORATION LIMITED, A
WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION:
As of December 31, 1996 and for the year then ended:
 Independent Auditors' Report ...........................................................   F-31
 Combined Balance Sheet .................................................................   F-32
 Combined Statement of Operations .......................................................   F-33
 Combined Statement of Cash Flows........................................................   F-34
 Notes to Combined Financial Statements .................................................   F-35
As of June 30, 1997 and for the six months then ended (Unaudited):
 Combined Balance Sheet..................................................................   F-42
 Combined Statement of Operations........................................................   F-43
 Notes to Combined Financial Statements..................................................   F-44

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Huntsman Packaging Corporation and Subsidiaries:

   We have audited the accompanying consolidated balance sheets of Huntsman Packaging Corporation (a wholly-owned subsidiary of Huntsman Corporation) and subsidiaries as of December 31, 1995 and 1996, and the consolidated statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Huntsman Packaging Corporation and subsidiaries at December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Salt Lake City, Utah
June 19, 1997
(November 11, 1997 as to
Note 12)

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1996
                                (IN THOUSANDS)

                                                                    1995        1996
                                                                 ---------- ----------
                             ASSETS
CURRENT ASSETS:
 Cash and cash equivalents......................................  $  3,757    $ 10,647
 Receivables:
  Trade accounts (less allowance for doubtful accounts: $2,070
   and $2,818, respectively)....................................    32,573      54,691
  Other ........................................................     5,665       3,227
 Inventories (Notes 2 and 9)....................................    30,568      53,441
 Prepaid expenses and other ....................................     1,695       3,901
 Deferred income taxes (Note 7) ................................     1,082       1,088
 Income taxes receivable from affiliates .......................       793
                                                                 ---------- ----------
   Total current assets.........................................    76,133     126,995
                                                                 ---------- ----------
PLANT AND EQUIPMENT (Notes 3 and 6):
 Land and improvements .........................................     5,222       6,339
 Buildings and improvements.....................................    20,465      35,126
 Machinery and equipment........................................    82,045     141,763
 Furniture, fixtures, and automobiles ..........................     1,117       1,248
 Leasehold improvements ........................................       312         423
 Construction in progress ......................................     3,752       6,600
                                                                 ---------- ----------
   Total........................................................   112,913     191,499
 Less accumulated depreciation and amortization.................   (20,697)    (50,056)
                                                                 ---------- ----------
   Plant and equipment--net.....................................    92,216     141,443
                                                                 ---------- ----------
INTANGIBLE ASSETS--Net (Notes 3, 4, and 11).....................    32,502      54,843
OTHER ASSETS (Note 8) ..........................................     3,737       5,876
                                                                 ---------- ----------
TOTAL (Note 5)..................................................  $204,588    $329,157
                                                                 ========== ==========

                                                                   (Continued)

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                         CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1996
                   (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                                1995       1996
                                                             ---------- ---------
            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Trade accounts payable.....................................  $  9,872   $ 25,779
 Accrued liabilities (Note 3)...............................    10,968     19,499
 Long-term debt--current portion (Notes 5, 6, and 9)  ......                  506
 Due to affiliates (Note 9) ................................     2,318      5,966
 Income taxes payable to affiliates ........................                  598
                                                             ---------- ---------
  Total current liabilities.................................    23,158     52,348
LONG-TERM DEBT (Notes 5, 6, and 9)..........................   102,967    186,691
OTHER LIABILITIES (Note 8) .................................     5,930      9,024
DEFERRED INCOME TAXES (Note 7)..............................    10,439     14,082
                                                             ---------- ---------
  Total liabilities.........................................   142,494    262,145
                                                             ---------- ---------
COMMITMENTS AND CONTINGENCIES
 (Notes 6, 8, 10, and 11)

STOCKHOLDER'S EQUITY:
 Common stock--Class A voting $1.00 par value; 50,000
  shares authorized; 1,000 shares issued and outstanding  ..         1          1
 Additional paid-in capital.................................    62,975     73,433
 Retained earnings (deficit)................................       653     (5,405)
 Translation adjustment.....................................    (1,535)    (1,017)
                                                             ---------- ---------
  Total stockholder's equity................................    62,094     67,012
                                                             ---------- ---------
TOTAL.......................................................  $204,588   $329,157
                                                             ========== =========

                                                                   (Concluded)

                See notes to consolidated financial statements.

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                    CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                                (IN THOUSANDS)

                                                               1994        1995       1996
                                                            ---------- ----------  ----------
SALES--Net.................................................  $255,674    $279,991   $308,092
COST OF SALES (Note 9).....................................   210,384     235,049    263,300
                                                            ---------- ----------  ----------
GROSS PROFIT...............................................    45,290      44,942     44,792
                                                            ---------- ----------  ----------
OPERATING EXPENSES (Note 9):
 Administration and other..................................    16,404      15,661     10,993
 Sales and marketing.......................................    14,770      14,183     15,352
 Research and development .................................     2,290       2,002      2,157
 Restructuring charge (Note 3).............................                           10,873
                                                            ---------- ----------  ----------
  Total operating expenses.................................    33,464      31,846     39,375
                                                            ---------- ----------  ----------
OPERATING INCOME...........................................    11,826      13,096      5,417
INTEREST EXPENSE--Net......................................    (7,534)     (8,810)   (11,578)
OTHER EXPENSE--Net (Note 9)................................        (9)     (2,473)    (3,486)
                                                            ---------- ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES
 AND EXTRAORDINARY ITEM ...................................     4,283       1,813     (9,647)
                                                            ---------- ----------  ----------
INCOME TAX EXPENSE (BENEFIT)(Note 7):
 Current ..................................................     1,550        (728)     1,530
 Deferred..................................................       358       1,605     (6,490)
                                                            ---------- ----------  ----------
  Total income taxes.......................................     1,908         877     (4,960)
                                                            ---------- ----------  ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM....................     2,375         936     (4,687)
EXTRAORDINARY ITEM--Loss on early
 extinguishment of debt (less applicable current income
 tax benefit of $780)(Notes 5 and 7).......................                           (1,338)
                                                            ---------- ----------  ----------

NET INCOME (LOSS)..........................................  $  2,375    $    936   $ (6,025)
                                                            ========== ==========  ==========

                See notes to consolidated financial statements.

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

               CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                                (IN THOUSANDS)

                                      COMMON STOCK     ADDITIONAL    RETAINED
                                 ---------------------   PAID-IN     EARNINGS  TRANSLATION
                                  SHARES        AMOUNT-  CAPITAL     (DEFICIT) ADJUSTMENT       TOTAL
                                 ---------    ---------  -------     --------  -----------      -----
BALANCE, JANUARY 1, 1994..........     1        $1       $59,735     $   328      $(2,341)     $57,723
 Net income.......................                                     2,375                     2,375
 Aggregate adjustment resulting
  from the translation of foreign
  currency statements.............                                                   (142)        (142)
                                   -------- --------  ------------ ----------  ------------- ---------
BALANCE, DECEMBER 31, 1994........     1         1        59,735       2,703       (2,483)      59,956
 Dividends paid on common stock ..                                    (3,000)                   (3,000)
 Net income ......................                                       936                       936
 Aggregate adjustment resulting
  from the translation of foreign
  currency statements ............                                                    948          948
 Other--including gain on sale of
  land to affiliate (Note 9) .....                         3,240          14                     3,254
                                   -------- --------  ------------ ----------  ------------- ---------
BALANCE, DECEMBER 31, 1995........     1         1        62,975         653       (1,535)      62,094
 Capital contribution (Note 11) ..                        10,458                                10,458
 Net loss.........................                                    (6,025)                   (6,025)
 Aggregate adjustment resulting
  from the translation of foreign
  currency statements ............                                                    518          518
 Other ...........................                                       (33)                      (33)
                                   -------- --------  ------------ ----------  ------------- ---------
BALANCE, DECEMBER 31, 1996........     1        $1       $73,433     $(5,405)     $(1,017)     $67,012
                                   ======== ========  ============ ==========  ============= =========

                See notes to consolidated financial statements.

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                                (IN THOUSANDS)

                                                               1994        1995        1996
                                                            ---------- ----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss).........................................  $  2,375    $    936   $  (6,025)
 Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization............................     8,471      10,569      12,157
  Gain on sale of equipment ...............................      (168)
  Deferred income taxes ...................................       358       1,605      (6,490)
  Provision for losses on accounts receivable .............       133         499         183
  Write-off of goodwill (Note 3) ..........................                             3,283
  Provision for write-down of plant and equipment (Note 3)                              5,300
  Changes in operating assets and liabilities--net of
   assets acquired:
   Trade accounts receivable ..............................    (8,472)      1,658       1,492
   Other receivables ......................................       534       2,968       5,328
   Inventories.............................................   (10,689)      4,828      (8,291)
   Prepaid expenses and other .............................      (330)        452      (1,819)
   Other assets............................................       333      (1,647)      5,082
   Trade accounts payable..................................     5,443      (7,368)       (633)
   Income taxes receivable.................................     2,648      (1,322)        200
   Accrued liabilities and due to affiliates...............    (6,421)     (3,275)       (835)
   Other liabilities ......................................     3,872        (227)      2,901
                                                            ---------- ----------  -----------
    Net cash provided by (used in) operating activities  ..    (1,913)      9,676      11,833
                                                            ---------- ----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Payment for purchase of United Films Corporation
  (Note 11)................................................                           (12,276)
 Payment for purchase of Deerfield Plastics, net of cash
  acquired (Note 11).......................................                           (63,889)
 Payment for purchase of Performance Films, net of cash
  acquired (Note 11).......................................                (4,279)
 Sale of land to affiliate (Note 9) .......................                 3,239
 Proceeds from sales of equipment .........................       227
 Capital expenditures for plant and equipment..............    (8,277)    (16,544)     (9,239)
                                                            ---------- ----------  -----------
    Net cash used in investing activities..................    (8,050)    (17,584)    (85,404)
                                                            ---------- ----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Cash portion of capital contribution by Huntsman
  Corporation (Note 11) ...................................                             2,305
 Principal payments on long-term debt......................    (5,211)    (14,903)   (122,719)
 Net change in revolving debt .............................    15,063
 Proceeds from long-term debt..............................                24,650     200,348
 Payment of cash dividend..................................                (3,000)
                                                            ---------- ----------  -----------
    Net cash provided by financing activities..............     9,852       6,747      79,934
                                                            ---------- ----------  -----------

                                                                   (Continued)

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996
                                (IN THOUSANDS)

                                           1994      1995      1996
                                         -------- --------  ---------
EFFECT OF EXCHANGE RATE CHANGES ON
 CASH...................................  $ (201)   $  943   $   527
                                         -------- --------  ---------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS ......................    (312)     (218)    6,890
CASH AND CASH EQUIVALENTS, BEGINNING OF
 YEAR ..................................   4,287     3,975     3,757
                                         -------- --------  ---------
CASH AND CASH EQUIVALENTS, END OF YEAR    $3,975    $3,757   $10,647
                                         ======== ========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid during the year for:
  Interest .............................  $9,011    $8,651   $   447
                                         ======== ========  =========
  Income taxes .........................  $  714    $1,614   $   127
                                         ======== ========  =========

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
(Note 11):

   On June 1, 1995, the Company purchased all of the assets of Performance Films Corporation for approximately $4,280. In conjunction with the acquisition, liabilities assumed were as follows:

Fair value of assets acquired    $ 5,172
Cash paid .....................   (4,279)
                                ---------
Liabilities assumed ...........  $   893
                                =========

   On October 21, 1996, the Company purchased all of the outstanding capital stock of Deerfield Plastics, Inc. (Deerfield) for approximately $68,207. In conjunction with the acquisition, liabilities assumed were as follows:

Fair value of assets acquired (including goodwill of $18,400)   $ 90,265
Cash paid.....................................................   (68,207)
                                                               ----------
Liabilities assumed (including deferred acquisition payments)   $ 22,058
                                                               ==========

   On August 1, 1996, the Company purchased all of the outstanding capital stock of United Films Corporation (United) for approximately $12,276. In conjunction with the acquisition, liabilities assumed were as follows:

Fair value of assets acquired (including goodwill of $12,076)   $ 21,950
Cash paid ....................................................   (12,276)
                                                               ----------
Liabilities assumed ..........................................  $  9,674
                                                               ==========

   On August 31, 1996, the Company received all of the outstanding capital stock of Huntsman Container Corporation International (HCCI) in the form of a capital contribution from Huntsman Corporation, the Company's parent. In conjunction with the capital contribution, liabilities assumed were as follows:

Recorded value of assets received (including cash of $2,305)   $ 27,090
Capital contribution ........................................   (10,459)
                                                              ----------
Liabilities assumed .........................................  $ 16,631
                                                              ==========

                See notes to consolidated financial statements.
                                                                   (Concluded)

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Huntsman Packaging Corporation and subsidiaries (collectively, the Company) is a wholly-owned subsidiary of Huntsman Corporation (HC). Prior to 1996, it was wholly-owned by other affiliated entities. The Company produces plastic films for food wrapping, plastic films for industrial uses such as pallet wrapping, shrink wrapping, and medical packaging, printed plastic films and bags, and specialty films in North America, Europe, Mexico, and Australia. The following is a summary of the Company's significant accounting policies.

   PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of Huntsman Packaging Corporation and its wholly-owned subsidiaries, Huntsman Design Products Corporation and its wholly-owned subsidiaries; Huntsman Film Products Corporation (HFP) and its wholly-owned subsidiaries; Huntsman Deerfield Films Corporation; and Huntsman United Films Corporation (see Note 11). All significant intercompany balances and transactions have been eliminated in consolidation.

   USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


   REVENUE RECOGNITION --Sales revenue is recognized upon the shipment of product in fulfillment of a customer order.

   CARRYING VALUE OF LONG-TERM ASSETS -- The Company evaluates the carrying value of long-term assets, including intangible assets, based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.


   INVENTORIES -- Inventories consist principally of finished film products and the raw materials necessary to produce them. Finished goods inventories are carried at the lower of cost (on a first-in first-out basis) or market.

   PLANT AND EQUIPMENT -- Plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Land improvements ........................              5 years
Buildings and improvements ...............             20 years
Machinery and equipment ..................            7-15 years
Furniture, fixtures, and automobiles  ....             3-7 years
Leasehold improvements ...................   Shorter of the term of lease
                                                   or economic life

   INTANGIBLE ASSETS -- Intangible assets are stated at cost and amortized using the straight-line method over the estimated useful lives of the assets as follows:

Cost in excess of fair value of net assets acquired  ....       40 years
Other intangible assets .................................     2-15 years

   OTHER ASSETS -- Other assets consist primarily of deposits, spare parts, and the cash surrender values of life insurance policies.

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

    CASH AND CASH EQUIVALENTS -- For the purposes of the consolidated statements of cash flows, the Company considers cash in checking accounts and in short-term highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash and cash equivalents generated outside of the United States are generally subject to tax liabilities if repatriated.


   FINANCIAL INSTRUMENTS -- The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount of long-term debt approximates fair value because of the floating interest rates associated with such debt.

   INCOME TAXES -- The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. During 1996, the Company's operations were included in consolidated U.S. income tax returns of HC. Prior to 1996, the Company was included in the consolidated returns of other affiliated entities. The intercompany tax allocation policy provides for each subsidiary to calculate their own provision on a "separate return basis" and the parent allocates the benefit through intercompany accounts for any tax losses utilized by the parent and its subsidiaries in the consolidated tax returns.

   ENVIRONMENTAL EXPENDITURES -- Environmental related restoration and remediation costs are recorded as liabilities when site restoration and environmental remediation and clean-up obligations are either known or considered probable, and the related costs can be reasonably estimated. Other environmental expenditures, that are principally maintenance or preventative in nature, are recorded when expended and expensed or capitalized as appropriate.

   FOREIGN CURRENCY TRANSLATION -- The accounts of the Company's foreign subsidiaries are translated into U.S. dollars in the accompanying consolidated financial statements. Assets and liabilities are translated at rates prevailing at the balance sheet date. Revenues, expenses, gains, and losses are translated at a weighted average rate for the period. Transactions are translated at the rate prevailing as of the transaction date. Cumulative translation adjustments are recorded as an adjustment to stockholder's equity in a separate translation adjustment account.

   The following financial information relating to foreign operations in the United Kingdom, Canada, Germany, Australia, France, and Mexico has been included in the consolidated financial statements (in thousands):

                  1994      1995       1996
               --------- ---------  ---------
Assets........       --    $32,118   $56,352
Liabilities ..       --      8,318    28,590
Sales.........  $57,199     59,513    71,314
Net income....      775      1,758     4,991

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

 2. INVENTORIES


   Inventories consist of the following at December 31, 1995 and 1996 (in thousands):

                    1995      1996
                 --------- ---------
Finished goods .  $21,104    $34,843
Raw materials ..    6,162     14,586
Work-in-process     3,302      4,012
                 --------- ---------
Total...........  $30,568    $53,441
                 ========= =========

3. RESTRUCTURING CHARGE

   In December 1996, the Company completed a review of its operations and developed its plan to terminate operations at its Dallas, Texas and Bowling Green, Kentucky facilities. The plan is expected to generate efficiencies through utilization of available capacity at other facilities. As a result, included in 1996 operating expenses is a $3.3 million provision for the write-off of impaired goodwill and a $5.3 million provision for the write-down of impaired plant and equipment associated with the two operations. Also, included in operating expenses is an accrual for reduction in work force costs of $1.1 million associated with the elimination of approximately 81 full-time equivalent employees from all levels of operations and an accrual of $1.2 million of other costs related to the closure of the facilities.

4. INTANGIBLE ASSETS

   The cost of intangible assets and accumulated amortization at December 31, 1995 and 1996 is as follows (in thousands):

                                                        1995        1996
                                                     ---------- ----------
Cost in excess of fair value of net assets
 acquired...........................................  $ 26,534    $ 52,200
Trademarks..........................................     4,676       4,676
Non-compete agreements..............................     6,238       7,283
Other...............................................     7,229       4,455
                                                     ---------- ----------
Total...............................................    44,677      68,614
Less accumulated amortization.......................   (12,175)    (13,771)
                                                     ---------- ----------
Total...............................................  $ 32,502    $ 54,843
                                                     ========== ==========


   Amortization expense on intangible assets was approximately $1,458, $2,736 and $1,596 for the years ended December 31, 1994, 1995 and 1996, respectively.


5. LONG-TERM DEBT

   On January 29, 1996, HC consolidated its financing facilities, which included the refinancing of most of the Company's long-term debt. The HC refinancing replaced certain existing long-term debt, including three separate stand-alone facilities at the Company and at its affiliates, Huntsman Petrochemical Corporation and Huntsman Chemical Corporation (HCC). The HC refinancing consists of a seven year $1.725 billion senior secured credit facility (the Facilities) with a group of banks. The Facilities include a $775 million term loan, an $800 million domestic revolving credit facility, and a $150 million multi-currency revolving credit facility. During October 1996, HC increased the Facilities by an additional $250

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

million to fund operations and acquisitions. Inasmuch as the 1996 Facilities was completed prior to finalization of the Company's 1995 consolidated financial statements, the Company has shown the December 31, 1995 long-term debt that was refinanced in accordance with the terms of the 1996 Facilities.

   The 1996 Facilities are intended to be used to provide funds for HC and its subsidiaries. The Company has made notes to HC to evidence borrowings it has made and will make in the future, including the debt refinanced by the Facilities. Under the terms of these notes, the interest rate charged to the Company by HC equals the rate charged HC under the Facilities, as described below, plus 1.5%. In addition, the banks have upstream guarantees from the significant domestic subsidiaries (including the Company) which are collateralized by the majority of the subsidiaries' assets. Both the notes and the guarantees are collateralized by substantially all of the assets of the significant domestic subsidiaries. HC has also pledged substantially all of its assets to collateralize the Facilities.

   Borrowings under the Facilities bear interest based on a matrix containing HC's ratio of debt to "EBITDA", as defined, which provides for either a base rate or Eurodollar rate which ranges from LIBOR plus .5% to LIBOR plus 2.5%. Accordingly, HC's borrowings bear interest at approximately LIBOR plus 1.59% and .88% as of December 31, 1996 and 1995, respectively. The Facilities contain various covenants and restrictions which require HC to maintain minimum net worth levels at various dates and to maintain minimum interest coverage and maximum debt to capitalization ratios. Also, the Facilities include restrictive covenants customary to financings of this type, including limitations on the incurrence of liens, debt, and the sale of assets. At December 31, 1996, management believes HC was in compliance with these covenants. In connection with the Facilities, management of HC has represented that it will not demand payment on these borrowings during 1997. Accordingly, such amount has been classified as long-term.

   In connection with the refinancing of most of the Company's long-term debt with HC as discussed above, the Company wrote-off approximately $2.118 million of previously deferred loan costs, which have been recorded, net of the applicable income tax benefit of approximately $780,000, as an extraordinary item in the accompanying 1996 consolidated statement of operations.

   Long-term debt as of December 31, 1995 and 1996 consists of the following (in thousands):

                                                                1995        1996
                                                            ----------- -----------
Borrowings under the Facilities--amounts payable to HC:
 U.S. dollar borrowing at LIBOR plus 2.38% and 3.09%
 (7.85% and 8.78% as of December 31, 1995 and 1996,
 respectively) ............................................   $102,967    $186,085
Obligations under capital leases (Note 6) .................                  1,107
Other .....................................................                      5
                                                            ----------- -----------
Total .....................................................    102,967     187,197
Less current portion ......................................                   (506)
                                                            ----------- -----------
Long-term portion..........................................   $102,967    $186,691
                                                            =========== ===========

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

    The scheduled maturities of long-term debt by year as of December 31, 1996 are as follows (in thousands):

 Year ending December 31:
 1997....................  $    506
 1998....................   186,373
 1999....................        18
 2000....................        19
 2001....................        21
 Thereafter..............       260
                          ---------
Total....................  $187,197
                          =========

6. LEASES

   CAPITAL LEASES -- The Company is obligated under various capital leases for land, a building, and machinery and equipment that expire at various dates through 2007. At December 31, 1996, the gross amounts of plant and equipment and related accumulated amortization recorded under capital leases were as follows (in thousands):

Building......................  $  300
Machinery.....................   2,182
                               -------
Total cost....................   2,482
Less accumulated
 amortization.................     (77)
                               -------
Net...........................  $2,405
                               =======



   OPERATING LEASES -- The Company also has several noncancelable operating leases, primarily for vehicles, equipment, and office space, that expire through 2006, as well as another lease for warehouse space on a month-to-month basis. The total expense recorded under all operating lease agreements in the accompanying consolidated statements of operations is approximately $2,134,000, $2,038,000, and $2,291,000 for the years ended December 31, 1994, 1995, and 1996, respectively.

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

    Future minimum lease payments under operating leases and the present value of future minimum capital lease payments as of December 31, 1996 are as follows (in thousands):

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                             --------- -----------
Years ending December 31:
 1997.......................................................   $  597     $2,222
 1998.......................................................      330      1,563
 1999.......................................................       47      1,300
 2000.......................................................       45      1,134
 2001.......................................................       45        991
 Thereafter.................................................      331      1,065
                                                             --------- -----------
Total minimum lease payments................................    1,395     $8,275
                                                                       ===========
Amounts representing interest at rates ranging from 6% to
 14.5%......................................................     (288)
                                                             ---------
Present value of net minimum capital lease payments
 (Note 5)...................................................   $1,107
                                                             =========

7. INCOME TAXES

   The following is a summary of domestic and foreign provisions for current and deferred income taxes and a reconciliation of the U.S. statutory income tax rate to the effective income tax rate.

   The provision (benefit) for income taxes for the years ended December 31, 1994, 1995, and 1996 is as follows (in thousands):

                                                               1994      1995      1996
                                                             -------- --------  ---------
Current:
 Federal....................................................  $  302    $ (753)
 State......................................................      34       (86)
 Foreign....................................................   1,214       111   $ 1,530
                                                             -------- --------  ---------
 Total current..............................................   1,550      (728)    1,530
                                                             -------- --------  ---------
Deferred:
 Federal....................................................     664       592    (5,876)
 State......................................................      76        68      (671)
 Foreign....................................................    (382)      945        57
                                                             -------- --------  ---------
 Total deferred.............................................     358     1,605    (6,490)
                                                             -------- --------  ---------
Total income tax expense (benefit)(excluding current income
 tax benefit of $780 for extraordinary item)................  $1,908    $  877   $(4,960)
                                                             ======== ========  =========

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

    The effective income tax rate reconciliations for the years ended December 31, 1994, 1995, and 1996 are as follows (in thousands):

                                                                1994      1995       1996
                                                              -------- --------  -----------
Income (loss) before income taxes and extraordinary item ....  $4,283    $1,813    $ (9,647)
Extraordinary item--loss on early extinguishment of debt ....                        (2,118)
                                                              -------- --------  -----------
Total........................................................  $4,283    $1,813    $(11,765)
                                                              ======== ========  ===========
Expected tax (benefit) at U.S. statutory rate of 35% ........  $1,499    $  635    $ (4,125)
Increase (decrease) resulting from:
 Nondeductible cost in excess of fair value of net assets
  acquired...................................................                         1,186
 State taxes.................................................     110       (18)       (663)
 Foreign rate difference and other (net).....................     299       260      (2,138)
                                                              -------- --------  -----------
Total income tax expense (benefit)(including $780 benefit in
 1996 related to extraordinary item).........................  $1,908    $  877    $ (5,740)
                                                              ======== ========  ===========
Effective income tax rate....................................   44.55%    48.45%      48.78%
                                                              ======== ========  ===========

   Components of net deferred income tax assets and liabilities as of December 31, 1995 and 1996 are as follows (in thousands):

                                                                LONG-
DECEMBER 31, 1995                                   CURRENT      TERM
-------------------------------------------------  --------- ----------
Deferred income tax assets:
 Allowance for doubtful trade accounts
   receivable.....................................   $  475
 Amortization of intangibles......................             $    763
 Inventory........................................      264
 AMT credit carryforward..........................                1,231
 Other............................................      566         515
                                                   --------- ----------
 Total............................................    1,305       2,509
                                                   --------- ----------
Deferred income tax liabilities:
 Tax depreciation in excess of book depreciation .              (11,462)
 Other............................................     (223)     (1,486)
                                                   --------- ----------
 Total............................................     (223)    (12,948)
                                                   --------- ----------
Net deferred tax liability........................   $1,082    $(10,439)
                                                   ========= ==========

                                                                   LONG-
DECEMBER 31, 1996                                      CURRENT      TERM
----------------------------------------------------  --------- ----------
Deferred income tax assets:
 Allowance for doubtful trade accounts receivable ...   $  559
 Net operating loss carryforward.....................             $  3,591
 Amortization of intangibles.........................                1,071
 Restructuring charges not deducted for tax (Note 3).                3,392
 Inventory...........................................      828
AMT credit carryforward..............................                  540
 Other...............................................       74         272
                                                      --------- ----------
 Total...............................................    1,461       8,866
                                                      --------- ----------
Deferred income tax liabilities:
 Tax depreciation in excess of book depreciation ....              (21,898)
 Other...............................................     (373)     (1,050)
                                                      --------- ----------
 Total...............................................     (373)    (22,948)
                                                      --------- ----------
Net deferred income tax (liability)..................   $1,088    $(14,082)
                                                      ========= ==========

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

 8. EMPLOYEE BENEFIT PLANS

   DEFINED CONTRIBUTION PLAN -- The Company sponsors a salary deferral plan covering substantially all of its non-union domestic employees. Plan participants may elect to make voluntary contributions to this plan up to a specified amount of their compensation. The Company contributes 1% of the participants' compensation and also matches employee contributions up to 2% of the participants' compensation. The Company accrued approximately $855,000, $1,158,000, and $873,000 as its contribution to this plan for the years ended December 31, 1994, 1995, and 1996, respectively.

   DEFINED BENEFIT PLANS -- The Company sponsors four noncontributory defined benefit pension plans (the Plans) covering domestic employees with 1,000 or more hours of service. The Company also sponsors a defined benefit plan in Germany (the Germany plan). The Company funds the actuarially computed retirement cost. Contributions are intended to not only provide for benefits attributed to service to date but also for those expected to be earned in the future. The consolidated accrued net pension expense for the years ended December 31, 1994, 1995, and 1996 includes the following components (in thousands):

UNITED STATES PLANS (CONSISTING OF THE CORPORATE,
 DEERFIELD, AND TWO UNION PLANS):                   1994      1995     1996
------------------------------------------------  -------- --------  --------
Service cost--benefits earned during the period .  $2,107    $1,703   $1,717
Interest cost on projected benefit obligation ...     301       430      520
Actual return on assets..........................      36      (860)    (683)
Other............................................    (190)      465      107
                                                  -------- --------  --------
Total accrued pension expense....................  $2,254    $1,738   $1,661
                                                  ======== ========  ========
GERMANY PLAN:
Service cost--benefits earned during the period .  $   79    $   82   $   77
Interest cost on projected benefit obligation ...      65        75       22
Other............................................               (57)
                                                  -------- --------  --------
Total accrued pension expense....................  $  144    $  100   $   99
                                                  ======== ========  ========

   The following table sets forth the funded status of the United States plans and the Germany plan as of December 31, 1995 and 1996 and the amounts recognized in the consolidated balance sheets at those dates (in thousands):

 UNITED STATES PLANS (CONSISTING OF THE CORPORATE,
 DEERFIELD, AND TWO UNION PLANS):                                      1995      1996
------------------------------------------------------------------  --------- ---------
Actuarially computed present value of accumulated benefit
 obligations:
  Vested...........................................................  $ 1,192    $ 2,607
  Nonvested........................................................      892      2,049
                                                                    --------- ---------
 Total.............................................................  $ 2,084    $ 4,656
                                                                    ========= =========
Actuarially computed present value of projected benefit
 obligations for service rendered to date..........................  $ 4,180    $ 6,854
Less plan assets at fair value, principally comprised of equity
 and bond funds....................................................   (3,412)    (7,356)
                                                                    --------- ---------
Projected benefit obligation in excess of (less than) plan assets .      768       (502)
Unrecognized net gain..............................................     (346)     2,247
Unrecognized prior service cost....................................      (51)       (70)
                                                                    --------- ---------
Accrued long-term pension liability included in other liabilities .  $   371    $ 1,675
                                                                    ========= =========

   For the above calculations, increases in future compensation of rates ranging from 4.25% through 5.5% were used for the non-union plans. There was no increase in future compensation used for the two union plans. For the calculations, discount rates ranging from 7.75% through 8.5% and expected rates of return on plan assets ranging from 8.5% through 9.0% were used for all plans.

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

 GERMANY                                                              1995      1996
------------------------------------------------------------------  -------- --------
Actuarially computed present value of accumulated benefit
 obligations:
  Vested...........................................................  $  534    $  695
  Nonvested........................................................     224       284
                                                                    -------- --------
Total..............................................................  $  758    $  979
                                                                    ======== ========
Actuarially computed present value of projected benefit
 obligations for service rendered to date..........................  $1,221    $1,249
Less plan assets...................................................    None      None
                                                                    -------- --------
Projected benefit obligation in excess of plan assets .............   1,221     1,249
Unrecognized net gain..............................................     107       110
                                                                    -------- --------
Accrued long-term pension liability included in other liabilities .  $1,328    $1,359
                                                                    ======== ========

   Increases in future compensation ranging from 2.5% through 3.5% and discount rates ranging from 6.5% through 7.0% were used in determining the actuarially computed present value of the projected benefit obligation of the Germany plan. The cash surrender value of life insurance policies for Germany plan participants included in other assets is approximately $493,000 and $506,000 as of December 31, 1995 and 1996, respectively.

   FOREIGN PLANS OTHER THAN GERMANY -- Employees in other foreign countries are covered by various post employment arrangements consistent with local practices and regulations. Such obligations are not significant and are included in the consolidated financial statements in other liabilities.

9. RELATED PARTY TRANSACTIONS

   The accompanying consolidated financial statements include the following balances and transactions with affiliated companies (in thousands):

 BALANCES AT DECEMBER 31, 1995 AND 1996:                       1994     1995      1996
                                                              ------ --------  ---------
Due to (from) affiliates:
 Huntsman Corporation........................................         $     3   $  3,607
 Huntsman Chemical Corporation...............................             930      2,359
 Huntsman Petrochemical Corporation..........................           1,385
 Huntsman Capital Corporation................................
 Other affiliates............................................
Long-term debt:
 Huntsman Corporation........................................                    186,085
 Huntsman Chemical Corporation (prior to the refinancing
  described in Note 5).......................................          50,000

TRANSACTIONS FOR THE YEARS ENDED
 DECEMBER 31, 1994, 1995, AND 1996:
With Huntsman Petrochemical Corporation--inventory
 purchases...................................................  None   $ 1,680   $  2,280
With Airstar corporation--rent expense under operating
 lease.......................................................  None      None        353

   ROYALTY TRANSACTION WITH HUNTSMAN GROUP INTELLECTUAL PROPERTIES HOLDING CO. (HUNTSMAN INTELLECTUAL) -- During 1996, the Company and other affiliates entered into a royalty agreement (the Royalty

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

Agreement) with Huntsman Intellectual whereby the Company pays Huntsman Intellectual a royalty for the use of certain trademarks, etc. Huntsman Intellectual is owned by the Company and certain of its affiliates. During 1996, the Company accrued royalties of approximately $1,708,000 to Huntsman Intellectual. Huntsman Intellectual recorded a patronage dividend to the Company of $1,092,000 during 1996. The royalty expense is included in administration and other expense. The dividend is included in other income.

   ADMINISTRATIVE EXPENSES -- HC allocated administrative expenses to the Company of approximately $1,980,000 and $2,126,000 for the years ended December 31, 1995 and 1996, respectively. There was no allocation for 1994. The allocation is for the estimated portion of the total costs incurred by HC resulting from services provided to the Company and is included in administration and other expense in the consolidated statements of operations.

   SALE OF LAND TO HUNTSMAN CHEMICAL CORPORATION (HCC) -- During 1995, the Company sold a parcel of land in Woodbury, New Jersey to HCC at a price which exceeded the net book value of the property by approximately $3,239,000. As HCC is an affiliated company, the difference between the selling price and the net book value of the property was recorded as additional paid-in capital.

10. COMMITMENTS AND CONTINGENCIES

   INDEMNITY AGREEMENT -- The Company's operations are subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters, and the generation, handling, storage, transportation, treatment, and disposal of waste materials, as adopted by various governmental authorities in the jurisdictions in which the Company operates. The Company makes every reasonable effort to remain in full compliance with existing governmental regulations. In conjunction with a sale of a plant site in 1992, the Company has agreed to indemnify environmental losses of up to $5 million which may have been created at the plant site between January 1, 1988 and May 18, 1992. This indemnity expires on May 8, 2002 and reduces ten percent each year beginning May 12, 1997. The Company believes that the ultimate liability, if any, resulting from this indemnification will not be material to the Company's consolidated financial statements.

   ROYALTY AGREEMENTS -- The Company has entered into royalty agreements (the Agreements) for the right to use certain patents in the production of certain plastic film. The Company paid a fee of $450,000 to the patent holder for the first 2,250,000 pounds of film produced in North America. The Agreements require the Company to pay the patent holder a fee of $.10 for each pound produced in excess of 2,250,000 pounds but less than 37,500,000 pounds and $.05 per pound for each pound produced in excess of 37,500,000 pounds in North America. The Agreements require the Company to pay certain fees to obtain the rights to sell the product outside of North America. The Company completed the second year under the Agreements in 1996 and is currently obligated to pay $.075 per pound of product sold outside of North America. The Company has the option to maintain these rights in subsequent years for certain agreed-upon fees. The Agreements terminate upon the expiration of the related patents in 2009.

   LITIGATION -- The Company is party to litigation and claims arising in the ordinary course of business. Management believes, after consulting with legal counsel, that the liabilities, if any, arising from such litigation and claims will have no material adverse effect on the Company's consolidated financial statements.

11. ACQUISITIONS

   DEERFIELD PLASTICS COMPANY, INC. -- Effective October 21, 1996, the Company acquired all of the issued and outstanding common stock of Deerfield Plastics Company, Inc. for cash of approximately

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

$68,207,000, a $1,900,000 payment to be made in 1997 based on Deerfield's working capital at the acquisition date, and a deferred payment payable over the next three years totaling $5,250,000. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $18,400,000, which is being amortized on a straight-line basis over 40 years.

   HUNTSMAN CONTAINER CORPORATION INTERNATIONAL (HCCI) -- On August 31, 1996, HC contributed all of the outstanding capital stock of HCCI to the Company in the form of a capital contribution. The contribution was recorded as additional paid-in capital and the results of operations have been included in the consolidated financial statements from the date of the contribution. The assets acquired and liabilities assumed of $27,090,000 (including cash of $2,305,000) and $16,631,000, respectively, were recorded by the Company at HCCI's historical carrying values.

   UNITED FILMS CORPORATION -- On July 31, 1996, the Company acquired all of the issued and outstanding common stock of United Films Corporation for cash of approximately $12,276,000. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with the acquisition, the Company recorded goodwill of approximately $12,076,000, which is being amortized on a straight-line basis over 40 years.

   PERFORMANCE FILMS CORPORATION -- On June 1, 1995, the Company acquired all of the assets of Performance Films Corporation for approximately $4,279,000 in cash. The acquisition has been accounted for using the purchase method of accounting; as such, results of operations have been included in the accompanying consolidated financial statements from the date of acquisition. In conjunction with this acquisition, the Company recorded goodwill of approximately $250,000, which is being amortized on a straight-line basis over 40 years.


   The pro forma results of operations of the Company (in thousands) for the years ended December 31, 1996 and 1995 (assuming the Deerfield and United Films acquisitions had occurred on January 1, 1995) are as follows:



                                         1995    1996
                                        ------ ------
Revenues...............................  $377    $415
Income (loss) before extraordinary
 item..................................     2      (2)
Net income (loss)......................     2      (1)



12. CONSOLIDATING CONDENSED FINANCIAL STATEMENTS

   The following are consolidating condensed financial statements which depict, in separate columns, Huntsman Packaging Corporation carrying its investment in subsidiaries under the equity method, on a combined basis the guarantors of Huntsman Packaging Corporation, and on a combined basis the non-guarantors of Huntsman Packaging Corporation, with additional columns reflecting eliminating adjustments and the consolidated total, for the years ended December 31, 1995 and 1996. Such consolidating condensed financial statements are included herein because management has concluded that separate financial statements relating to the guarantors are not material to investors.

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                     CONSOLIDATING CONDENSED BALANCE SHEET
                   (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
                              DECEMBER 31, 1996



                                       HUNTSMAN
                                      PACKAGING                                                     CONSOLIDATED
                                     CORPORATION       COMBINED      COMBINED                    HUNTSMAN PACKAGING
                                     PARENT ONLY      GUARANTORS  NON-GUARANTORS   ELIMINATIONS      CORPORATION
                                  ----------------- ------------  -------------- --------------  ------------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents  ......                      $ (1,294)      $11,941                         $ 10,647
Receivables......................                        38,881        19,037                           57,918
Inventories......................                        44,230         9,211                           53,441
Prepaid expenses and other ......                         2,894         1,007                            3,901
Deferred income taxes............                         1,088                                          1,088
                                                    ------------  -------------- --------------  ------------------
 Total current assets............                        85,799        41,196                          126,995
PLANT AND EQUIPMENT--Net.........                       120,219        21,224                          141,443
INTANGIBLE ASSETS--Net...........                        53,033         1,810                           54,843
INVESTMENT IN SUBSIDIARIES ......      $67,012                                       $(67,012)
OTHER ASSETS.....................                         4,496         1,380                            5,876
TOTAL............................      $67,012         $263,547       $65,610        $(67,012)        $329,157
LIABILITIES AND STOCKHOLDER'S
 EQUITY
CURRENT LIABILITIES:
Trade accounts payable...........                      $ 19,536       $ 6,243                         $ 25,779
Accrued liabilities..............                        10,358         9,739                           20,097
Long-term debt--current portion .                           506                                            506
                                  ----------------- ------------  -------------- --------------  ------------------
Due to affiliates................                         2,524         3,442                            5,966
                                  ----------------- ------------  -------------- --------------  ------------------
 Total current liabilities ......                        32,924        19,424                           52,348
LONG TERM DEBT...................                       177,766         8,925                          186,691
OTHER LIABILITIES................                         7,526         1,498                            9,024
DEFERRED INCOME TAXES............                        12,163         1,919                           14,082
                                  ----------------- ------------  -------------- --------------  ------------------
 Total liabilities...............                       230,379        31,766                          262,145
                                                    ------------  --------------                 ------------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
Common stock.....................      $     1              167        19,021         (19,188)               1
Additional paid-in capital ......       73,433                         10,255         (10,255)          73,433
Retained earnings (deficit) .....       (5,405)          33,254         4,474         (37,728)          (5,405)
Translation adjustment...........       (1,017)            (253)           94             159           (1,017)
                                  ----------------- ------------  -------------- --------------  ------------------
 Total stockholder's equity .....       67,012           33,168        33,844         (67,012)          67,012
                                  ----------------- ------------  -------------- --------------  ------------------
TOTAL............................      $67,012         $263,547       $65,610        $(67,012)        $329,157

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                   CONSOLIDATING CONDENSED INCOME STATEMENT
                   (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                          HUNTSMAN PACKAGING                                                 CONSOLIDATED
                              CORPORATION       COMBINED      COMBINED                    HUNTSMAN PACKAGING
                              PARENT ONLY      GUARANTORS  NON-GUARANTORS   ELIMINATIONS      CORPORATION
                          ------------------ ------------  -------------- --------------  ------------------
SALES--Net ..............                       $244,965       $73,744        $(10,617)        $308,092
COST OF SALES............                        214,425        59,492         (10,617)         263,300
                                             ------------  -------------- --------------  ------------------
GROSS PROFIT.............                         30,540        14,252               0           44,792
                                             ------------  -------------- --------------  ------------------
TOTAL OPERATING
 EXPENSES................                         32,401         6,974                           39,375
                                             ------------  -------------- --------------  ------------------
OPERATING INCOME (LOSS) .                         (1,861)        7,278               0            5,417
INTEREST EXPENSE--Net ...                        (10,964)         (614)                         (11,578)
EQUITY EARNINGS IN
 SUBSIDIARIES............       $(6,025)                                         6,025                0
OTHER INCOME
 (EXPENSE)--Net..........                         (3,719)          233                           (3,486)
                                             ------------  -------------- --------------  ------------------
NET INCOME (LOSS) BEFORE
 INCOME TAXES AND
 EXTRAORDINARY ITEM......        (6,025)         (16,544)        6,897           6,025           (9,647)
INCOME TAX EXPENSE
 (BENEFIT)...............                         (6,547)        1,587                           (4,960)
                                             ------------  -------------- --------------  ------------------
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM......        (6,025)          (9,997)        5,310           6,025           (4,687)
EXTRAORDINARY ITEM.......                         (1,338)                                        (1,338)
                          ------------------ ------------  -------------- --------------  ------------------
NET INCOME (LOSS)........       $(6,025)        $(11,335)      $ 5,310        $  6,025         $ (6,025)
                          ================== ============  ============== ==============  ==================

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                   (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                    COMBINED
                                               HUNTSMAN PACKAGING                                    CONSOLIDATED
                                                 CORPORATION AND      COMBINED                    HUNTSMAN PACKAGING
                                                   GUARANTORS      NON-GUARANTORS  ELIMINATIONS      CORPORATION
                                               ------------------ --------------  -------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES .........      $   1,370         $10,463                         $  11,833
CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for purchase of United Films
  Corporation.................................        (12,276)                                          (12,276)
 Payment for purchase of Deerfield Plastics,
  net of cash acquired........................        (63,889)                                          (63,889)
 Capital acquisitions for property, plants
  and equipment...............................         (7,358)         (1,881)                           (9,239)
                                               ------------------ --------------                 ------------------
  Net cash used in investing activities ......        (83,523)         (1,881)                          (85,404)
                                               ------------------ --------------                 ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Cash portion of capital contribution by
  Huntsman Corporation........................                          2,305                             2,305
 Principal payment on long-term debt .........       (119,553)         (3,166)                         (122,719)
 Proceeds from long-term debt.................        200,348                                           200,348
                                               ------------------ --------------                 ------------------
 Net cash provided by (used in) financing
  activities..................................         80,795            (861)                           79,934
                                               ------------------ --------------                 ------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH ......            565             (38)                              527
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..................................           (793)          7,683                             6,890
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD.......................................         (3,888)          7,645                             3,757
                                               ------------------ --------------                 ------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ...      $  (4,681)        $15,328                         $  10,647
                                               ================== ==============                 ==================


                                   * * * * *

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                   CONSOLIDATING CONDENSED INCOME STATEMENT
                   (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
                     FOR THE YEAR ENDED DECEMBER 31, 1995



                            HUNTSMAN
                           PACKAGING                                                 CONSOLIDATED
                          CORPORATION                                                  HUNTSMAN
                             PARENT       COMBINED      COMBINED                       PACKAGING
                              ONLY       GUARANTORS  NON-GUARANTORS   ELIMINATIONS    CORPORATION
                         ------------- ------------  -------------- --------------  --------------
SALES--Net .............                  $221,796       $59,513        $(1,318)       $279,991
COST OF SALES ..........                   184,614        51,753         (1,318)        235,049
GROSS PROFIT ...........                    37,182         7,760              0          44,942
TOTAL OPERATING
 EXPENSES ..............                    27,133         4,713                         31,846
OPERATING INCOME .......                    10,049         3,047              0          13,096
INTEREST EXPENSE--Net  .                    (7,902)         (908)                        (8,810)
EQUITY EARNINGS IN
 SUBSIDIARIES ..........      $936                                      $  (936)              0
OTHER INCOME
 (EXPENSE)--Net.........                    (2,997)          524                         (2,473)
NET INCOME (LOSS)
 BEFORE INCOME TAXES ...       936            (850)        2,663           (936)          1,813
INCOME TAX EXPENSE
 (BENEFIT) .............                       (28)          905                            877
NET INCOME (LOSS).......      $936        $   (822)      $ 1,758        $  (936)       $    936

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                   (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)
                     FOR THE YEAR ENDED DECEMBER 31, 1995



                                             COMBINED
                                             HUNTSMAN
                                            PACKAGING                                    CONSOLIDATED
                                           CORPORATION                                     HUNTSMAN
                                               AND          COMBINED                      PACKAGING
                                            GUARANTORS   NON-GUARANTORS  ELIMINATIONS    CORPORATION
                                          ------------- --------------  -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES  ...    $  5,712       $ 3,964                        $  9,676
CASH FLOWS FROM INVESTING ACTIVITIES:
 Payments for purchase of Performance
  Films, net of each ....................      (4,279)                                       (4,279)
 Sale of land to affiliate ..............       3,239                                         3,239
 Capital acquisition for property,
  plants and equipment...................     (14,559)       (1,985)                        (16,544)
                                                        --------------                 --------------
  Net cash used in investing activities       (15,599)       (1,985)                        (17,584)
                                          ------------- --------------                 --------------
CASH ACTIVITIES FROM FINANCING
 ACTIVITIES:
 Payment of cash dividend ...............      (3,000)                                       (3,000)
 Principal payment on long-term debt  ...     (14,424)         (479)                        (14,903)
 Proceeds from long-term debt ...........      24,650                                        24,650
                                          ------------- --------------                 --------------
 Net cash provided by (used in)
  financing activities ..................       7,226          (479)                          6,747
                                          ------------- --------------                 --------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH           494           449                             943
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.............................      (2,167)        1,949                            (218)
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD...............................       1,577         2,398                           3,975
                                          ------------- --------------                 --------------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD..................................    $   (590)      $ 4,347                        $  3,757
                                          ============= ==============                 ==============

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                    CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                JUNE 30, 1997
                                (IN THOUSANDS)

                            ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..................................  $ 16,062
 Receivables:
  Trade accounts (less allowance for doubtful accounts:
   $2,690)...................................................    56,596
  Other .....................................................     3,199
 Inventories ................................................    53,235
 Prepaid expenses and other .................................     3,796
 Deferred income taxes ......................................     1,419
                                                              ----------
    Total current assets ....................................   134,307
PLANT AND EQUIPMENT
 Land and improvements ......................................     6,521
 Buildings and improvements .................................    35,702
 Machinery and equipment ....................................   148,338
 Furniture, fixtures and automobiles ........................     2,070
 Leasehold improvements .....................................       375
 Construction in progress ...................................     4,950
                                                              ----------
    Total ...................................................   197,956
 Less: accumulated depreciation and amortization  ...........   (54,568)
                                                              ----------
    Plant and equipment--net ................................   143,388
INTANGIBLE ASSETS--Net ......................................    53,957
OTHER ASSETS ................................................     6,793
                                                              ----------
TOTAL .......................................................  $338,445
                                                              ==========

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                    CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                JUNE 30, 1997
                                (IN THOUSANDS)

                     LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Trade accounts payable ......................................................  $ 24,284
 Accrued liabilities .........................................................    18,681
 Long-term debt--current portion .............................................       413
 Due to affiliates ...........................................................     4,987
 Income taxes payable to affiliates ..........................................       393
                                                                               ---------
  Total current liabilities ..................................................    48,758
LONG TERM DEBT--INTERCOMPANY .................................................   198,320
OTHER LIABILITIES ............................................................    11,182
DEFERRED INCOME TAXES ........................................................    13,531
                                                                               ---------
  Total liabilities ..........................................................   271,791
                                                                               ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
 Common stock--Class A voting $1.00 par value; 50,000 shares authorized;
  1,000 shares issued and outstanding ........................................         1
 Additional paid-in capital ..................................................    73,433
 Retained earnings (deficit) .................................................    (3,418)
 Translation adjustment ......................................................    (3,362)
                                                                               ---------
  Total stockholder's equity .................................................    66,654
                                                                               ---------
TOTAL ........................................................................  $338,445
                                                                               =========

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

              CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                                (IN THOUSANDS)

                                                                   1996        1997
                                                                ---------- ----------
SALES--Net ....................................................  $127,919    $218,745
COST OF SALES .................................................   106,792     192,545
                                                                ---------- ----------
GROSS PROFIT ..................................................    21,127      26,200
                                                                ---------- ----------
OPERATING EXPENSES:

 Administration and other .....................................     7,585       8,925
 Sales and marketing ..........................................     6,104       6,679
 Research and development .....................................     1,029       1,006
                                                                ---------- ----------
    Total operating expenses ..................................    14,718      16,610
                                                                ---------- ----------
OPERATING INCOME ..............................................     6,409       9,590
INTEREST EXPENSE--Net .........................................    (4,763)     (7,062)
OTHER EXPENSE--Net ............................................       755         873
                                                                ---------- ----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM..............     2,401       3,401
                                                                ---------- ----------
INCOME TAX EXPENSE (BENEFIT):

 Current ......................................................       669       1,695
 Deferred .....................................................       115        (281)
                                                                ---------- ----------
    Total income taxes ........................................       784       1,414
                                                                ---------- ----------
INCOME BEFORE EXTRAORDINARY ITEM ..............................     1,617       1,987
EXTRAORDINARY ITEM--Loss on early extinguishment of debt (less
 applicable current income tax benefit of $780) ...............    (1,338)
                                                                ---------- ----------
NET INCOME ....................................................  $    279    $  1,987
                                                                ========== ==========

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (UNAUDITED)
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                (IN THOUSANDS)


                                        COMMON STOCK     ADDITIONAL
                                     ------------------    PAID-IN     RETAINED   TRANSLATION
                                      SHARES    AMOUNT     CAPITAL     EARNINGS    ADJUSTMENT    TOTAL
                                     -------- --------  ------------ ----------  ------------- ---------
BALANCE, JANUARY 1, 1997............     1        $1       $73,433     $(5,405)     $(1,017)     $67,012
Net income..........................                                     1,987                     1,987
Aggregate adjustment resulting from
 the translation of foreign
 currency statements................                                                 (2,345)      (2,345)
                                     -------- --------  ------------ ----------  ------------- ---------
BALANCE, JUNE 30, 1997..............     1        $1       $73,433     $(3,418)     $(3,362)     $66,654
                                     ======== ========  ============ ==========  ============= =========

                HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

              CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1997
                                (IN THOUSANDS)

                                                                         1996       1997
                                                                      ---------- ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net Income..........................................................  $    279    $ 1,987
 Adjustments to reconcile net income to net cash provided by operating activities:

  Depreciation and amortization......................................     5,303      7,748
  Deferred income taxes..............................................      (778)      (281)
  Provision for losses on accounts receivable........................      (108)       132
  Changes in operating assets and liabilities--net of assets acquired:

   Trade accounts receivable.........................................       463     (1,749)
   Other receivables.................................................      (296)       111
   Inventories.......................................................    (2,861)       157
   Prepaid expenses and other........................................     1,655       (879)
   Trade accounts payable............................................     2,170      1,195
   Income taxes receivable/payable...................................       (74)      (233)
   Accrued and other liabilities.....................................       469     (4,597)
                                                                      ---------- ---------
   Net cash provided by operating activities.........................     6,222      3,591
                                                                      ---------- ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

 Capital expenditures for property, plant, and equipment ............    (3,372)    (7,996)
                                                                      ---------- ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

 Principal payments on long-term debt................................   (74,450)
 Net change in revolving debt........................................   (28,517)
 Proceeds from long-term debt........................................   102,358     12,235
                                                                      ---------- ---------
   Net cash provided by (used in) financing activities...............      (609)    12,235
                                                                      ---------- ---------
EFFECT OF EXCHANGE RATE CHANGES ON CASH..............................       (81)    (2,418)
                                                                      ---------- ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS............................     2,160      5,412
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.....................     3,757     10,650
                                                                      ---------- ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...........................  $  5,917    $16,062
                                                                      ========== =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

 Cash paid during the period for:

  Interest...........................................................  $  1,313    $     0
  Income taxes.......................................................  $    680    $   488

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997

1. UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

   The financial information included herein is unaudited; however, the information reflects all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to the fair presentation of the consolidated financial position, results of operations, and cash flows for the interim periods. The consolidated financial statements should be read in conjunction with the Notes to Consolidated Financial Statements for the years ended December 31, 1994, 1995, and 1996. The results of operations for the six months ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year.

2. INVENTORIES

   Inventories at June 30, 1997 consisted of the following:

Finished goods ..  $35,165
Work-in-process    $ 4,252
Raw materials  ..  $13,818
                  ---------
Total ...........  $53,235
                  =========

3. ACCOUNTING STANDARDS

   In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosure about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company does not expect the impact of SFAS No. 131 to be material in relation to its financial statements.

   In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company does not expect the impact of SFAS No. 130 to be material in relation to its financial statements.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
 of Huntsman Polymers Corporation:

We have audited the accompanying combined balance sheet of CT Film (a division of Huntsman Polymers Corporation, formerly Rexene Corporation) and Rexene Corporation Limited (a wholly-owned subsidiary of Huntsman Polymers Corporation, formerly Rexene Corporation) (collectively, the Company) as of December 31, 1996, and the related combined statements of operations and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of CT Film and Rexene Corporation Limited as of December 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Salt Lake City, Utah
September 19, 1997

                                   CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                          REXENE CORPORATION LIMITED
 (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)
                           COMBINED BALANCE SHEET
                      DECEMBER 31, 1996 (IN THOUSANDS)

ASSETS
CURRENT ASSETS:
 Cash and cash equivalents.............................................................  $    252
 Accounts receivable (less allowance for doubtful accounts and sales returns of
   $1,266).............................................................................    20,703
 Inventory (less allowance for obsolete inventory of $581).............................    28,732
 Prepaid expenses......................................................................       262
                                                                                        ----------
  Total current assets.................................................................    49,949
PLANT AND EQUIPMENT -NET...............................................................    86,366
NOTE RECEIVABLE .......................................................................     1,550
                                                                                        ----------
  TOTAL................................................................................  $137,865
                                                                                        ==========
LIABILITIES AND HUNTSMAN POLYMERS CORPORATION'S INVESTMENT IN THE COMPANY
CURRENT LIABILITIES:
 Accounts payable......................................................................  $  9,532
 Accrued expenses......................................................................     5,237
                                                                                        ----------
  Total current liabilities............................................................    14,769
ACCUMULATED POSTRETIREMENT BENEFIT OBLIGATION..........................................     2,910
LONG-TERM PENSION LIABILITY............................................................       149
                                                                                        ----------
  Total liabilities....................................................................    17,828
                                                                                        ----------
COMMITMENTS AND CONTINGENCIES (Note 10)
HUNTSMAN POLYMERS CORPORATION'S INVESTMENT IN THE COMPANY..............................   120,037
                                                                                        ----------
TOTAL..................................................................................  $137,865
                                                                                        ==========

                  See notes to combined financial statements.

                                    CT FILM
(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                           REXENE CORPORATION LIMITED
  (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                  CORPORATION

     COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)


SALES -Net of returns and allowances  ..  $152,464
COST OF SALES ..........................   141,485
                                         ----------
GROSS PROFIT............................    10,979
                                         ----------
OPERATING EXPENSES:
 Marketing, general, and
 administrative.........................     8,276
 Research and development...............     2,685
 Allocated corporate expenses...........     2,779
                                         ----------
  Total operating expenses..............    13,740
                                         ----------
OPERATING LOSS..........................    (2,761)
INTEREST EXPENSE -Net...................    (1,245)
                                         ----------
LOSS BEFORE INCOME TAX BENEFIT..........    (4,006)
INCOME TAX BENEFIT -Deferred............       689
NET LOSS................................  $ (3,317)
                                         ==========

                  See notes to combined financial statements.

                                    CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                           REXENE CORPORATION LIMITED
 (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                               (IN THOUSANDS)

 OPERATING ACTIVITIES:
 Net loss ......................................................................   $(3,317)
 Adjustments to reconcile net loss to net cash provided by operating activities:
 Depreciation and amortization..................................................     6,516
 Loss on sale of equipment......................................................        10
 Deferred income tax benefit....................................................      (689)
 Changes in operating assets and liabilities:
  Accounts receivable...........................................................     2,928
  Inventory.....................................................................    (9,334)
  Prepaid expenses..............................................................       (57)
  Accounts payable..............................................................     3,496
  Accrued expenses..............................................................      (379)
  Accumulated postretirement benefit obligation.................................       154
  Long-term pension liability...................................................       100
                                                                                 ----------
   Net cash provided by operating activities....................................      (572)
                                                                                 ----------
INVESTING ACTIVITIES:
 Proceeds from sale of equipment................................................         8
 Capital expenditures for plant and equipment...................................    (7,878)
                                                                                 ----------
   Net cash used in investing activities........................................    (7,870)
                                                                                 ----------
FINANCING ACTIVITIES -
 Net capital contribution from Huntsman Polymers Corporation....................     8,207
                                                                                 ----------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.........................................        20
                                                                                 ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.......................................      (215)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR....................................       467
                                                                                 ----------
CASH AND CASH EQUIVALENTS, END OF YEAR..........................................   $   252
                                                                                 ==========

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:

   On December 29, 1996, Rexene Corporation Limited issued an additional 2,500 common shares to Huntsman Polymers Corporation in exchange for a $4,281 reduction to the related party debt owing to Huntsman Polymers Corporation. During the year ended December 31, 1996, Rexene Corporation Limited incurred approximately $1,245,000 of interest which was added to the balance owing to Huntsman Polymers Corporation.

   Due to the operating losses of the Company, the Company did not make any income tax payments during the year ended December 31, 1996.

                  See notes to combined financial statements.

                                    CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                          REXENE CORPORATION LIMITED
 (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION -- The accompanying combined financial statements present on a historical cost basis (see below) the assets, liabilities, revenues, and expenses related to CT Film (a division of Huntsman Polymers Corporation, formerly Rexene Corporation) and Rexene Corporation Limited (a wholly-owned subsidiary of Huntsman Polymers Corporation, formerly Rexene Corporation) (collectively, the Company) which includes the operations that will be included in the proposed sale by Huntsman Polymers Corporation to Huntsman Packaging Corporation (Packaging) pursuant to a pending Asset Purchase Agreement (the Agreement) (see Note 2). Packaging is a wholly-owned subsidiary of Huntsman Corporation (Huntsman). On August 27, 1997, a subsidiary of Huntsman merged with Rexene Corporation (Rexene), with Rexene being the surviving entity. Immediately after the merger, Rexene changed its name to Huntsman Polymers Corporation). Accordingly, the historical cost basis used to present the accompanying combined financial statements is the basis of Rexene.

   DESCRIPTION OF THE BUSINESS -- The Company produces plastic films for the converter, personal care/medical and agricultural films markets in North America and the United Kingdom. The following is a summary of the Company's significant accounting policies.

   PRINCIPLES OF COMBINATION -- The combined financial statements include the accounts of CT Film and Rexene Corporation Limited. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

   USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   CARRYING VALUE OF LONG-TERM ASSETS -- The Company evaluates the carrying value of long-term assets based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

   INVENTORY -- Inventory consists principally of finished film products and the raw materials necessary to produce them. Inventory is carried at the lower of cost (on a first-in first-out basis) or market.

   PLANT AND EQUIPMENT -- Plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Land improvements ..............          20 years
Buildings and improvements  ....          20 years
Tools, molds, and dies .........         3-15 years
Machinery and equipment ........         3-15 years
                                   Shorter of the term of
Leasehold improvements .........   lease or economic life

   CASH AND CASH EQUIVALENTS -- For the purposes of the combined statement of cash flows, the Company considers cash in checking accounts and in short-term highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

                                    CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                           REXENE CORPORATION LIMITED
 (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)

   FINANCIAL INSTRUMENTS -- The carrying amounts reported in the combined balance sheet for cash and cash equivalents approximate fair value because of CORPORATION) the immediate or short-term maturity of these financial instruments. The carrying amount of the note receivable approximates fair value because the interest rate of the note approximates comparable notes.

   INCOME TAXES -- The Company uses the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. During 1996, CT Film's operations were included in the consolidated U.S. income tax return of Rexene and Rexene Corporation Limited filed a separate tax return in the United Kingdom. For purposes of preparing the combined financial statements, CT Film's income tax provision is determined on a "separate return basis".

   ENVIRONMENTAL EXPENDITURES -- Environmental related restoration and remediation costs are recorded as liabilities when site restoration and environmental remediation and clean-up obligations are either known or considered probable, and the related costs can be reasonably estimated. Other environmental expenditures, that are principally maintenance or preventative in nature, are recorded when expended and expensed or capitalized as appropriate.

   FOREIGN CURRENCY TRANSLATION -- The accounts of Rexene Corporation Limited are translated into U.S. dollars in the accompanying combined financial statements. Assets and liabilities are translated at rates prevailing at the balance sheet date. Revenues, expenses, gains, and losses are translated at a weighted average rate for the period. Cumulative translation adjustments are recorded as an adjustment to equity and are presented as a component of Huntsman Polymers Corporation's investment in the Company (see Note 6).

   The following financial information relating to foreign operations in the United Kingdom has been included in the combined financial statements (in thousands):

Assets........ $23,717
Liabilities ..    2,455
Sales.........    7,686
Net Loss......   (3,807)

   Transaction gains and losses on amounts payable in currencies other than the Company's functional currencies are recognized in the statement of operations. During the year ended December 31, 1996, Rexene Corporation Limited recognized a transaction gain of $1,576,000.

2. SALE TO HUNTSMAN PACKAGING CORPORATION

   Pursuant to the terms of the Agreement, Packaging has agreed to acquire the packaging business of Huntsman Polymers Corporation, including specified assets and liabilities of the Company, for a purchase price of $70 million in cash. The consummation of the purchase is subject to customary closing conditions.

                                    CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                           REXENE CORPORATION LIMITED
  (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                  CORPORATION)

 3. INVENTORY

   Inventory consists of the following as of December 31, 1996 (in thousands):

Finished goods........................  $ 9,826
Raw materials.........................   19,060
Work-in-process.......................      427
                                       --------
 Total................................   29,313
Less allowance for obsolete
 inventory............................     (581)
                                       --------
Inventory -net........................  $28,732
                                       ========

4. PLANT AND EQUIPMENT

   Plant and equipment consists of the following as of December 31, 1996 (in thousands):

Land and improvements.............  $  1,330
Buildings and inprovements........    12,648
Tools, molds, and dies............     3,838
Machinery and equipment...........    88,198
Construction in progress..........     1,929
                                   ----------
 Total............................   107,943
Less accumulated depreciation and
 amortization.....................   (21,577)
                                   ----------
Plant and equipment -net .........  $ 86,366
                                   ==========

5. NOTE RECEIVABLE

   The Company sold certain equipment in 1995 and received a note in the amount of $1,550,000. The note bears interest at 10% and is due on March 31, 2003. The terms of the note require interest only payments through December 1997 with quarterly payments of principal and interest ranging from approximately $72,000 to $110,000.

6. HUNTSMAN POLYMERS CORPORATION'S INVESTMENT IN THE COMPANY

   Huntsman Polymers Corporation's investment in the Company consists of the following as of December 31, 1996 (in thousands):

Deferred income tax liability -net .....................................  $ 13,950
Rexene Corporation Limited note payable to Huntsman Polymers
 Corporation............................................................    16,629
Inventory in transit from Huntsman Polymers Corporation ................    (1,855)
Accumulated deficit of Rexene Corporation Limited.......................    (2,931)
Common stock equity of Rexene Corporation Limited.......................     7,701
Cumulative translation adjustment.......................................      (138)
Net intercompany payable to Huntsman Polymers Corporation ..............    86,681
                                                                         ---------
 Total..................................................................  $120,037
                                                                         =========

                                    CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                           REXENE CORPORATION LIMITED
  (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)

 7. INCOME TAXES

   The following is a summary of domestic and foreign provisions for deferred income taxes and a reconciliation of the U.S. statutory income tax rate to the effective income tax rate.

   The deferred income tax benefit for the year ended December 31, 1996 is as follows (in thousands):

Deferred:
   Federal..........................   $(189)
   State............................     (28)
   Foreign..........................    (472)
                                    --------
Total deferred income tax
 benefit............................   $(689)
                                    ========

   The effective income tax rate reconciliation for the year ended December 31, 1996 is as follows (in thousands):

Loss before income tax benefit.....................   $(4,006)
                                                    ----------
Expected tax benefit at U.S. statutory rate of 35%    $(1,402)
Increase (decrease) resulting from:
 Deferred tax asset valuation allowance............     1,012
 State taxes.......................................       (18)
 Foreign rate difference and other (net) ..........      (281)
                                                    ----------
Total deferred income tax benefit..................   $  (689)
                                                    ==========
Effective income tax rate..........................        17%
                                                    ==========

Components of net deferred income tax assets and liabilities, included in Huntsman Polymers Corporation's investment in the Company, as of December 31, 1996, are as follows (in thousands):

                                                                    CURRENT    LONG-TERM
                                                                   --------- -----------
Deferred income tax assets:
 Allowance for doubtful accounts receivable.......................   $  739
 Allowance for obsolete inventory.................................      152
 Net operating loss carryforwards.................................             $  2,906
 Inventory capitalization.........................................      163
 Other............................................................    2,647       1,526
                                                                   --------- -----------
 Total............................................................    3,701       4,432
                                                                   --------- -----------
Deferred income tax liability-tax depreciation in excess of book
 depreciation.....................................................              (21,071)
                                                                             -----------
Deferred tax asset valuation allowance............................               (1,012)
                                                                             -----------
Net deferred income tax asset (liability) -included with Huntsman
 Polymers Corporation's investment in the Company.................   $3,701    $(17,651)
                                                                   ========= ===========

NET OPERATING LOSS CARRYFORWARDS -- The Company has available approximately $8,150,000 and $567,000 of net operating losses available to offset future income taxes in the United Kingdom and United States, respectively. Such operating losses begin to expire in 2010. Due to the uncertainties regarding realization, the Company has established a valuation allowance against part of the net operating loss carryforwards.

                                    CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                           REXENE CORPORATION LIMITED
  (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                  CORPORATION)

8. EMPLOYEE BENEFIT PLANS

DEFINED CONTRIBUTION PLANS -- CT Film employees participate in the Huntsman Polymers Corporation Employee Savings Plan which covers substantially all CT Film employees and Rexene Corporation Limited employees participate in a separate defined contribution plan. Plan participants may elect to make voluntary contributions to this plan up to a specified amount of their compensation. The Company matches a minimum of 25% of the participants' aggregate contributions up to 6% of the participant's base compensation. The Company's contribution to these plans for the year ended December 31, 1996 was insignificant.

DEFINED BENEFIT PLAN -- CT Film employees participate in the Huntsman Polymers Corporation non-contributory defined benefit pension plan which covers substantially all full-time domestic employees. CT Film funds the actuarially determined retirement cost. Contributions are intended to not only provide for benefits attributed to service to date but also for those expected to be earned in the future. The combined accrued net pension expense for the year ended December 31, 1996 includes the following components (in thousands):

Service cost-benefits earned during the year .  $ 327
Interest cost on projected benefit
 obligation...................................    241
Actual return on plan assets..................   (221)
Other.........................................    (24)
                                               -------
 Total accrued pension expense................  $ 323
                                               =======

   The following table sets forth the funded status of the plan as of December 31, 1996 and the amount recognized in the combined balance sheet as of that date (in thousands):

Present value of accumulated benefit obligation:
   Vested........................................................................... $ 2,636
   Nonvested........................................................................     401
                                                                                    ---------
Total............................................................................... $ 3,037
                                                                                    =========
Present value of projected benefit obligation for service rendered to date ......... $ 3,893
Less plan assets at fair value, principally comprised of equity securities and bonds..............................................................................  (3,152)
                                                                                     ---------
Projected benefit obligation in excess of plan assets...............................     741
Unrecognized net loss...............................................................    (495)
Unrecognized prior service cost.....................................................     (97)
                                                                                     ---------
Accrued long-term pension liability.................................................  $  149
                                                                                     =========

   Assumptions used in the actuarial valuation include an increase in future compensation of 4.5%, a discount rate of 7.75%, and an expected rate of return on plan assets of 9% were used.

   POSTRETIREMENT BENEFITS -- CT Film provides certain health care and medical benefits for substantially all of its retired employees. CT Film reimburses retirees for those benefits but does not provide any additional funding for the postretirement benefits.

                                   CT FILM
(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                          REXENE CORPORATION LIMITED
 (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)

   The combined accrued net postretirement benefit expense for the year ended December 31, 1996 includes the following components (in thousands):

Service cost -benefits earned during the year.................  $ 112
Interest cost on accumulated postretirement benefit
 obligation...................................................    137
Other.........................................................   (130)
                                                               -------
Total.........................................................  $ 119
                                                               =======

   The following table sets forth the funded status of the plan as of December 31, 1996 and the amount recognized in the combined balance sheet as of that date (in thousands):

Present value of accumulated postretirement benefit
  obligation:
  Retirees..........................................  $  531
  Fully eligible plan participants..................     469
  Other active plan participants....................   1,195
                                                     -------
Accumulated postretirement benefit obligation ......   2,195
Unrecognized net gain...............................     735
Unrecognized prior service cost.....................     (20)
                                                     -------
Accumulated postretirement benefit obligation ......  $2,910
                                                     =======

   CT Film has not funded any part of the accumulated postretirement benefit obligation.

   The assumed health care cost trend rate used to measure the expected cost of benefits covered by the plan for 1997 is 9%; the rate is assumed to decrease each successive year until it reaches 5.5% in 2003, after which it remains constant. A one percent increase in the assumed health care cost trend rate for each year would not significantly increase the accumulated postretirement benefit obligation as of December 31, 1996. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.75% as of December 31, 1996.

9. RELATED PARTY TRANSACTIONS

   The accompanying combined financial statements include the following transactions with Huntsman Polymers Corporation for the year ended December 31, 1996 (in thousands):

Inventory purchases..........  $29,655
Allocated operating
 expenses....................    2,779
Interest expense.............    1,245

   ADMINISTRATIVE EXPENSES -- As noted above, Huntsman Polymers Corporation allocated administrative expenses to the Company of approximately $2,779,000 for the year ended December 31, 1996. The allocation is for the estimated portion of the total costs incurred by Huntsman Polymers Corporation resulting from services provided to the Company and is included in the combined statement of operations.

10. COMMITMENTS AND CONTINGENCIES

   ENVIRONMENTAL -- The Company's operations are subject to extensive environmental laws and regulations concerning emissions to the air, discharges to surface and subsurface waters, and the generation, handling, storage, transportation, treatment, and disposal of waste materials, as adopted by

                                   CT FILM

(A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                          REXENE CORPORATION LIMITED
 (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)

various governmental authorities in the jurisdictions in which the Company operates. The Company makes every reasonable effort to remain in full CORPORATION) compliance with existing governmental regulations.

   LITIGATION -- The Company is party to litigation and claims arising in the ordinary course of business. Management believes, after consulting with legal counsel, that the liabilities, if any, arising from such litigation and claims will have no material adverse effect on the Company's combined financial statements.

   OPERATING LEASES -- The Company has several noncancelable operating leases, primarily for vehicles, equipment, warehouse, and office space, that expire through 2011. The total expense recorded under all operating lease agreements in the accompanying combined statement of operations is approximately $750,000 for the year ended December 31, 1996.

   Future minimum operating lease payments as of December 31, 1996 are as follows (in thousands):

 Years ending December 31:
 1997................................  $  735
 1998................................     681
 1999................................     498
 2000................................     433
 2001................................     432
Thereafter...........................   3,482
                                      -------
Total future minimum operating lease
 payments............................  $6,261
                                      =======

                                  * * * * * *

                                   CT FILM
  (A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION)
                                      AND

                           REXENE CORPORATION LIMITED
  (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                  CORPORATION)

           COMBINED BALANCE SHEET AS OF JUNE 30, 1997 (IN THOUSANDS)
                                  (UNAUDITED)

 ASSETS
 Cash.............................................  $    858
 Accounts receivable .............................    20,495
 Inventory .......................................    29,759
 Prepaid expenses.................................       218
                                                   ----------
  Total current assets ...........................    51,330
 Property, plant & equipment .....................    83,385
 Note receivable..................................     1,550
                                                   ----------
  TOTAL ..........................................  $136,265
                                                   ----------
LIABILITIES AND HUNTSMAN POLYMERS CORPORATION'S
 INVESTMENT IN THE COMPANY
 Accounts payable ................................  $ 11,186
 Accrued liabilities .............................     2,667
                                                   ----------
  TOTAL CURRENT LIABILITIES ......................    13,853
                                                   ----------
 Accumulated postretirement benefit obligation ...     2,970
 Long-term pension liability .....................       359
                                                   ----------
  TOTAL LIABILITIES ..............................    17,182
                                                   ----------
 HUNTSMAN POLYMERS CORPORATION'S INVESTMENT IN
  THE COMPANY.....................................   119,083
                                                   ----------
  TOTAL...........................................  $136,265
                                                   ==========

                                    CT FILM
 (A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                           REXENE CORPORATION LIMITED
  (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                  CORPORATION)

                        COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (IN THOUSANDS)
                                   (UNAUDITED)

Net Sales ................   $79,353
Cost of Sales ............    74,800
                           ----------
Gross Profit .............     4,553
Total operating expenses       6,174
                           ----------
Operating loss ...........    (1,621)
Interest expense .........       605
                           ----------
Loss before Income Taxes     $(2,226)
Income Tax Benefit .......       348
                           ----------
Net Loss .................   $(1,878)
                           ==========

                                   CT FILM
 (A DIVISION OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE CORPORATION) AND

                          REXENE CORPORATION LIMITED
 (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN POLYMERS CORPORATION, FORMERLY REXENE
                                 CORPORATION)

               NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

1. UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

   The financial information included herein is unaudited; however, the information reflects all adjustments (consisting of normal recurring adjustments) that are, in the opinion of management, necessary to the fair presentation of the consolidated financial position, results of operations, and cash flows for the interim periods. The consolidated financial statements should be read in conjunction with the Notes to Consolidated Financial Statements for the years ended December 31, 1994, 1995, and 1996. The results of operations for the six months ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year.

2. INVENTORIES

   Inventories at June 30, 1997 consisted of the following:

Finished goods  .  $11,118
Work-in-process    $   180
Raw materials  ..  $18,461
                  ---------
Total ...........  $29,759
                  =========

3. ACCOUNTING STANDARDS

   In June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 established standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosure about products and services, geographic areas, and major customers. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997. The Company does not expect the impact of SFAS No. 131 to be material in relation to its financial statements.

   In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general purpose financial statements. SFAS No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The Company does not expect the impact of SFAS No. 130 to be material in relation to its financial statements.

   NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HUNTSMAN PACKAGING. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HUNTSMAN PACKAGING SINCE THE DATE HEREOF NOR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              -----------------

                              TABLE OF CONTENTS

                                               PAGE
Prospectus Summary..........................      1
Risk Factors................................     13
Use of Proceeds.............................     19
The Exchange Offer .........................     20
Capitalization..............................     27
Unaudited Pro Forma Financial Data..........     28
Selected Historical Financial Data..........     32
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations.................................     33
Business....................................     38
Management..................................     51
Ownership of Capital Stock .................     56
Certain Relationships and Related
 Transactions...............................     56
Description of the Credit Facilities .......     57
Description of the Notes and Guarantees ....     59
Certain United States Federal Income
 Tax Considerations ........................     88
Book-Entry; Delivery and Form...............     91
Plan of Distribution .......................     92
Legal Matters...............................     93
Experts ....................................     93
Index to Consolidated Financial Statements .    F-1



   UNTIL       , ALL DEALERS OFFERING TRANSACTIONS IN THE NEW NOTES, WHETHER
OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                  PROSPECTUS

                                [HUNTSMAN LOGO]



                                 $125,000,000



                        HUNTSMAN PACKAGING CORPORATION

                                9 1/8% SENIOR
                         SUBORDINATED NOTES DUE 2007




                                         , 1998

                                    PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following is an estimate of all expenses in connection with the issuance and distribution of the securities being registered hereby:

SEC Registration Fee...............   $37,879
Accountants' fees and expenses ....          *
Attorney's fees and expenses ......          *
Printing expenses..................          *
Miscellaneous......................          *
                                    -----------
Total..............................   $      *
                                    ===========

------------
* To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   As authorized by Sections 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Act, the Company's Bylaws provide that the Company may voluntarily indemnify any individual made a party to a proceeding because the individual is or was a director, officer, employee, fiduciary or agent of the Company, or to a greater extent, if not inconsistent with public policy, if provided for by general or specific action of the Board of Directors, against liability incurred in the proceeding (limited to expenses reasonably incurred by him in connection with such proceeding, which may be advanced by the Company), if the Company, in accordance with the procedures set forth in the Utah Revised Business Corporation Act, has authorized the indemnification and a determination has been made that the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

   The Company's Bylaws further provide that in connection with a proceeding by or in the right of the Company, or in connection with any other proceeding charging that the individual derived an improper benefit, whether or not involving action in the individual's capacity, no indemnification shall be made if the individual was adjudged liable to the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   On September 19, 1997, Huntsman Packaging sold $125,000,000 aggregate principal amount of its 9 1/8% Senior Subordinated Notes due 2007 (the "Old Notes") to BT Alex. Brown Incorporated and Chase Securities Inc. (the "Initial Purchasers") for $125,000,000 less the aggregate discount to Initial Purchasers of $2,850,000. Such transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) of the Securities Act on the basis that such transactions did not involve a public offering. The Old Notes were guaranteed by subsidiaries of Huntsman Packaging, which are the undersigned Registrants. In accordance with the agreement pursuant to which the Initial Purchasers purchased the Old Notes, such Initial Purchasers agreed to offer and sell the Old Notes only within the United States to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and pursuant to offers and sales that occur outside the United States, in compliance with Regulation S under the Securities Act.

   Prior to September 30, 1997, Huntsman Packaging was a wholly-owned subsidiary of Huntsman Corporation. On September 29, 1997, Huntsman Packaging reclassified its issued shares of Huntsman Packaging capital stock as 995,001 shares of Class A Common Stock and 4,999 shares of Class B Common

Stock. Pursuant to an Exchange Agreement, dated as of September 26, 1997, by and among Huntsman Corporation, Jon M. Huntsman and Richard P. Durham and Elizabeth A. Whitsett, as Successor Trustees (the "Trustees") of the Christena Karen H. Durham Trust (the "Trust"), Huntsman Corporation distributed all of Huntsman Packaging's issued 995,001 shares of Class A Common Stock and 4,999 shares of Class B Common Stock to Huntsman and the Trustees, for the benefit of the Trust, in exchange for (i) 1,041,896 shares of Huntsman Corporation Common Stock owned by Jon M. Huntsman and (ii) all 561,021 shares of Huntsman Corporation Common Stock owned by the Trustees, for the benefit of the Trust. On September 30, 1997 Huntsman Packaging was split-off from Huntsman Corporation, subsequent to which Huntsman Packaging became directly owned by Huntsman and members of his family.

   Except for the transactions described above, there have not been any recent sales of unregistered securities by the Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS:


   EXHIBIT
   NUMBER    EXHIBIT
-----------  --------------------------------------------------------------------------------------------
    3.1      Articles of Restatement of the Articles of Incorporation of Huntsman Packaging.*
    3.11     Articles of Organization of Huntsman Deerfield Films Corporation.*
    3.12     Articles of Incorporation of Huntsman United Films Corporation.*
    3.13     Articles of Incorporation of Huntsman Preparatory, Inc.*
    3.14     Articles of Incorporation of Huntsman Container Corporation International.*
    3.15     Articles of Incorporation of Huntsman Packaging Georgia, Inc.*
    3.16     Articles of Incorporation of Huntsman Film Products of Mexico, Inc.*
    3.17     Articles of Incorporation of Huntsman Bulk Packaging Corporation.*
    3.2      Amended and Restated By-Laws of Huntsman Packaging.*
    3.21     By-Laws of Huntsman Deerfield Films Corporation.*
    3.22     Amended and Restated By-Laws of Huntsman United Films Corporation.*
    3.23     By-Laws of Huntsman Preparatory, Inc.*
    3.24     By-Laws of Huntsman Container Corporation International.*
    3.25     By-Laws of Huntsman Packaging Georgia, Inc.*
    3.26     By-Laws of Huntsman Film Products of Mexico, Inc.*
    3.27     By-Laws of Huntsman Bulk Packaging Corporation.*
    4.1      Indenture, dated as of September 30, 1997, between Huntsman Packaging, the Guarantors and
             The Bank of New York.*
    4.2      Form of Exchange Notes (included as Exhibit A-2 in Exhibit 4.1).*
    4.3      Registration Rights Agreement, dated as of September 19, 1997, by and among Huntsman
             Packaging, BT Alex. Brown Incorporated and Chase Securities Inc.*
    5.1      Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the
             Exchange Notes to be issued by Huntsman Packaging.**

                                      II-2

   EXHIBIT
   NUMBER    EXHIBIT
-----------  --------------------------------------------------------------------------------------------
     5.2     Opinion of Van Cott, Bagley, Cornwall & McCarthy as to legality of the Exchange Notes to be issued by Huntsman Packaging.**
     5.3     Opinion of Ronald G. Moffitt, Senior Vice President and General Counsel of Huntsman
             Packaging as to legality of the Exchange Notes to be issued by Huntsman Packaging.**
     8.1     Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP, as to the tax consequences of the Exchange Notes to be issued by Huntsman Packaging.
    10.1     Exchange Agreement, dated as of September 26, 1997 by and among Huntsman Corporation and Jon
             M. Huntsman, Richard P. Durham and Elizabeth Whitsett, as Trustees of the Christena Karen H.
             Durham Trust.*
    10.2     First Amended Asset Purchase Agreement, dated as of September 26, 1997, between Huntsman
             Packaging and Huntsman Polymers Corporation.*
    10.3     Credit Agreement, dated September 30, 1997, among Huntsman Packaging, the various lenders party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the
             Lenders.*
    10.4     Guarantee Agreement, dated September 30, 1997, among the subsidiaries of, Huntsman Packaging and The Chase Manhattan Bank, as Administrative Agent for the Lenders.*
    10.5     Security Agreement, dated as of September 30, 1997, among Huntsman Packaging, each subsidiary of Huntsman Packaging party thereto and The Chase Manhattan Bank, as Collateral
             Agent for the Secured Parties (as defined therein).*
    10.6     Pledge Agreement, dated September 30, 1997, among Huntsman Packaging, each subsidiary of
             Huntsman Packaging party thereto and The Chase Manhattan Bank, as Collateral Agent for the
             Secured Parties.*
    10.7     Indemnity, Subrogation and Contribution Agreement, dated September 30, 1997, among Huntsman
             Packaging, each subsidiary of Huntsman Packaging party thereto and The Chase Manhattan Bank, as Collateral Agent for the Secured Parties.*
    12.1     Computation of ratio of earnings to fixed charges.
    21.1     Subsidiaries of Huntsman Packaging.
    23.1     Consent of Deloitte & Touche LLP.
    23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
             Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1).
    23.4     Consent of Van Cott, Bagley, Cornwall & McCarthy (included in Exhibit 5.2).
    23.5     Consent of Ronald G. Moffitt, Senior Vice President and General Counsel of Huntsman
             Packaging (included in Exhibit 5.3).
    24.1     Power of Attorney of certain officers and directors of Huntsman Packaging (contained in, and incorporated herein by reference to Page II-5 of this Registration Statement).
    24.2     Power of Attorney of certain officers and directors of Huntsman Deerfield Films
             Corporation.*
    24.3     Power of Attorney of certain officers and directors of Huntsman United Films Corporation.*
    24.4     Power of Attorney of certain officers and directors of Huntsman Preparatory, Inc.*
    24.5     Power of Attorney of certain officers and directors of Huntsman Container Corporation
             International.*
    24.6     Power of Attorney of certain officers and directors of Huntsman Packaging Georgia, Inc.*

                                      II-3

   EXHIBIT
   NUMBER    EXHIBIT
-----------  --------------------------------------------------------------------------------------------
    24.7     Power of Attorney of certain officers and directors of Huntsman Film Products of Mexico,
             Inc.*
    24.8     Power of Attorney of certain officers and directors of Huntsman Bulk Packaging Corporation.*
    25.1     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
             Indenture.
    27.1     Financial Data Schedule.
    99.1     Form of Letter of Transmittal.**
    99.2     Form of Notice of Guaranteed Delivery.**
    99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.**
    99.4     Form of Letter of Clients.**
    99.5     Form of Exchange Agent Agreement.**

 (B)  FINANCIAL STATEMENT SCHEDULES:


      Schedule II--Valuation and Qualifying Accounts for the years ended
      December 31, 1996, 1995 and 1994.*



------------
 * Previously filed.
** To be filed by amendment.


ITEM 17. UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman Packaging Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN PACKAGING CORPORATION
                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Senior Vice President and
                                               General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



        SIGNATURE                              TITLE                               DATE
-----------------------  ------------------------------------------------- -------------------
            *            Director and Chairman of the Board of                January 15, 1998
------------------------ Directors
     Jon M. Huntsman

            *            Director, President and Chief Executive              January 15, 1998
------------------------ Officer
    Richard P. Durham

            *            Director                                             January 15, 1998
------------------------
  Christena H. Durham

/s/ Scott K. Sorensen    Executive Vice President, Chief Financial Officer    January 15, 1998
------------------------ and Treasurer
    Scott K. Sorensen



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman Deerfield Films Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN DEERFIELD FILMS
                                          CORPORATION




                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Senior Vice President and
                                               General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



        SIGNATURE                         TITLE                         DATE
-----------------------  -------------------------------------- -------------------
            *            Director, President and                   January 15, 1998
------------------------ Chief Executive Officer
    Richard P. Durham

            *            Director, Executive Vice President        January 15, 1998
-----------------------  and Chief Operating Officer
      Jack E. Knott

            *            Director, Senior Vice President           January 15, 1998
-----------------------  and General Manager
  Douglas W. Bengtson

            *            Controller, Treasurer and                 January 15, 1998
------------------------ Assistant Clerk
     Daren G. Cottle



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman United Films Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN UNITED FILMS
                                          CORPORATION



                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Senior Vice President and
                                               General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



        SIGNATURE                           TITLE                            DATE
-----------------------  ------------------------------------------- -------------------
            *            Director, President and Chief Executive        January 15, 1998
------------------------ Officer
    Richard P. Durham

            *            Director, Executive Vice President             January 15, 1998
------------------------ and Chief Operating Officer
      Jack E. Knott

            *            Director, Senior Vice President                January 15, 1998
------------------------ and General Manager
  Douglas G. Bengtson

            *            Controller, Assistant Secretary and            January 15, 1998
------------------------ Treasurer
     Daren G. Cottle



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman Preparatory, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN PREPARATORY, INC.



                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Vice President and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



        SIGNATURE                            TITLE                           DATE
------------------------  ------------------------------------------ -------------------
            *             Director and President                        January 15, 1998
-------------------------
    Richard P. Durham

/s/ Ronald G. Moffitt     Director, Vice President and Secretary        January 15, 1998
-------------------------
    Ronald G. Moffitt

            *             Director, Assistant Secretary and             January 15, 1998
------------------------- Treasurer
     Daren G. Cottle



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman Container Corporation International has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN CONTAINER CORPORATION
                                          INTERNATIONAL




                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Senior Vice President and
                                               General Counsel


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



       SIGNATURE                           TITLE                           DATE
----------------------  ------------------------------------------ -------------------
           *            Director, President and                       January 15, 1998
----------------------- Chief Executive Officer
   Richard P. Durham

           *            Director, Executive Vice President and        January 15, 1998
----------------------- Chief Operating Officer
     Jack E. Knott

           *            Director, Senior Vice President and           January 15, 1998
----------------------- General Manager
  N. Brian Stevenson

           *            Controller, Assistant Secretary and           January 15, 1998
----------------------- Treasurer
    Daren G. Cottle



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman Packaging Georgia, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN PACKAGING GEORGIA, INC.




                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Vice President and Secretary

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



        SIGNATURE                             TITLE                             DATE
------------------------  --------------------------------------------- -------------------
            *             Director and President                           January 15, 1998
-------------------------
    Richard P. Durham

/s/ Ronald G. Moffitt     Director, Vice President and Secretary           January 15, 1998
-------------------------
    Ronald G. Moffitt

            *             Director, Controller, Assistant Secretary and    January 15, 1998
------------------------- Treasurer
     Daren G. Cottle



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman Film Products of Mexico, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN FILM PRODUCTS OF MEXICO,
                                          INC.


                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Senior Vice President and
                                               General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



       SIGNATURE                           TITLE                            DATE
----------------------  ------------------------------------------- -------------------
           *            Director, President and Chief Executive        January 15, 1998
----------------------- Officer
   Richard P. Durham

           *            Director, Executive Vice President             January 15, 1998
----------------------  and Chief Operating Officer
     Jack E. Knott

           *            Director, Senior Vice President                January 15, 1998
----------------------  and General Manager
  N. Brian Stevenson

           *            Controller, Assistant Secretary                January 15, 1998
----------------------  and Treasurer
    Daren G. Cottle



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, Huntsman Bulk Packaging Corporation has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, in the State of Utah, on the 15th day of January, 1998.

                                          HUNTSMAN BULK PACKAGING
                                          CORPORATION



                                          By:  /s/ Ronald G. Moffitt
                                               ------------------------------
                                               Ronald G. Moffitt
                                               Senior Vice President and
                                               General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



        SIGNATURE                            TITLE                            DATE
------------------------  ------------------------------------------- -------------------
            *             Director, President and Chief Executive        January 15, 1998
------------------------- Officer
    Richard P. Durham

            *             Director, Senior Vice President                January 15, 1998
------------------------  and General Manager
    N. Brian Stevenson

/s/ Ronald G. Moffitt     Director, Senior Vice President                January 15, 1998
------------------------  and General Counsel
    Ronald G. Moffitt

            *             Controller, Assistant Secretary                January 15, 1998
------------------------  and Treasurer
     Daren G. Cottle



* By: /s/ Ronald G. Moffitt
     ----------------------
      Attorney-in-fact

                                                                   SCHEDULE II

               HUNTSMAN PACKAGING CORPORATION AND SUBSIDIARIES
             (A WHOLLY-OWNED SUBSIDIARY OF HUNTSMAN CORPORATION)

                      VALUATION AND QUALIFYING ACCOUNTS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                (IN THOUSANDS)
-----------------------------------------------------------------------------

                                                 ADDITIONS
                                   BALANCE AT    CHARGED TO
                                    BEGINNING    COSTS AND                  BALANCE AT
DESCRIPTION                          OF YEAR      EXPENSES    DEDUCTIONS    END OF YEAR
--------------------------------  ------------ ------------  ------------ -------------
ACCUMULATED AMORTIZATION OF
 INTANGIBLE ASSETS:
 1996............................    $12,175       $1,613        $ (17)(2)    $13,771
                                  ============ ============  ============ =============
 1995............................    $ 9,439       $2,736                     $12,175
                                  ============ ============  ============ =============
 1994............................    $ 5,646       $3,793                     $ 9,439
                                  ============ ============  ============ =============
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
 1996............................    $ 2,070       $  960        $(212)(1)    $ 2,818
                                  ============ ============  ============ =============
 1995............................    $ 1,553       $1,161        $(644)(1)    $ 2,070
                                  ============ ============  ============ =============
 1994............................    $   444       $1,235        $(126)(1)    $ 1,553
                                  ============ ============  ============ =============

------------
(1) Deductions represent accounts written off against the allowance.
(2) Deduction relates to write-off of goodwill.

                                EXHIBIT INDEX

   EXHIBIT                                                                                            SEQUENTIAL
   NUMBER    EXHIBIT                                                                                   PAGE NO.
-----------  -------------------------------------------------------------------------------------    ----------
     3.1     Articles of Restatement of the Articles of Incorporation of Huntsman Packaging.*
     3.11    Articles of Organization of Huntsman Deerfield Films Corporation.*
     3.12    Articles of Incorporation of Huntsman United Films Corporation.*
     3.13    Articles of Incorporation of Huntsman Preparatory, Inc.*
     3.14    Articles of Incorporation of Huntsman Container Corporation International.*
     3.15    Articles of Incorporation of Huntsman Packaging Georgia, Inc.*
     3.16    Articles of Incorporation of Huntsman Film Products of Mexico, Inc.*
     3.17    Articles of Incorporation of Huntsman Bulk Packaging Corporation.*
     3.2     Amended and Restated By-Laws of Huntsman Packaging.*
     3.21    By-Laws of Huntsman Deerfield Films Corporation.*
     3.22    Amended and Restated By-Laws of Huntsman United Films Corporation.*
     3.23    By-Laws of Huntsman Preparatory, Inc.*
     3.24    By-Laws of Huntsman Container Corporation International.*
     3.25    By-Laws of Huntsman Packaging Georgia, Inc.*
     3.26    By-Laws of Huntsman Film Products of Mexico, Inc.*
     3.27    By-Laws of Huntsman Bulk Packaging Corporation.*
     4.1     Indenture, dated as of September 30, 1997, between Huntsman Packaging, the Guarantors and The Bank of New York.*
     4.2     Form of Exchange Notes (included as Exhibit A-2 in Exhibit 4.1).*
     4.3     Registration Rights Agreement, dated as of September 19, 1997, by and among Huntsman
             Packaging, BT Alex. Brown Incorporated and Chase Securities Inc.*
     5.1     Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the
             Exchange Notes to be issued by Huntsman Packaging.**
     5.2     Opinion of Van Cott, Bagley, Cornwall & McCarthy as to legality of the Exchange Notes to be issued by Huntsman Packaging.**
     5.3     Opinion of Ronald G. Moffitt, Senior Vice President and General Counsel of Huntsman
             Packaging as to legality of the Exchange Notes to be issued by Huntsman Packaging.**
     8.1     Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP, as to the tax
             consequences of the Exchange Notes to be issued by Huntsman Packaging.
    10.1     Exchange Agreement, dated as of September 26, 1997 by and among Huntsman Corporation and Jon M. Huntsman, Richard P. Durham and Elizabeth Whitsett, as Trustees of the
             Christena Karen H. Durham Trust.*
    10.2     First Amended Asset Purchase Agreement, dated as of September 26, 1997, between
             Huntsman Packaging and Huntsman Polymers Corporation.*

   EXHIBIT                                                                                            SEQUENTIAL
   NUMBER    EXHIBIT                                                                                   PAGE NO.
-----------  -------------------------------------------------------------------------------------    ----------
    10.3     Credit Agreement, dated September 30, 1997, among Huntsman Packaging, the various lenders party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative
             Agent for the Lenders.*
    10.4     Guarantee Agreement, dated September 30, 1997, among the subsidiaries of, Huntsman
             Packaging and The Chase Manhattan Bank, as Administrative Agent for the Lenders.*
    10.5     Security Agreement, dated as of September 30, 1997, among Huntsman Packaging, each subsidiary of Huntsman Packaging party thereto and The Chase Manhattan Bank, as
             Collateral Agent for the Secured Parties (as defined therein).*
    10.6     Pledge Agreement, dated September 30, 1997, among Huntsman Packaging, each subsidiary of Huntsman Packaging party thereto and The Chase Manhattan Bank, as Collateral Agent for the Secured Parties.*
    10.7     Indemnity, Subrogation and Contribution Agreement, dated September 30, 1997, among
             Huntsman Packaging, each subsidiary of Huntsman Packaging party thereto and The Chase
             Manhattan Bank, as Collateral Agent for the Secured Parties.*
    12.1     Computation of ratio of earnings to fixed charges.
    21.1     Subsidiaries of Huntsman Packaging.
    23.1     Consent of Deloitte & Touche LLP.
    23.2     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
    23.3     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
    23.4     Consent of Van Cott, Bagley, Cornwall & McCarthy (included in Exhibit 5.2).
    23.5     Consent of Ronald G. Moffitt, Senior Vice President and General Counsel of Huntsman
             Packaging (included in Exhibit 5.3).
    24.1     Power of Attorney of certain officers and directors of Huntsman Packaging (contained in, and incorporated herein by reference to Page II-5 of this Registration Statement).
    24.2     Power of Attorney of certain officers and directors of Huntsman Deerfield Films
             Corporation.*
    24.3     Power of Attorney of certain officers and directors of Huntsman United Films
             Corporation.*
    24.4     Power of Attorney of certain officers and directors of Huntsman Preparatory, Inc.*
    24.5     Power of Attorney of certain officers and directors of Huntsman Container Corporation
             International.*
    24.6     Power of Attorney of certain officers and directors of Huntsman Packaging Georgia,
             Inc.*
    24.7     Power of Attorney of certain officers and directors of Huntsman Film Products of
             Mexico, Inc.*
    24.8     Power of Attorney of certain officers and directors of Huntsman Bulk Packaging
             Corporation.*
    25.1     Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
             Indenture.
    27.1     Financial Data Schedule.
    99.1     Form of Letter of Transmittal.**

   EXHIBIT                                                                                            SEQUENTIAL
   NUMBER    EXHIBIT                                                                                   PAGE NO.
-----------  -------------------------------------------------------------------------------------    ----------
    99.2     Form of Notice of Guaranteed Delivery.**
    99.3     Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other
             Nominees.**
    99.4     Form of Letter of Clients.**
    99.5     Form of Exchange Agent Agreement.**

 (B)  FINANCIAL STATEMENT SCHEDULES:



      Schedule II--Valuation and Qualifying Accounts for the years ended
                   December 31, 1996, 1995 and 1994.*

------------
 * Previously filed.
** To be filed by amendment.